   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 18, 1996
                                                   REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                         ------------------------------

                              VANSTAR CORPORATION

                            VANSTAR FINANCING TRUST
             (Exact name of registrant as specified in its charter)

                DELAWARE                                     7373                                    94-2376431
                DELAWARE                                                                             51-6504920
    (State or other jurisdiction of              (Primary Standard Industrial                     (I.R.S. Employer
     incorporation or organization)              Classification Code Number)                   Identification Number)

                                                                                                      COPY TO:
     H. CHRISTOPHER COVINGTON, ESQ.                                                           STANLEY R. HULLER, ESQ.
         SENIOR VICE PRESIDENT,                                                                    ARTER & HADDEN
     GENERAL COUNSEL AND SECRETARY                                                                1717 MAIN STREET
      5964 WEST POSITAS BOULEVARD              5964 WEST LAS POSITAS BOULEVARD                       SUITE 4100
   PLEASANTON, CALIFORNIA 94588-9012          PLEASANTON, CALIFORNIA 94588-9012               DALLAS, TEXAS 75201-4605
             (510) 734-4000                             (510) 734-4000                             (214) 761-2100
                                              (Address, including zip code, and
                                                          telephone
  (Name, address, including zip code,          number, including area code, of
    and telephone number, including                      registrant's
    area code, of agent for service)             principal executive offices)

                         ------------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the Securities Act), check the following box: /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective Registration Statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                   PROPOSED MAXIMUM
           TITLE OF EACH CLASS OF                AMOUNT TO BE     OFFERING PRICE PER      PROPOSED MAXIMUM          AMOUNT OF
        SECURITIES TO BE REGISTERED               REGISTERED      SHARE OR PER NOTE   AGGREGATE OFFERING PRICE   REGISTRATION FEE
Trust Convertible Preferred Securities of
  Vanstar Financing Trust...................      4,025,000          $55.50(1)(2)        $223,387,500(1)(2)          $67,694
6 3/4% Convertible Subordinated Debentures
  of Vanstar Corporation....................         (3)                  --                     --                     --
Common Stock of Vanstar Corporation.........         (4)                  --                     --                     --
Preferred Securities Guarantee..............         (5)                  --                     --                     --
  Total.....................................      4,025,000              100%               $223,387,500             $67,694

(1) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(c) of the Securities Act.

(2) Exclusive of accrued interest and distributions, if any.

(3) $207,474,200 in aggregate principal amount of 6 3/4% Convertible Subordinated Debentures due 2016 (the "Debentures") of Vanstar Corporation were issued and sold to Vanstar Financing Trust (the "Trust") in connection with the issuance by the Trust of its 6 3/4% Trust Convertible Preferred Securities (the "Preferred Securities"). The Debentures may be distributed, under certain circumstances, to holders of the Preferred Securities for no additional consideration. Pursuant to Rule 457(i) of the Securities Act, no separate filing fee is required in connection with this security.

(4) Such indeterminable number of shares of Vanstar Common Stock as may be issuable upon conversion of the Preferred Securities registered hereunder, including such shares as may be issued pursuant to anti-dilution adjustments.No separate consideration will be received for the Vanstar Common Stock. Pursuant to Rule 457(i) of the Securities Act, no separate filing fee is required in connection with this security.

(5) Pursuant to Rule 457(n) of the Securities Act, no separate filing fee is required in connection with this security.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

INFORMATION CONTAINED IN THIS PROSPECTUS IS SUBJECT TO COMPLETION OR AMENDMENT WITHOUT NOTICE. THESE SECURITIES MAY NOT BE SOLD NOR MAY AN OFFER TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY STATE.

                             SUBJECT TO COMPLETION
                 PRELIMINARY PROSPECTUS DATED NOVEMBER 18, 1996

                4,025,000 TRUST CONVERTIBLE PREFERRED SECURITIES

                            VANSTAR FINANCING TRUST

                 6 3/4% TRUST CONVERTIBLE PREFERRED SECURITIES

                (LIQUIDATION AMOUNT $50 PER PREFERRED SECURITY)
                 GUARANTEED TO THE EXTENT SET FORTH HEREIN BY,
                     AND CONVERTIBLE INTO COMMON STOCK OF,
                              VANSTAR CORPORATION
                                ----------------

    The 6 3/4% Trust Convertible Preferred Securities (the "Preferred Securities") offered hereby represent preferred undivided beneficial interests in the assets of Vanstar Financing Trust, a statutory business trust formed under the laws of the State of Delaware ("Vanstar Financing Trust" or the "Trust"). 3,500,000 Preferred Securities were issued and sold (the "Original Offering") on October 2, 1996 (the "Original Offering Date") and 525,000 Preferred Securities were issued and sold (the "Over-Allotment Offering") by the Trust on October 28, 1996 to the Initial Purchasers (as defined herein) and were simultaneously sold by the Initial Purchasers in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), in the United States to persons reasonably believed by the Initial Purchasers of the Preferred Securities to be "qualified institutional buyers" (as defined in Rule 144A under the Securities Act), to institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and outside the United States to non-U.S. persons in offshore transactions in reliance on Regulation S under the Securities Act. Vanstar Corporation, a Delaware corporation (the "Company" or "Vanstar"), owns all of the common securities (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities") representing undivided beneficial interests in the assets of the Trust. The Trust exists for the sole purpose of issuing the Trust Securities and investing the proceeds thereof in an equivalent principal amount of 6 3/4% Convertible Subordinated Debentures due 2016 (the "Convertible Debentures") issued by the Company. Upon an event of default under the Declaration (as defined herein), the holders of the Preferred Securities will have a preference over the holders of the Common Securities with respect to payments in respect of distributions and payments upon redemption, liquidation and otherwise.

    The Preferred Securities, the Convertible Debentures, the Vanstar common stock, par value $.001 per share (the "Company Common Stock") issuable upon conversion thereof and the associated Guarantee (as defined herein) (collectively, the "Offered Securities") may be offered and sold from time to time by the holders named herein or in any accompanying supplement to this Prospectus (the "Prospectus Supplement") or by their transferees, pledgees, donees or successors pursuant to this Prospectus. The Offered Securities may be sold by the Selling Holders (as defined herein) from time to time directly to purchasers or through agents, underwriters or dealers. See "Plan of Distribution" and "Selling Holders." If required, the names of any such agents or underwriters involved in the sale of the Offered Securities and the applicable agent's commission, dealer's purchase price or underwriter's discount, if any, will be set forth in a Prospectus Supplement. The Selling Holders will receive all of the net proceeds from the sale of the Offered Securities and, in the event of an underwritten offering of the Offered Securities, will pay all underwriting discounts, selling commissions and transfer taxes, if any, applicable to any such sale. The Company is responsible for payment of all other expenses incident to the offer and sale of the Offered Securities. The Selling Holders and any broker/dealers, agents or underwriters which participate in the distribution of the Offered Securities may be deemed to be underwriters within the meaning of the Securities Act, and any commission received by them in a profit on the resale of the Offered Securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. See "Plan of Distribution" for a description of indemnification arrangements.

    Each Preferred Security is convertible at the option of the holder thereof into 1.739 shares of Company Common Stock (equivalent to $28.75 per share of Company Common Stock), subject to adjustment in certain circumstances. The Company Common Stock is listed on the New York Stock Exchange ("NYSE") under the symbol "VST". On November 12, 1996, the last reported sale price of the Company Common Stock on the NYSE Composite Tape was $25.00 per share. The Preferred Securities have been designated for trading on the PORTAL Market since the Original Offering Date. However, Preferred Securities resold pursuant to this Prospectus will no longer be eligible for trading in such PORTAL Market. The Company and the Trust do not currently intend to list the Preferred Securities resold pursuant to this Prospectus on any securities exchange or to seek approval for quotation through any automated quotation system. Accordingly, there can be no assurance as to the development or liquidity of any market for the Preferred Securities resold under this Prospectus.

                                                   (CONTINUED ON FOLLOWING PAGE)
                           --------------------------

THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS"
                             BEGINNING ON PAGE 13.
                           --------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
         SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
               PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                            A CRIMINAL OFFENSE.

                 THE DATE OF THIS PROSPECTUS IS         , 1996.

(CONTINUED FROM FRONT COVER)

    Holders of the Preferred Securities are entitled to receive cumulative cash distributions at an annual rate of 6 3/4% of the liquidation amount of $50 per Preferred Security, accruing from the Original Offering Date, and payable quarterly in arrears on each January 1, April 1, July 1 and October 1, commencing January 1, 1997. See "Description of the Preferred Securities--Distributions." The payment of distributions out of moneys held by the Trust and payments on liquidation of the Trust or the redemption of Preferred Securities, as described below, are guaranteed by the Company (the "Guarantee") to the extent the Trust has funds available therefor as described under Description of the Guarantee. The Guarantee, when taken together with the Company's obligations under the Indenture (as defined herein) pursuant to which the Convertible Debentures were issued and its obligations under the Declaration, including its obligations to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Trust Securities), provides a full and unconditional guarantee of amounts due on the Preferred Securities. The Company's obligations under the Guarantee rank (i) subordinate and junior to all other liabilities of the Company except any liabilities that may be PARI PASSU by their terms, (ii) PARI PASSU in right of payment with the most senior preferred stock issued from time to time by the Company and with any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock or any preferred securities of any affiliate of the Company and (iii) senior to the Company Common Stock. See "Description of the Guarantee." The obligations of the Company under the Convertible Debentures are subordinate and junior in right of payment to Senior Indebtedness (as defined herein) of the Company, which aggregated approximately $113.2 million at October 31, 1996. In addition, the Company's obligations under the Guarantee and the Convertible Debentures are effectively subordinated to all liabilities of its subsidiaries. See "Description of the Convertible Debentures--Subordination" and "Capitalization."

    The distribution rate and the distribution payment dates and other payment dates for the Preferred Securities correspond to the interest rate and interest payment dates and other payment dates for the Convertible Debentures, which are and will continue to be the sole assets of the Trust. If the Company fails to make principal or interest payments on the Convertible Debentures, the Trust will not have sufficient funds to make distributions on the Preferred Securities, in which event the Guarantee will not apply to such distributions until the Trust has sufficient funds available therefor.

    The Company has the right to defer payments of interest on the Convertible Debentures at any time for up to 20 consecutive quarters (each, an "Extension Period"), but not beyond the maturity of the Convertible Debentures. If interest payments are so deferred, distributions on the Preferred Securities also will be deferred. During any Extension Period, distributions will continue to accrue with interest thereon (to the extent permitted by applicable law) at a rate of 6 3/4% per annum compounded quarterly. During any Extension Period, holders of Preferred Securities will be required to include such deferred interest in their gross income for United States Federal income tax purposes in advance of receipt of the cash distributions with respect to such deferred interest payments. Moreover, if a holder of Preferred Securities converts its Preferred Securities into Company Common Stock during any Extension Period, the holder will not receive any cash related to the deferred distributions. There could be multiple Extension Periods of varying lengths throughout the term of the Convertible Debentures (but distributions would continue to accumulate quarterly and accrue interest until the end of any such Extension Period). See "Risk Factors-- Option to Extend Interest Payment Period; Tax Consequences," "Description of the Preferred Securities-- Distributions" and "Description of the Convertible Debentures--Option to Extend Interest Payment Period." The Company has not previously exercised, and does not have any current intention of exercising, its right to defer payments of interest by extending the interest payment period on the Convertible Debentures.

    The Convertible Debentures are redeemable by the Company, in whole or in part, from time to time, on or after October 5, 1999 at the redemption prices set forth herein. The Convertible Debentures may also be redeemed in certain circumstances upon the occurrence of a Tax Event (as defined herein). If the Company redeems the Convertible Debentures, the Trust must redeem the Trust Securities on a PRO RATA basis having an aggregate liquidation amount equal to the aggregate principal amount of the Convertible Debentures so redeemed at a redemption price corresponding to the redemption price of the Convertible Debentures plus accrued and unpaid distributions thereon to the date fixed for redemption. See "Description of the Preferred Securities--Redemption." The Preferred Securities will be redeemed upon the maturity of the Convertible Debentures. In addition, the Trust will be dissolved, except in certain limited circumstances, upon the occurrence of a Tax Event arising from a change in law or a change in legal interpretation regarding tax matters. In certain circumstances involving a Tax Event, the Company will have the right to redeem the Convertible Debentures. The Trust will also be dissolved upon the occurrence of an Investment Company Event (as defined herein). Upon dissolution of the Trust, the Convertible Debentures will be distributed to the holders of the Trust Securities, on a pro rata basis, in lieu of any cash distribution. If the Convertible Debentures are distributed to the holders of the Trust Securities, the Company will use its best efforts to cause the Convertible Debentures to be listed on the NYSE or such other national securities exchange or similar organization on which the Preferred Securities are then listed or quoted. See "Description of the Preferred Securities--Special Event Redemption or Distribution" and "Description of the Convertible Debentures."

    Upon the liquidation, winding up or termination of the Trust, the holders of the Preferred Securities will be entitled to receive for each Preferred Security a liquidation amount of $50 plus accrued and unpaid distributions thereon (including interest thereon) to the date of payment, unless, in connection with such dissolution, Convertible Debentures are distributed to the holders of the Preferred Securities. See "Description of the Preferred Securities--Liquidation Distribution Upon Dissolution."

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy and information statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at Seven World Trade Center, Suite 1300, New York, New York 10048 and at the Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Reports, proxy and information statements and other information filed electronically by the Company with the Commission are available at the Commission's World Wide Web site at http://www.sec.gov. In addition, copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such reports, proxy and information statements and other information concerning the Company may also be inspected at offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

    The Company has filed with the Commission a Registration Statement on Form S-1 (herein together with all amendments and exhibits thereto, called the "Registration Statement") under the Securities Act with respect to the Offered Securities offered by this Prospectus. This Prospectus, which constitutes part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and schedules relating thereto, a certain portion of which have been omitted as permitted by the Rules and Regulations of the Commission. For further information with respect to the Company and the securities offered by this Prospectus, reference is made to the Registration Statement and the exhibits filed as part thereof, which are on file at the offices of the Commission and may be obtained upon payment of the fee prescribed by the Commission, or may be examined without charge at the offices of the Commission or on the Commission's World Wide Web site. Statements contained in this Prospectus as to the contents of any documents referred to are not necessarily complete, and in each such instance, are qualified in all respects by reference to the applicable documents filed with the Commission.

    No separate financial statements of the Trust have been included herein. The Company does not consider that such financial statements would be material to holders of Preferred Securities because (i) all of the voting securities of the Trust are owned, directly or indirectly, by the Company, a reporting company under the Exchange Act, (ii) the Trust has no independent operations and exists for the sole purpose of issuing securities representing undivided beneficial interests in the assets of the Trust and investing the proceeds thereof in the Convertible Debentures issued by the Company and (iii) the obligations of the Trust under the Trust Securities are fully and unconditionally guaranteed by the Company to the extent that the Trust has funds available to meet such obligations. See "Vanstar Financing Trust," "Description of the Convertible Debentures" and "Description of the Guarantee."

               SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES
                         LITIGATION REFORM ACT OF 1995

    Certain of the matters discussed in this Prospectus include forward-looking statements that involve risks and uncertainties. Among the risks and uncertainties to which the Company is subject are the risks inherent in the Company's substantial indebtedness, the fact that the Company has experienced significant fluctuations in revenues and operating results, the Company's relationship to and business dealings with and with regard to Merisel FAB, Inc., the risks associated with managing the Company's inventory in light of product life cycles and technological change, the Company's relationship with its significant customers, intense price competition in the Company's markets and the Company's dependence upon its key vendors. As a result, the actual results realized by the Company could differ materially from the statements made herein. Potential investors in this offering are cautioned not to place undue reliance on the forward-looking statements made in this Prospectus, which speak only as of the date hereof.
                            ------------------------

    This Prospectus includes product names, trade names and trademarks of Vanstar Corporation and its subsidiaries and other companies.

                                    SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION, INCLUDING "RISK FACTORS" AND THE CONSOLIDATED FINANCIAL STATEMENTS AND NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS. THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS WHICH INVOLVE RISKS AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS MAY DIFFER SIGNIFICANTLY FROM THE RESULTS DISCUSSED IN THE FORWARD-LOOKING STATEMENTS. FACTORS THAT MIGHT CAUSE SUCH A DIFFERENCE INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED IN "RISK FACTORS." SEE "SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995."

                                  THE COMPANY

    The Company is a leading provider of services and products designed to build and manage personal computer ("PC") network infrastructures, primarily for Fortune 1000 companies and other large enterprises. The Company provides customized, integrated solutions for its customers' distributed computing networks by combining a comprehensive offering of value-added services with its expertise in sourcing and distributing PCs, network products, computer peripherals and software from a variety of vendors. These integrated solutions are designed to support the customer's client/server environments throughout its life cycle. The Company refers to these solutions as "Life Cycle Management." Life Cycle Management integrates the offerings of design and consulting, acquisition and deployment, operation and support, and enhancement and migration.

    Large organizations are becoming increasingly dependent on information technology to compete effectively in today's global markets. The decision-making process that organizations face when planning, selecting and implementing information technology solutions is growing more complex, and, as a result, many organizations are outsourcing the management and support of their PC network infrastructure needs. The Company believes that its customers require increasingly sophisticated PC network systems and support infrastructures. The Company seeks to satisfy these requirements while seeking to minimize its customers' internal staff requirements and systems development risk. The Company enhances the delivery of its services and products with proprietary automated systems, such as the Vanstar Navigator, and proprietary process methodologies, such as Horizon, to analyze, design and manage its customers' PC network infrastructures better. The Company's goal, through the use of these systems and methodologies, is to reduce the labor component of PC life cycle management and thereby increase efficiency, reduce costs and make network systems more reliable and easier to use. The Company's service and product offerings are developed, delivered and managed by a technical force of over 3,400 employees nationwide, including a rapidly expanding systems engineering force, which grew from approximately 200 professionals in March 1994 to approximately 1,100 in October 1996.

    The Company believes that certain segments of its industry have begun to consolidate. In order to maintain its position as a leading provider of PC network infrastructure solutions to large businesses, the Company believes that expansion through acquisitions, as well as internal growth, will be necessary. Effective May 24, 1996, the Company consummated the acquisition of certain of the assets and business operations of Dataflex Corporation ("Dataflex"), previously known as the Dataflex Western Region and Dataflex Southwest Region (the "Dataflex Regions"). These Dataflex Regions offer PC product distribution, service and support in the states of Arizona, California, Colorado, Nevada, New Mexico and Utah and reported revenues of approximately $145 million for the fiscal year ended March 31, 1996. Effective September 4, 1996, the Company consummated the acquisition of Mentor Technologies, Ltd., an Ohio limited partnership (the "Mentor Partnership"), providing information technology training and education to individuals and corporations. The Mentor Partnership reported revenues of $5.5 million for its fiscal year ended December 31, 1995. The Company expects, for the foreseeable future, to continue to evaluate other potential acquisition opportunities, and to make additional acquisitions as economic and market conditions, and the availability of attractive candidates, permit. See "Recent Developments."

    In fiscal 1996 and the first three months of fiscal 1997, the Company's operating performance improved over prior periods due to increased professional services and life cycle services revenue, decreased fixed costs as a percentage of revenue as well as cost reduction efforts and operational improvements. In order to achieve its objective of continuing to be a leading provider of PC network infrastructure solutions to large businesses throughout the world, the Company intends to leverage its broad customer base, to develop and enhance its value-added service offerings and to expand its worldwide service capabilities. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

    The principal executive offices of the Company are located at 5964 West Las Positas Boulevard, Pleasanton, California 94588, and its telephone number is
(510) 734-4000.

                                  THE OFFERING

The Issuer.............................  Vanstar Financing Trust, a Delaware statutory business trust. The assets of the Trust consist
                                         solely of the Convertible Debentures.

Securities Offered.....................  4,025,000 6 3/4% Trust Convertible Preferred
                                         Securities, 6 3/4% Convertible Subordinated
                                         Debentures, Company Common Stock issuable upon
                                         conversion thereof, and the associated Guarantee.

Selling Holders........................  The Preferred Securities were originally issued by the Trust and sold by the Initial Purchasers in
                                         transactions exempt from registration under the
                                         Securities Act to (i) "qualified institutional
                                         buyers" pursuant to Rule 144A under the Securities
                                         Act, (ii) institutional "accredited investors"
                                         pursuant to Rule 501(a)(1), (2), (3) or (7) under
                                         the Securities Act or (iii) non-U.S. persons in
                                         offshore transactions under Regulation S
                                         promulgated under the Securities Act. These
                                         purchasers or their transferees, pledgees, donees
                                         or successors may from time to time offer and sell
                                         the Offered Securities pursuant to this Prospectus.
                                         See "Selling Holders." Prior to the resale of
                                         Preferred Securities pursuant to this Prospectus,
                                         each of the Preferred Securities was eligible for
                                         trading in the PORTAL Market. Preferred Securities
                                         sold pursuant to this Prospectus will no longer be
                                         eligible for trading in the PORTAL Market.

Distributions..........................  Distributions on the Preferred Securities have accrued from the Original Offering Date and are
                                         payable at the annual rate of 6 3/4% of the
                                         liquidation preference of $50 per Preferred
                                         Security. Subject to the distribution deferral
                                         provisions described below, distributions will be
                                         payable quarterly in arrears on each January 1,
                                         April 1, July 1 and October 1, commencing January
                                         1, 1997. Corporate holders of Preferred Securities
                                         will not be entitled to a dividends-received
                                         deduction.

Option to Extend Distribution Payment    The ability of the Trust to pay distributions on
  Period...............................  the Preferred Securities is solely dependent on its receipt of interest payments on the Convertible
                                         Debentures. The

                                         Company has the right at any time, and from time to
                                         time, to defer the interest payments due on the
                                         Convertible Debentures for successive periods not
                                         exceeding 20 consecutive quarters for each such
                                         Extension Period. As a consequence of such
                                         extension, quarterly distributions on the Preferred
                                         Securities would be deferred by the Trust (but
                                         would continue to accumulate quarterly and would
                                         accrue interest) until the end of any such
                                         Extension Period. The Company will give written
                                         notice of deferral of an interest payment to the
                                         Trust, and the Trust shall give notice thereof to
                                         the holders of the Preferred Securities. See "Risk
                                         Factors--Option to Extend Interest Payment Period;
                                         Tax Consequences," "Description of the Preferred
                                         Securities--Distributions" and "Description of the
                                         Convertible Debentures--Option to Extend Interest
                                         Payment Period." If an extension of an interest
                                         payment occurs, the holders of the Preferred
                                         Securities will continue to accrue income for
                                         United States Federal income tax purposes in
                                         advance of any corresponding cash distribution.
                                         Moreover, if a holder of Preferred Securities
                                         converts its Preferred Securities into Company
                                         Common Stock during an Extension Period, the holder
                                         will not receive any cash related to the deferred
                                         distributions. See "Risk Factors--Option to Extend
                                         Interest Payment Period; Tax Consequences" and
                                         "Certain United States Federal Income Tax
                                         Considerations--Potential Extension of Interest
                                         Payment Period and Original Issue Discount."

Rights Upon Deferral of                  During any Extension Period, interest on the
  Distributions........................  Convertible Debentures will compound quarterly and quarterly distributions (compounded quarterly at
                                         the distribution rate) will accrue on the Preferred
                                         Securities. The Company has agreed, among other
                                         things, not to declare or pay any dividend on any
                                         class of its capital stock during any Extension
                                         Period, subject to the right of the Company to pay
                                         dividends or distributions in shares of Company
                                         Common Stock on Company Common Stock or on the
                                         preferred stock, par value $.01 per share, of the
                                         Company (the "Preferred Stock"), and to certain
                                         other exceptions. See "Description of the
                                         Convertible Debentures--Option to Extend Interest
                                         Payment Period" and "Description of the
                                         Guarantee--Certain Covenants of the Company."

Conversion into Company Common Stock...  Each Preferred Security is convertible at the option of the holder into shares of Company Common
                                         Stock, at the rate of 1.739 shares of Company
                                         Common Stock for each Preferred Security
                                         (equivalent to a conversion price of $28.75 per
                                         share of Company Common Stock), subject to
                                         adjustment in certain circumstances. The last
                                         reported sale price of Company Common Stock on the
                                         NYSE Composite Tape on November 12, 1996 was $25.00
                                         per share. In connection with any conversion of a
                                         Preferred

                                         Security, the Conversion Agent (as defined herein)
                                         will exchange such Preferred Security for the
                                         appropriate principal amount of Convertible
                                         Debentures and immediately convert such Convertible
                                         Debentures into shares of Company Common Stock. No
                                         fractional shares of Company Common Stock will be
                                         issued as a result of conversion, but in lieu
                                         thereof such fractional interest will be paid by
                                         the Company in cash. See "Description of the
                                         Preferred Securities--Conversion Rights."

Liquidation Amount.....................  Upon any liquidation of the Trust, holders will be entitled to receive $50 per Preferred Security plus
                                         an amount equal to any accrued and unpaid
                                         distributions thereon to the date of payment,
                                         unless Convertible Debentures are distributed to
                                         such holders. See "Description of the Preferred
                                         Securities--Liquidation Distribution Upon
                                         Dissolution."

Redemption.............................  The Convertible Debentures will be redeemable for cash, at the option of the Company, in whole or in
                                         part, from time to time, on or after October 5,
                                         1999 at the prices specified herein. Upon any
                                         redemption of the Convertible Debentures, the
                                         Preferred Securities will be redeemed at the
                                         applicable redemption price. The Preferred
                                         Securities will not have a stated maturity date,
                                         although they will be subject to mandatory
                                         redemption upon the repayment of the Convertible
                                         Debentures at their stated maturity (October 1,
                                         2016), upon acceleration, earlier redemption or
                                         otherwise. See "Description of the Preferred
                                         Securities--Redemption" and "Description of the
                                         Convertible Debentures--Optional Redemption."

Guarantee..............................  The Company has irrevocably guaranteed, to the extent set forth herein, the payment in full of (i)
                                         the distributions on the Preferred Securities to
                                         the extent of funds of the Trust available
                                         therefor, (ii) the amount payable upon redemption
                                         of the Preferred Securities to the extent of funds
                                         of the Trust available therefor and (iii)
                                         generally, the liquidation preference of the
                                         Preferred Securities to the extent of the assets of
                                         the Trust available for distribution to holders of
                                         Preferred Securities. The Guarantee is unsecured
                                         and (i) subordinate and junior to all other
                                         liabilities of the Company except any liabilities
                                         that may be PARI PASSU expressly by their terms,
                                         (ii) PARI PASSU in right of payment with the most
                                         senior preferred stock issued from time to time by
                                         the Company and with any guarantee now or hereafter
                                         entered into by the Company in respect of any
                                         preferred or preference stock or preferred
                                         securities of any affiliate of the Company and
                                         (iii) senior to the Company Common Stock. Upon the
                                         liquidation, dissolution or winding up of the
                                         Company, its obligations under the Guarantee will
                                         rank junior to all of its other liabilities,

                                         except as aforesaid, and, as a result, funds may
                                         not be available for payment under the Guarantee.
                                         See "Risk Factors--Ranking of Obligations Under
                                         Guarantee and Convertible Debentures," "Description
                                         of the Guarantee" and "Description of the
                                         Convertible Debentures-- Subordination."

Voting Rights..........................  Generally, holders of the Preferred Securities do not have any voting rights. See "Description of the
                                         Preferred Securities--Voting Rights."

Tax Event or Investment Company Event    Upon the occurrence of a Tax Event or an Investment
  Redemption or Distribution...........  Company Event (each as defined herein), except in certain limited circumstances, the Issuer Trustees
                                         (as defined herein) shall cause the liquidation of
                                         the Trust and cause the Convertible Debentures to
                                         be distributed to the holders of the Preferred
                                         Securities. In certain circumstances involving a
                                         Tax Event, the Company will have the right to
                                         redeem the Convertible Debentures, in whole (but
                                         not in part), at the applicable redemption price
                                         plus accrued and unpaid interest, in lieu of a
                                         distribution of the Convertible Debentures, in
                                         which event the Trust Securities will be redeemed
                                         at the applicable redemption price. See
                                         "Description of the Preferred Securities-- Special
                                         Event Redemption or Distribution."

Convertible Debentures.................  The Convertible Debentures are unsecured obligations of the Company. The Convertible
                                         Debentures mature on October 1, 2016, and bear
                                         interest at the rate of 6 3/4% per annum, payable
                                         quarterly in arrears. Interest payments may be
                                         extended from time to time by the Company for
                                         successive periods not exceeding 20 consecutive
                                         quarters for each such period (during which
                                         interest will continue to accrue and compound
                                         quarterly). Prior to the termination of any
                                         Extension Period, the Company may further extend
                                         the Extension Period provided that such Extension
                                         Period, together with all previous and further
                                         extensions thereof, may not exceed 20 consecutive
                                         quarters and may not extend beyond the stated
                                         maturity date of the Convertible Debentures. Upon
                                         the termination of any Extension Period and the
                                         payment of all amounts then due, the Company may
                                         commence a new Extension Period, subject to the
                                         preceding sentence. No interest shall be due and
                                         payable during an Extension Period until the end of
                                         such period. During an Extension Period, the
                                         Company and its subsidiaries (other than its
                                         wholly-owned subsidiaries) will be prohibited from
                                         paying dividends on any class of their preferred or
                                         common stock (except for (i) dividends or
                                         distributions in shares of Company Common Stock on
                                         Company Common Stock or on its Preferred Stock,
                                         (ii) purchases or acquisitions of shares of Company
                                         Common Stock made in connection with employee
                                         benefit

                                         plans of the Company or its subsidiaries in the
                                         ordinary course of business or purchases made from
                                         employees or officers pursuant to employment
                                         agreements, subject to certain limitations, (iii)
                                         conversions or exchanges of common stock of one
                                         class into common stock of another class, and (iv)
                                         purchases of fractional interests in shares of the
                                         Company's capital stock pursuant to the conversion
                                         or exchange provisions of any of the Company's
                                         securities being converted or exchanged) and making
                                         certain other restricted payments until quarterly
                                         interest payments are resumed and all accumulated
                                         and unpaid interest (including any interest
                                         thereon) on the Convertible Debentures is made
                                         current. The Convertible Debentures have provisions
                                         with respect to interest, optional redemption and
                                         conversion into the Company Common Stock and
                                         certain other terms substantially similar to those
                                         of the Preferred Securities. See "Description of
                                         the Convertible Debentures."

Form of Preferred Securities...........  Beneficial interests in the Preferred Securities resold pursuant to this Prospectus will be
                                         evidenced by, and transfers thereof will be
                                         effected only through, records maintained by DTC
                                         (as defined herein) in a single, permanent global
                                         security bearing a CUSIP number distinct from the
                                         CUSIP number for the Preferred Securities issued in
                                         the Original Offering and the Over-Allotment
                                         Offering. Except under the limited circumstances
                                         described herein, Preferred Securities in
                                         certificated form will not be issued in exchange
                                         for an interest in the global certificate or
                                         certificates. In the event of a transfer of
                                         securities that were initially issued in fully
                                         registered, certificated form, the holder of such
                                         certificates will be required to exchange them for
                                         interests in the global certificates representing
                                         the number of Preferred Securities transferred. See
                                         "Description of the Preferred
                                         Securities--Book-Entry Only Issuance--The
                                         Depository Trust Company."

Use of Proceeds........................  The Selling Holders will receive all of the proceeds from the sale of the Offered Securities.
                                         Neither Vanstar nor the Trust will receive any
                                         proceeds from the sale of the Offered Securities.

Trading................................  The Company Common Stock is listed on the NYSE under the symbol "VST." Prior to the resale of the
                                         Preferred Securities pursuant to this Prospectus,
                                         each of the Preferred Securities was eligible for
                                         trading in the PORTAL Market. Preferred Securities
                                         sold pursuant to this Prospectus will no longer be
                                         eligible for trading in the PORTAL Market. The
                                         Company and the Trust do not currently intend to
                                         list the Preferred Securities resold pursuant to
                                         this Prospectus on any securities exchange or

                                         to seek approval for quotation through any
                                         automated quotation system. Accordingly, there can
                                         be no assurance as to the development or liquidity
                                         of any market for the Preferred Securities resold
                                         under this Prospectus.

Risk Factors...........................  An investment in the Offered Securities involves a high degree of risk. See "Risk Factors" for a
                                         discussion of certain factors that should be
                                         considered in evaluating an investment in the
                                         Offered Securities.

                      SUMMARY CONSOLIDATED FINANCIAL DATA

    The summary consolidated financial data presented below (other than the unaudited information as of and for the three months ended July 31, 1995 and
1996) have been derived from the consolidated audited financial statements of the Company for the periods indicated. The summary unaudited consolidated financial information as of and for the three months ended July 31, 1995 and 1996, in the opinion of management, reflects all adjustments, consisting only of a normal recurring nature, necessary for a fair presentation of the consolidated financial position and consolidated results of operations for interim periods. The consolidated operating results for the three months ended July 31, 1996 are not necessarily indicative of the results which may be expected for the full fiscal year ending April 30, 1997. All of the following information should be read in conjunction with "Selected Consolidated Financial Data," Management's Discussion" and "Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements (including the Notes thereto) appearing elsewhere in this Prospectus.

                                             FISCAL YEAR ENDED       SEVEN      FISCAL YEAR ENDED    THREE MONTHS ENDED JULY
                                               SEPTEMBER 30,        MONTHS          APRIL 30,                  31,
                                            --------------------  ENDED APRIL  --------------------  ------------------------
                                              1992       1993      30, 1994      1995       1996       1995         1996
                                            ---------  ---------  -----------  ---------  ---------  ---------  -------------
                                                            (IN THOUSANDS, EXCEPT PER SHARE DATA AND RATIOS)
Statement of Operations Data:
  Revenue.................................  $ 787,798  $1,099,813  $ 586,514   $1,385,392 $1,804,813 $ 427,169    $ 559,090
  Cost of revenue.........................    696,518    921,789     489,512   1,174,854  1,559,886    368,274      480,968
  Gross margin............................     91,280    178,024      97,002     210,538    244,927     58,895       78,122
  Selling, general and administrative
    expenses..............................    158,644    181,320      97,436     182,411    201,880     46,362       56,896
  Operating income (loss).................    (76,272)    (3,296)       (434)     28,127     43,047     12,533       21,226
  Interest expense, net...................     20,242     22,196      11,181      25,978     30,265      7,273        5,729
  Income (loss) from continuing
    operations............................    (54,228)   (18,751)     (6,969)      1,268      8,053      3,314        9,763
  Income from discontinued operations.....      2,261     14,505      51,474      --          9,194     --           --
  Net income (loss).......................    (51,967)    (4,246)     44,505       1,268     17,247      3,314        9,763
  Earnings per share (1):
    Continuing operations.................                                          0.04       0.23       0.10         0.23
    Discontinued operations...............                                        --           0.27     --           --
      Total earnings per share............                                          0.04       0.50       0.10         0.23
  Ratio of earnings to fixed charges
    (2)...................................     --         --          --            1.06x      1.32x                   2.95x


                                                                                                          JULY 31, 1996
                                                                                                     ------------------------
                                                                                                      ACTUAL    PRO FORMA (3)
                                                                                                     ---------  -------------
                                                                                                          (IN THOUSANDS)
Balance Sheet Data:
  Working capital.........................                                                           $ 250,767    $ 250,144
  Total assets............................                                                             790,220      790,220
  Current maturities of long-term debt....                                                               1,938        1,938
  Long-term debt, less current
    maturities............................                                                             233,216       38,004
  Company-obligated mandatorily redeemable
    convertible preferred securities of
    financing trust holding solely
    convertible debentures................                                                              --          194,589
  Total stockholders' equity..............                                                             136,816      136,816

------------------------------

(1) Earnings per share for the three months ended July 31, 1995 and the fiscal years ended April 30, 1995 and 1996 give effect to the conversion of all outstanding shares of Preferred Stock and Class B Common Stock into Company Common Stock and the exchange of all outstanding warrants for shares of Company Common Stock in connection with the Company's initial public offering occurring March 11, 1996 (the "IPO") as if the conversion had occurred at the later of the beginning of the period or the issuance date.

(2) The ratio of earnings to fixed charges is computed by dividing (x) the sum of income before provision for income taxes, discontinued operations, extraordinary items and fixed charges, less capitalized interest by (y) fixed charges. Fixed charges consist of interest on all indebtedness, amortization of debt expense and discount or premium related to indebtedness and the interest element of rental expense. Earnings were inadequate to cover fixed charges for the fiscal years ended September 30, 1992 and 1993 and the seven months ended April 30, 1994 in the amount of $96.5 million,
    25.5 million and 11.6 million, respectively.

(3) Pro forma adjustments give effect to (i) the sale of $201.25 million of the Preferred Securities by the Trust less the Initial Purchasers' discount and estimated offering expenses totaling $6.7 million payable by the Company with respect to the Original Offering and the Over-Allotment Offering and
    (ii) the application of the net proceeds therefrom.

                                  RISK FACTORS

    IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS, THE FOLLOWING RISK FACTORS SHOULD BE CONSIDERED CAREFULLY IN EVALUATING THE COMPANY AND ITS BUSINESS BEFORE PURCHASING THE OFFERED SECURITIES. THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS WHICH INVOLVE RISKS AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THE RESULTS DISCUSSED IN THE FORWARD LOOKING STATEMENTS. FACTORS THAT MIGHT CAUSE SUCH A DIFFERENCE INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED BELOW. SEE "SAFE HARBOR STATEMENT UNDER PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995."

SIGNIFICANT FLUCTUATIONS IN REVENUES AND OPERATING RESULTS

    The Company's quarterly and annual revenues and operating results have varied significantly in the past and are likely to continue to do so in the future. Revenues and operating results may fluctuate as a result of the demand for the Company's products and services, the introduction of new hardware and software technologies offering improved features, the introduction of new services by the Company and its competitors, changes in the level of operating expenses, the timing of major service projects, inventory adjustments, competitive conditions and economic conditions generally. In particular, the Company's operating results are highly sensitive to changes in the mix of the Company's product and service revenues, product margins and interest rates. Further, the purchase of the Company's products and services generally involves a significant commitment of capital, with the attendant delays frequently associated with large capital expenditures and authorization procedures within an organization. For these and other reasons, the Company's operating results are subject to a number of significant risks over which the Company has little or no control, including customers' technology life cycle needs, budgetary constraints and internal authorization reviews. In addition, the Company historically has experienced significant revenue fluctuations because of shortages of supply from certain vendors. Shortages of supplies from vendors have previously occurred due primarily to credit limitations placed on the Company. Future limitations of credit by vendors could have a material adverse effect on the Company. In addition, the general availability of certain products, particularly state of the art computing and data communications products, is occasionally restricted. While the Company has not historically experienced significant product supply shortages, other than due to credit restrictions as described above, any such shortages in the future could have a material adverse effect on the Company. The Company is increasing its fixed operating expenses, including a significant increase in personnel, based on anticipated revenue growth. To the extent that increased personnel expenses are incurred prior to related increases in revenues, the Company's operating results may be adversely affected. In addition, in the event that the growth in the Company's business does not meet its expectations, the Company may be unable to adjust its spending levels rapidly enough to avoid an adverse effect upon operating results. Accordingly, the Company believes that period-to-period comparisons of its operating results should not be relied upon as an indication of future performance. In addition, the results of any quarterly period are not necessarily indicative of results to be expected for a full fiscal year. It is possible that in certain future periods, the Company's operating results may be below the expectations of public market analysts and investors. In such event, the price of the Company Common Stock would likely be materially adversely affected. See "Summary--Summary Consolidated Financial Data," "--Dependence on Key Vendors and Product Supply," "Selected Consolidated Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

LIMITED HISTORY OF PROFITABILITY; UNCERTAINTY OF FUTURE RESULTS

    The Company has a limited history of profitability. The Company experienced operating losses in the fiscal years ended September 30, 1992 and 1993 and during the seven months ended April 30, 1994. The Company generated operating income in fiscal 1995 and 1996 and for the three months ended July 31, 1996. The Company derives its revenues from four primary sources: products, networking, support services and other services. The Company has recently increased the focus of its business on the provision of network services and expects to derive an increasingly larger portion of its operating income from the provision of services. If the Company is not successful in implementing its strategy of focusing on sales of services, the Company's operating margins could decline and its ability to maintain profitability could be materially adversely affected. There can be no assurance that the Company will be able to sustain profitability on a quarterly or annual basis in the future. See "Summary--Summary Consolidated Financial Data," "Selected Consolidated Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

SUBSTANTIAL INDEBTEDNESS AND FIXED OBLIGATIONS; DEPENDENCE ON IBMCC; INTEREST
  RATE SENSITIVITY

    The Company's business requires significant working capital to finance product inventory and accounts receivable. Since 1986, the Company has funded its working capital requirement through its Financing Program Agreement (the "Financing Program Agreement") with IBMCC. At October 31, 1996, the outstanding principal balance under the Financing Program Agreement was approximately $245.7 million, out of a total of $300 million in available credit. Borrowings under the line of credit are secured by certain assets of the Company, including accounts receivable, inventory and equipment. The line of credit is currently available through October 31, 1997 and is renewable thereafter for successive six-month periods. The Financing Program Agreement also restricts the ability of the Company to redeem the Convertible Debentures and the ability of the Trust to redeem the Preferred Securities, even upon the occurrence of a Tax Event (as defined below). See "--Limitations of Redemption of Debentures." IBMCC may terminate the Financing Program Agreement at any time upon 90 days' notice to the Company. In the event of such termination, the outstanding borrowings under the Financing Program Agreement mature at the end of the term of the line of credit. Although the entire net proceeds of the Original Offering and the Over-Allotment Offering were used to reduce the Company's outstanding indebtedness under the Financing Program Agreement, such proceeds were not sufficient to retire the entire indebtedness. The Company currently contemplates repayment of a portion of the remaining IBMCC indebtedness with the proceeds of a revolving funding trade receivables securitization facility planned to be consummated during the Company's third fiscal quarter. See "Recent Developments." There can be no assurance that the planned securitization facility will be consummated within the expected time frame, on terms satisfactory to the Company or at all. There can be no assurance that IBMCC will continue to finance the Company's operations, or if such financing is not continued, that the Company will be able to secure additional debt financing.

    Borrowings under the Financing Program Agreement currently bear interest at the average of the prime rate announced by Citibank, N.A., The Chase Manhattan Bank, N.A. and Bank of America National Trust and Savings Association (the "Prime Rate") minus 0.50% (7.75% at October 31, 1996). As a result, the Company's operating results are sensitive to changes in the Prime Rate. An increase in the Prime Rate could have a material adverse effect on the Company's financial condition and results of operations. In addition, there can be no assurance that the Company will be able to generate sufficient operating cash flow to cover required interest and principal payments when due. If the Company is unable to meet interest and principal payments in the future, it may, depending upon the circumstances, seek additional equity or debt financing or attempt to refinance its existing indebtedness, certain of which transactions could be dilutive to the holders of the Company Common Stock. There can be no assurance that sufficient equity or debt financing will be available at all or on terms acceptable to the Company. If the Company were unable to obtain any required alternative or additional financing, it would have a material adverse effect on the Company's business, financial condition and results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

    The Company currently has substantial fixed obligations (including indebtedness) in relation to its stockholders' equity and there can be no assurance that the Company's operating results will be sufficient for payment of all of its fixed obligations. The degree to which the Company is leveraged could have important consequences to holders of the Preferred Securities, including the following: (i) the Company's ability to obtain other financing in the future may be impaired; (ii) a substantial portion of the Company's cash flow from operations must be dedicated to the payment of principal and interest on its indebtedness; and (iii) a high degree of leverage may make the Company more vulnerable to economic downturns and may limit its ability to withstand competitive pressures. The Company's ability to make scheduled payments on or, to the extent not restricted pursuant to the terms thereof, to refinance its indebtedness depends on its financial and operating performance, which is subject to prevailing economic conditions and to financial, business and other factors beyond its control. The Indenture does not limit the amount of additional indebtedness that the Company or any of its subsidiaries can create, incur, assume or guarantee.

RANKING OF OBLIGATIONS UNDER GUARANTEE AND CONVERTIBLE DEBENTURES

    The Company's obligations under the Guarantee rank (i) subordinate and junior to all other liabilities of the Company except any liabilities that may be PARI PASSU expressly by their terms, (ii) PARI PASSU in right of payment with the most senior preferred stock issued from time to time by the Company and with any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock or preferred securities of any affiliate of the Company and (iii) senior to the Company Common Stock. The obligations of the Company under the Convertible Debentures are subordinate and junior in right of payment to Senior Indebtedness of the Company. No payment of principal of (including redemption payments, if any), premium, if any, or interest on, the Convertible Debentures may be made if (i) any Senior Indebtedness of the Company is not paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived, ceased to exist or (ii) the maturity of any Senior Indebtedness of the Company has been accelerated because of a default. At October 31, 1996, Senior Indebtedness of the Company aggregated approximately $113.7 million. There are no terms of the Preferred Securities, the Convertible Debentures or the Guarantee that limit the ability of the Company or its subsidiaries to incur additional indebtedness or liabilities, including indebtedness or liabilities that would rank senior or effectively senior to the Convertible Debentures and the Guarantee. See "Description of the Guarantee--Status of the Guarantee; Subordination" and "Description of the Convertible Debentures--Subordination."

RESTRICTIVE COVENANTS

    The Financing Program Agreement with IBMCC contains significant financial covenants. The Company's ability to meet such covenants is dependent on its financial and operating performance, which is subject, at least in part, to prevailing economic conditions and to financial, business and other factors beyond its control. There can be no assurance that financial results that comply with the restrictive covenants and financial tests in the Financing Program Agreement will be achieved, and the Company's inability to satisfy these covenants, if not waived by IBMCC, could result in a default under such financing arrangement. In the event of such a default, IBMCC could elect to declare all amounts borrowed, together with accrued and unpaid interest, due and payable. If the Company were unable to pay such amounts, IBMCC could proceed against any collateral securing the obligations due to it. If such indebtedness were to be accelerated, there can be no assurance that the assets of the Company would be sufficient to repay in full such indebtedness and other indebtedness of the Company or to pay principal of and interest on the Convertible Debentures in order for the Trust to meet its obligations under the Preferred Securities.

LIMITATIONS ON REDEMPTION OF DEBENTURES

    The Company's ability to redeem the Convertible Debentures for cash, either in connection with an optional redemption on or after October 5, 1999 or in certain circumstances in connection with a Tax Event, is subject to limitations. There can be no assurance that the Company would have sufficient financial resources, or would be able to arrange financing, to pay the applicable redemption price for the Convertible Debentures. In addition, the terms of the Company's Financing Program Agreement with IBMCC presently prohibit the Company from redeeming the Convertible Debentures for cash, even following the occurrence of a Tax Event. In the event a cash redemption by the Company following a Tax

Event were to be prohibited by the terms of the Financing Program Agreement, the Company would be required to bear the burden of the change in tax treatment that triggered the Tax Event. Any future financing arrangement to which the Company becomes a party may contain a similar prohibition. See "--Substantial Indebtedness and Fixed Obligations; Dependence on IBMCC; Interest Rate Sensitivity."

OPTION TO EXTEND INTEREST PAYMENT PERIOD; TAX CONSEQUENCES

    The Company has the right under the Indenture to defer interest payments from time to time on the Convertible Debentures for successive periods not exceeding 20 consecutive quarterly interest periods during which no interest shall be due and payable, PROVIDED, that no such Extension Period may extend beyond the maturity date of the Convertible Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may select a new Extension Period, subject to the requirements described herein. As a consequence of such extension, quarterly distributions on the Preferred Securities would be deferred (although such distributions would continue to accrue with interest thereon compounded quarterly) by the Trust during any such Extension Period. In the event that this right is exercised, then, during such period the Company (i) may not, and shall not allow any of its subsidiaries (other than its wholly-owned subsidiaries) to, declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of their capital stock (except for (a) dividends or distributions in shares of Company Common Stock on Company Common Stock or on its Preferred Stock, (b) purchases or acquisitions of shares of Company Common Stock made in connection with employee benefit plans of the Company or its subsidiaries in the ordinary course of business or pursuant to employment agreements with officers or employees of the Company or its subsidiaries (subject to certain limitations), (c) conversions or exchanges of common stock of one class into common stock of another class and (d) purchases of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of any of the Company's securities being converted or exchanged), (ii) may not, and shall not allow any of its subsidiaries to, make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank PARI PASSU with or junior to the Convertible Debentures, and (iii) may not, and shall not allow any of its subsidiaries to, make any guarantee payments with respect to the foregoing. Prior to the termination of any such Extension Period, the Company may further extend the Extension Period; PROVIDED, that such Extension Period, together with all previous and further extensions thereof, may not exceed 20 consecutive quarters and that such Extension Period may not extend beyond the maturity date of the Convertible Debentures. Consequently, there could be multiple Extension Periods of varying lengths throughout the term of the Convertible Debentures. See "Description of the Preferred Securities-- Distributions" and "Description of the Convertible Debentures--Option to Extend Interest Payment Period."

    Should the Company exercise the right to defer payments of interest on the Convertible Debentures, each holder of Preferred Securities will continue to accrue income (as original issue discount) in respect of the deferred interest allocable to its Preferred Securities for United States Federal income tax purposes, which will be allocated but not distributed to holders of record of Preferred Securities. As a result, each such holder of Preferred Securities will recognize income for United States Federal income tax purposes in advance of the receipt of cash and will not receive the cash from the Trust related to such income if such holder disposes of its Preferred Securities prior to the record date for the date on which distributions of such amounts are made. Moreover, if a holder of Preferred Securities converts its Preferred Securities into Company Common Stock during any Extension Period, the holder will not receive any cash related to the deferred distributions. Should the Company determine to exercise such right in the future, the market price of the Preferred Securities is likely to be affected. A holder that disposes of or converts its Preferred Securities during any Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Preferred Securities. In addition, as a result of the existence of the right to defer interest payments, the market price of the Preferred Securities (which represent an undivided beneficial interest in the Convertible Debentures) may be more volatile than other similar securities where the issuer does not have such rights to defer interest payments. See "Certain United States Federal Income Tax Considerations--Potential Extension of Interest Payment Period and Original Issue Discount."

PROPOSED TAX LEGISLATION

    On March 19, 1996, as part of President Clinton's Fiscal 1997 Budget Proposal, the Treasury Department proposed legislation (the "Proposed Legislation") that, among other things, would treat as equity for United States Federal income tax purposes instruments with a maximum term of more than 20 years that are not shown as indebtedness on the consolidated balance sheet of the issuer. On March 29, 1996, Senate Finance Committee Chairman William V. Roth, Jr. and House Ways and Means Committee Chairman Bill Archer issued a joint statement (the "Joint Statement") indicating their intent that certain legislative proposals initiated by the Clinton administration, including the Proposed Legislation, that may be adopted by either of the tax-writing committees of Congress, would have an effective date that is no earlier than the date of "appropriate Congressional action." Based on the Joint Statement, it is expected that if the Proposed Legislation were enacted, such legislation would not apply to the Convertible Debentures since they were issued prior to the date of any "appropriate Congressional action." There can be no assurance, however, that any proposed legislation enacted after the date hereof will not otherwise adversely affect the tax treatment of the Convertible Debentures. If legislation is enacted that adversely affects the tax treatment of the Convertible Debentures, such legislation could result in the distribution of the Convertible Debentures to holders of the Preferred Securities or, in certain limited circumstances, the redemption of the Convertible Debentures by the Company and the distribution of the resulting cash in redemption of the Preferred Securities. See "Description of the Preferred Securities--Special Event Redemption or Distribution."

RIGHTS UNDER THE GUARANTEE

    The Guarantee Trustee (as defined herein) will hold the Guarantee for the benefit of the holders of the Preferred Securities. The Guarantee guarantees to the holders of the Preferred Securities the payment of (i) any accrued and unpaid distributions that are required to be paid on the Preferred Securities, to the extent the Trust has funds available therefor, (ii) the applicable redemption price with respect to the Preferred Securities called for redemption by the Trust, to the extent the Trust has funds available therefor, and (iii) upon a voluntary or involuntary dissolution, winding up or termination of the Trust (other than in connection with a distribution of the Convertible Debentures to holders of Preferred Securities or a redemption of all of the Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Preferred Securities to the date of payment, to the extent the Trust has funds available therefor, and (b) the amount of assets of the Trust remaining available for distribution to holders of the Preferred Securities upon the liquidation of the Trust. The holders of a majority in liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. Notwithstanding the foregoing, any holder of Preferred Securities may directly institute a legal proceeding directly against the Company to enforce the obligations of the Guarantor under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee, or any other person or entity. If the Company were to default on the obligation to pay amounts payable on the Convertible Debentures, the Trust would lack available funds for the payment of distributions or amounts payable on redemption of the Preferred Securities or otherwise, and in such event holders of the Preferred Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, a holder of the Preferred Securities would be required to rely on the enforcement (1) by the Property Trustee (as defined herein) of its rights, as registered holder of the Convertible Debentures, against the Company pursuant to the terms of the Convertible Debentures or (2) by such holder of Preferred Securities of its right against the Company to enforce payments on the Convertible Debentures. See "Description of the Guarantee" and "Description of the Convertible Debentures." The Declaration provides that each holder of Preferred Securities, by acceptance thereof, agrees to the provisions of the Guarantee and the Indenture.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF PREFERRED SECURITIES

    If a Declaration Event of Default (as defined herein) occurs and is continuing, then the holders of Preferred Securities would rely on the enforcement by the Property Trustee of its rights as the sole holder of the Convertible Debentures against the Company. In addition, the holders of a majority in liquidation amount of the Preferred Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration, including the right to direct the Property Trustee to exercise the remedies available to it under the Indenture as a holder of the Convertible Debentures. If the Property Trustee fails to enforce its rights under the Convertible Debentures, any holder of Preferred Securities may directly institute a legal proceeding against the Company to enforce the Property Trustee's rights under the Convertible Debentures without first instituting any legal proceeding against the Property Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Convertible Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Preferred Securities may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the Convertible Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder (a "Direct Action") on or after the respective due date specified in the Convertible Debentures. In connection with such Direct Action, the Company will be subrogated to the rights of such holder of Preferred Securities under the Declaration to the extent of any payment made by the Company to such holder of Preferred Securities in such Direct Action. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Convertible Debentures. See "Vanstar Financing Trust."

SPECIAL EVENT REDEMPTION OR DISTRIBUTION

    Upon the occurrence of a Tax Event or an Investment Company Act Event (each as defined herein, and each, a "Special Event"), the Trust will be dissolved, except in the limited circumstance described below, with the result that the Convertible Debentures would be distributed to the holders of the Trust Securities in connection with the liquidation of the Trust. In certain circumstances, the Company shall have the right to redeem the Convertible Debentures, in whole (but not in part), in lieu of a distribution of the Convertible Debentures by the Trust, in which event the Trust will redeem the Preferred Securities. See "Description of the Preferred Securities--Special Event Redemption or Distribution."

    Under current United States Federal income tax law, a distribution of Convertible Debentures upon the dissolution of the Trust would not be a taxable event to holders of the Preferred Securities. Upon the occurrence of a Special Event, however, a dissolution of the Trust in which holders of the Preferred Securities receive cash would be a taxable event to such holders. See "Taxation--Receipt of Convertible Debentures or Cash Upon Liquidation of the Trust."

    There can be no assurance as to the market prices for the Preferred Securities or the Convertible Debentures that may be distributed in exchange for Preferred Securities if a dissolution or liquidation of the Trust were to occur. Accordingly, the Preferred Securities that an investor may purchase, or the Convertible Debentures that a holder of Preferred Securities may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby. Because holders of Preferred Securities may receive Convertible Debentures upon the occurrence of a Special Event, prospective purchasers of Preferred Securities also are making an investment decision with regard to the Convertible Debentures and should carefully review all the information regarding the Convertible Debentures contained herein. See "Description of the Preferred Securities-- Special Event Redemption or Distribution" and "Description of the Convertible Debentures--General."

RELATIONSHIP WITH MERISEL FAB, INC.

    The Company provides product distribution services to franchisees and affiliates of Merisel FAB, Inc. ("Merisel FAB") for a fee through its distribution centers pursuant to a distribution services agreement entered into in connection with the sale of the Company's United States franchise business to Merisel FAB in January 1994. Merisel FAB is a wholly-owned subsidiary of Merisel, Inc. ("Merisel") whose common stock is publicly traded (Nasdaq: MSEL) and whose 12.5% senior notes were downgraded from B to CCC+ on April 1, 1996 and to CCC- on August 16, 1996 by Standard & Poors Corporation. Merisel reported losses of $2.82 and $4.75 per share for the fiscal year ended December 31, 1995 and the nine months ended September 30, 1996, respectively. Merisel announced that it has engaged a financial advisor to assist in assessing its strategic options in order to maximize stockholder value and that it is negotiating with its lenders regarding potential non-compliance with certain financial covenants under certain of its loan agreements. Merisel has guaranteed Merisel FAB's obligations under the distribution services agreement. The distribution services agreement expires in April 1997. Approximately 40% of the Company's inventory shipments by dollar volume are made to satisfy its obligations under the distribution services agreement. For the seven months ended April 30, 1994, the fiscal year ended April 30, 1995, the fiscal year ended April 30, 1996 and the three months ended July 31, 1996, revenues derived from Merisel FAB were approximately $6.1 million, $25.0 million, $21.3 million, and $5.6 million respectively, representing approximately 1.0%, 1.8%, 1.2%, and 1.0%, respectively, of total revenue for such periods. Pursuant to its agreement with the Company, Merisel FAB is obligated to pay the Company for its daily purchases within two business days, as a result of which the Company typically carries a receivable balance from Merisel FAB of approximately $9.0 million. Any further deterioration in the business of Merisel FAB's franchisees and affiliates or in Merisel FAB's or Merisel's financial condition, including operating losses of Merisel that may continue beyond its anticipated losses through the third quarter of 1996, could materially adversely affect the Company's ability to sell the inventory it holds to satisfy its obligations under the Merisel distribution and services agreement which would have a material adverse effect on the Company's financial condition and results of operations, and could adversely affect the Company's "other services" revenue. See "--Inventory Management."

DEPENDENCE ON AND NEED TO RECRUIT AND RETAIN KEY MANAGEMENT AND TECHNICAL
  PERSONNEL

    The Company's success depends to a significant extent on its ability to attract and retain key personnel. In particular, the Company is dependent on its senior management team and technical personnel. The Company has significantly expanded its technical staff. The Company employs over 3,400 technical professionals and has expanded its systems engineering force from approximately 200 in March 1994 to approximately 1,100 in October 1996. Competition for such technical personnel is intense and no assurance can be given that the Company will be able to recruit and retain such personnel. The failure to recruit and retain management and technical personnel could have a material adverse effect on the Company's growth, revenues and results of operations. See "Business--Employees" and "Management."

MANAGEMENT OF EXPANDING OPERATIONS AND INCREASED SERVICE FOCUS

    The Company's growth resulting from expanding operations and acquisitions has placed significant demands on the Company's management, operational and technical resources. Furthermore, the Company has increased the focus of its business operations on the provision of network services. Such growth and increased service focus are expected to continue to challenge the Company's sales, marketing, technical and support personnel and senior management. The Company's future performance will depend in part on its ability to manage expanding domestic and international operations and to adapt its operational systems to respond to changes in its business. In particular, the Company's success will depend on its ability to attract, retain and train adequate numbers of technical field personnel and effectively integrate any acquired business operations. The failure of the Company to effectively manage its growth and increased service focus effectively or to train its technical field personnel could have a material adverse effect on the Company's business, financial condition and results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

RISKS ASSOCIATED WITH RAPID TECHNOLOGICAL CHANGE

    The markets for the Company's product and service offerings are characterized by rapidly changing technology and frequent new product and service offerings. The introduction of new technologies can render existing products and services obsolete or unmarketable. The Company's continued success will depend on its ability to enhance existing products and services and to develop and introduce, on a timely and cost-effective basis, new products and services that keep pace with technological developments and address increasingly sophisticated customer requirements. There can be no assurance that the Company will be successful in identifying, sourcing, developing and marketing product and service enhancements or new products and services that respond to technological change, that the Company will not experience difficulties that could delay or prevent the successful development, introduction and marketing of product and service enhancements or new products and services, or that its product and service enhancements and new products and services will adequately meet the requirements of the marketplace and achieve market acceptance. The Company's business, financial condition and results of operations could be materially adversely affected if the Company were to incur delays in sourcing and developing product and service enhancements or new products and services or if such product and service enhancements or new products and services did not gain market acceptance. In addition, the Company has developed proprietary automated systems to enhance the delivery of its services. No assurance can be given that the Company's automated systems will function as anticipated, will result in lower costs to the Company or its customers or will not be rendered obsolete as a result of technological change. See "Business--Automated Systems, Process Methodologies and Technical Personnel."

DEPENDENCE ON KEY VENDORS AND PRODUCT SUPPLY

    A significant portion of the Company's revenue is derived from sales of PC network hardware, peripherals and software, including products of various major vendors. The Company's agreements with those vendors from which it purchases products directly, generally contain provisions for periodic renewals and for termination by the vendor without cause, generally upon relatively short notice. Although the Company believes its vendor relationships are good, there can be no assurance that the Company's relationships will continue as presently in effect. The loss of a major vendor, the deterioration of the Company's relationship with a major vendor or the failure of the Company to establish good relationships with major new vendors as they develop could have a material adverse effect on the Company's business. As is typical in its industry, the Company receives credits from most of its vendors for market development, which are used to offset a portion of the Company's sales and marketing expense. Any change in the availability of these credits could materially adversely affect the Company's operating results at least until the Company made appropriate adjustments in its expense levels. The Company is also dependent, in part, upon vendor financing for working capital requirements. No assurance can be given that vendor financing will continue to be available to the Company on satisfactory terms and conditions, if at all. The failure of the Company to obtain vendor financing on satisfactory terms and conditions could have a material adverse effect on the Company's business, financial condition and results of operations.

    The personal computer industry experiences product supply shortages and customer order backlogs from time to time due to the inability of certain manufacturers to supply certain products on a timely basis. In addition, certain vendors have initiated new channels of distribution that increase competition for the available product supply. There can be no assurance that vendors will be able to maintain an adequate supply of products to fulfill the Company's customer orders on a timely basis. The Company has experienced product supply shortages in the past and expects to experience such shortages from time to time in the future. Failure to obtain adequate product supplies or fulfill customer orders on a timely basis could have a material adverse effect on the Company's business, financial condition and results of operations.

INVENTORY MANAGEMENT

    The personal computer industry is characterized by rapid product improvement and technological change resulting in relatively short product life cycles and rapid product obsolescence, which can place inventory at considerable valuation risk. Although it is industry practice for the Company's suppliers to provide price protection to the Company intended to reduce the risk of inventory devaluation, such policies are subject to change. The Company also has the option of returning, subject to certain limitations, a percentage of its current product inventories each quarter to certain manufacturers as it assesses each product's current and forecasted demand. The amount of inventory that can be returned to suppliers varies under the Company's agreements and such return policies may provide only limited protection against excess inventory. There can be no assurance that suppliers will continue such policies, that unforeseen new product developments will not materially adversely affect the Company or that the Company can successfully manage its existing and future inventories. Approximately 40% of the Company's inventory shipments by dollar volume are made to satisfy its obligations under the distribution services agreement with Merisel FAB. However, virtually all of the inventory maintained by the Company is not customer specific and the Company believes that such inventory can be sold through Merisel FAB franchisees or to other customers or other resellers or, in some cases, returned to the vendor. Any inventory adjustments could materially adversely affect the Company's financial condition and results of operations.

CONCENTRATION OF REVENUES

    During the fiscal years ended April 30, 1995 and 1996, and the quarter ended July 31, 1996, Microsoft Corporation accounted for 10.8%, 12.0% and 12.8%, respectively, of the Company's total revenues for such fiscal periods. During such periods, no other customer accounted for more than 10% of the Company's total revenues. However, during the first three months of fiscal 1997, the Company derived approximately 55% of its revenues from its 50 largest customers. To the extent that the Company is successful in expanding its relationship with new and existing customers among large enterprises such as the Fortune 1000, its revenues may become more concentrated. While the Company seeks to build long-term customer relationships, revenues from any particular customer can fluctuate from period to period due to such customer's purchasing patterns. Any termination or significant disruption of the Company's relationships with any of its principal customers could have a material adverse effect on the Company's business, financial condition and results of operations. In addition, a deterioration in the financial condition of any of its principal customers could expose the Company to the possibility of large accounts receivable write-offs, which would materially adversely affect the Company's financial condition and results of operations. See "Business--Customers."

INTENSE COMPETITION

    The markets in which the Company operates are characterized by intense competition from several types of technical service providers, including mainframe and mid-range computer manufacturers and outsourcers entering the personal computer services marketplace, including Digital Equipment Corporation MultiVendor Services, Electronic Data Systems Corporation, Hewlett-Packard Company Multi-Vendor Services and Integrated Systems Solutions Corporation. Other competitors include VARs, systems integrators and third-party service companies, including AmeriData Technologies, Inc., CompuCom Systems, Inc., DecisionOne, Entex Information Services, InaCom Corp., MicroAge, Inc. and Technology Service Solutions. The Company expects to face further competition from new market entrants and possible alliances between competitors in the future. Certain of the Company's current and potential competitors have greater financial, technical, marketing and other resources than the Company. As a result, they may be able to respond more quickly to new or emerging technologies and changes in customer requirements or to devote greater resources to the development, promotion and sale of their products and services than the Company. No assurance can be given that the Company will be able to compete successfully against current and future competitors. See "Business--Competition."

ABSENCE OF DIVIDENDS

    The Company has never declared or paid any cash dividends on the Company Common Stock and does not presently intend to pay cash dividends on its Common Stock in the foreseeable future. The Company intends to retain future earnings for reinvestment in its business. In addition, the Company's Financing Program Agreement with IBMCC limits the Company's ability to pay cash dividends on its capital stock. See "Market Prices and Dividend Policy."

ACQUISITIONS

    As part of its growth strategy, the Company pursues the acquisition of companies that sell products and services that either complement or expand its existing business. As a result, the Company continually evaluates potential acquisition opportunities, some of which may be material in size and scope. Acquisitions involve a number of special risks, including the diversion of management's attention to the assimilation of the operations and personnel of the acquired companies, the incorporation of acquired products and services into the Company's offerings, adverse short-term effects on the Company's operating results, the amortization of acquired intangible assets, the loss of key employees and the difficulty of presenting a unified corporate image.

    Although the Company is currently in discussions with several acquisition candidates, it is not now a party to any binding commitments or agreements to proceed with regard thereto other than as discussed under "Recent Developments." In addition, the Company anticipates that one or more other acquisition opportunities may become available in the near future. The Company intends to actively pursue existing and future acquisition opportunities. No assurance can be given that the Company will have adequate resources to consummate any acquisition, that any acquisition by the Company will or will not occur, that if any acquisition does occur it will not materially adversely affect the Company or that any such acquisition will be successful in enhancing the Company's business. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

    The Company's ability to consummate acquisitions will be limited by the availability of attractive candidates at appropriate terms, the Company's capital resources and prevailing economic and market conditions. There can be no assurance that the Company will be able to consummate any acquisitions or that, if consummated, such acquisitions will be integrated into the Company's operations successfully and on a timely basis. Similarly, there can be no assurance that any such acquisitions will provide the anticipated economic benefits to the Company.

PROTECTION OF INTELLECTUAL PROPERTY

    The Company seeks to protect its proprietary software, systems and processes through copyright, trademark and trade secret laws and contractual restrictions on disclosure and copying. Despite such measures, it may be possible for unauthorized third parties to copy aspects of the Company's software, systems and processes or to obtain and use information that the Company regards as proprietary. In addition, no assurance can be given that the protective measures taken by the Company will be sufficient to preclude competitors from developing competing or similar proprietary software, systems and processes.

LIMITED VOTING RIGHTS

    Holders of Preferred Securities will have limited voting rights and will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of, the Issuer Trustees. See "Description of the Preferred Securities--Voting Rights."

ABSENCE OF PUBLIC MARKET FOR THE PREFERRED SECURITIES ON RESALE

    Prior to the resale of the Preferred Securities pursuant to this Prospectus, each of the Preferred Securities was eligible for trading in the PORTAL Market. Preferred Securities sold pursuant to this Prospectus will no longer be eligible for trading in the PORTAL Market. Furthermore, the Company and the Trust do not currently intend to list the Preferred Securities resold pursuant to this Prospectus on any securities exchange or to seek approval for quotation through any automated quotation system. Accordingly, there can be no assurance as to the development or liquidity of any market for the Preferred Securities resold pursuant to this Prospectus.

    Although the Initial Purchasers currently make a market in the Preferred Securities, they are not obligated to do so and may discontinue such market making at any time without notice. In addition, such market making activity will be subject to the limits imposed by the Securities Act and the Exchange Act. Accordingly, there can be no assurance that any market for the Preferred Securities will develop or, if one does develop, that it will be maintained. If an active market for the Preferred Securities fails to be sustained, the trading price of such Preferred Securities could be materially adversely affected.

TRADING CHARACTERISTICS OF PREFERRED SECURITIES

    If a trading market for the Preferred Securities develops, such securities may trade at prices that do not fully reflect the value of accrued but unpaid distributions. In addition, as a result of the right of the Company to defer interest payments, the market price of the Preferred Securities (which represent undivided interests in the Convertible Debentures) may be more volatile than other similar securities where the issuer does not have such right to defer interest payments. A holder who disposes of or converts its Preferred Securities between record dates for payments of distributions thereon will be required to include for Federal income tax purposes accrued but unpaid interest on the Convertible Debentures through the date of disposition or conversion in income as ordinary income (I.E., original issue discount), and to add such amount to its adjusted tax basis in its PRO RATA share of the underlying Convertible Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which will include, in the form of original issue discount, all accrued but unpaid interest), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States Federal income tax purposes. See "Certain United States Federal Income Tax Considerations."

SHARES SUBJECT TO SALE; POSSIBLE VOLATILITY OF THE PRICE OF THE COMPANY COMMON
  STOCK

    As of October 31, 1996, there were 41,165,599 shares of the Company Common Stock outstanding, of which 15,987,571 shares were issued in the Company's IPO in March 1996 and were tradeable in the public market without restriction unless acquired by an affiliate of the Company. Of the remaining shares of outstanding Company Common Stock, approximately 19,786,151 shares became eligible for sale without registration pursuant to Rule 144 under the Securities Act (the "Restricted Shares") within the 180 day period subsequent to the effective date of the IPO. An aggregate of 18,337,864 of such Restricted Shares were subject to lock-up agreements restricting the sale of such shares, the substantial majority of which agreements expired or were terminated during the last week of August 1996. Although the sales of certain of the Restricted Shares are subject to volume and other limitations set forth in Rule 144, which generally restrict the number of such shares that can be sold and the manner in which they may be sold, absent other restrictions, such shares may be sold in the public market. In connection with the Original Offering, the directors and certain of the officers and stockholders of the Company holding of record and beneficially approximately 17,891,840 shares of Company Common Stock (including shares subject to exercisable options), entered into agreements (the "New Lock-Ups") restricting their ability to sell or otherwise dispose of shares of the Company Common Stock or any options to purchase any shares of Company Common Stock or any securities convertible or exchangeable therefor, without the prior written consent of Robertson, Stephens & Company LLC. Sales of a substantial number of shares of Company Common Stock in the public market, or the perception that such sales could occur, could materially adversely affect the prevailing market price of the Company Common Stock. The market price of the Company Common Stock may also be subject to wide fluctuations in price and volume in response to quarterly variations in the Company's results of operations, changes in earnings estimates by research analysts, conditions in the personal computer industry or general market or economic conditions. In recent years, the stock market has experienced extreme price and volume fluctuations. These fluctuations have had a substantial effect on the market prices for many technology companies, and often appear unrelated to the operating performance of the specific companies involved. Such market fluctuations could materially adversely affect the market price for the Company Common Stock. See "Market Prices and Dividend Policy," "Security Ownership of Principal Stockholders and Management," "Selling Holders," and "Plan of Distribution."

CONTROL OF THE COMPANY

    As of October 31, 1996, Warburg, Pincus Capital Company, L.P. ("CapCo") which is controlled by Warburg, Pincus & Co. beneficially owned an aggregate of 13,878,401.21 shares of Company Common Stock (representing 33.6% of the issued and outstanding shares of Company Common Stock as of such date). Due to its ownership position, CapCo has significant influence over the management and policies of the Company and, in turn, the Trust. CapCo's ownership position also may render it more difficult for a third party to effect a change of control of the Company without the consent of CapCo and may thereby discourage third parties from any attempt to acquire control of the Company, which could have a material adverse effect on the price of the Company Common Stock. See "Security Ownership of Principal Stockholders and Management."

    Moreover, as of October 31, 1996, the principal stockholders, directors and executive officers of the Company beneficially owned approximately 41.3% of the Company Common Stock. As a result, such stockholders, if they act in concert, may be able to effectively control the election of members of the Company's Board of Directors and generally to exercise control over the Company's corporate actions. See "Security Ownership of Principal Stockholders and Management."

ANTI-TAKEOVER EFFECTS OF UNISSUED PREFERRED STOCK AND DELAWARE LAW

    Certain provisions of the Company's Certificate of Incorporation and Delaware law may be deemed to have an anti-takeover effect. The Company's Certificate of Incorporation provides that the Board of Directors may issue additional shares of common stock or establish one or more classes or series of preferred stock with such designations, relative voting rights, dividend rates, liquidation and other rights, preferences and limitations that the Board of Directors deems appropriate without stockholder approval. In addition, the Company is subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law (the "DGCL"). In general, the statute prohibits a publicly-held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. Each of the foregoing provisions gives the Board of Directors, acting without stockholder approval, the ability to prevent, or render more difficult or costly, the completion of a takeover transaction that stockholders might view as being in their best interests, including a takeover transaction that might result in a premium over the market price for the shares of Company Common Stock.

                                  THE COMPANY

    The Company is a leading provider of services and products designed to build and manage PC network infrastructures. The Company Common Stock was listed on the NYSE following its IPO on March 11, 1996 and trades under the symbol "VST."

    The Company's current business capabilities were developed internally and through acquisitions. These strategic acquisitions included: (i) the acquisition from 1990 through 1992, of 23 of the Company's franchisees, operating in 33 major United States metropolitan markets; (ii) the 1991 acquisition of NYNEX Business Centers; (iii) the 1992 acquisition of the Customer Services Division of TRW, Inc.; and (iv) the 1996 acquisition of the Dataflex Regions. In fiscal 1994, the Company sold its remaining United States franchise business to Merisel FAB, adopted the name Vanstar Corporation, and changed its fiscal year end from September 30 to April 30.

    The Company was incorporated in Delaware in September 1987 under the name ComputerLand Corporation following the acquisition by William Y. Tauscher, CapCo and Richard H. Bard of the majority of the capital stock of the Company's predecessor, IMS Associates, Inc. ("IMS"), which was originally incorporated in 1976. IMS was merged with the Company after such acquisition. At the time of the acquisition, the Company operated and franchised computer retail stores in the United States.

    The executive offices of the Company are located at 5964 West Las Positas Boulevard, Pleasanton, California 94588, and the telephone number of the executive offices is (510) 734-4000.

                            VANSTAR FINANCING TRUST

    The Vanstar Financing Trust is a statutory business trust formed under Delaware law pursuant to (i) the Declaration of Trust dated as of September 25, 1996, as amended by the Amended and Restated Declaration of Trust dated as of October 2, 1996 (the "Declaration") executed by the Company as sponsor of the Trust, and the trustees of the Trust (the "Issuer Trustees") and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on September 25, 1996. The Company owns, directly or indirectly, all of the Common Securities which have an aggregate liquidation amount equal to 3% of the total capital of the Trust. The Common Securities of the Trust rank PARI PASSU, and payments will be made thereon PRO RATA, with the Preferred Securities, except that, upon the occurrence and during the continuance of an event of default under the Declaration, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. The assets of the Trust consist entirely of the Convertible Debentures. The Trust exists for the exclusive purpose of (i) issuing and selling the Trust Securities representing undivided beneficial interests in the assets of the Trust, (ii) investing the gross proceeds of the Preferred Securities in the Convertible Debentures and (iii) engaging in only those other activities necessary or incidental thereto.

    Pursuant to the Declaration, the number of Issuer Trustees is currently five. Three of the Issuer Trustees (the "Regular Trustees") are individuals who are employees or officers of or who are otherwise affiliated with the Company. The fourth trustee is a financial institution that is unaffiliated with the Company (the "Property Trustee"). The fifth trustee is an entity unaffiliated with the Company that maintains its principal place of business in the State of Delaware (the "Delaware Trustee"). The Property Trustee also serves as Delaware Trustee. Jeffrey S. Rubin, Leslie J. Alvarez and John J. Dunican, Jr. currently serve as the Regular Trustees. Wilmington Trust Company, a Delaware banking corporation, currently acts as Property Trustee and as Delaware Trustee and will continue in such capacities until, in each case, removed or replaced by the holder of the Common Securities. Wilmington Trust Company also currently acts as trustee under the Guarantee (the "Guarantee Trustee") and as trustee under the Indenture (the "Indenture Trustee").

    The Property Trustee holds title to the Convertible Debentures for the benefit of the holders of the Trust Securities, and the Property Trustee has the power to exercise all rights, powers and privileges under the Indenture as the holder of the Convertible Debentures. In addition, the Property Trustee maintains exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments made in respect of the Convertible Debentures for the benefit of the holders of the Trust Securities. The Guarantee Trustee holds the Guarantee for the benefit of the holders of the Preferred Securities. The Company, as the holder of all the Common Securities, currently has the right to appoint, remove or replace any of the Issuer Trustees and to increase or decrease the number of trustees; PROVIDED that the number of trustees shall be at least three; PROVIDED, FURTHER that at least one trustee shall be a Delaware Trustee, at least one trustee shall be a Property Trustee (which may also be the Delaware Trustee) and at least one trustee shall be a Regular Trustee. The Company has agreed to pay all fees and expenses related to the Trust and the offering of the Preferred Securities. See "Description of the Convertible Debentures."

    The rights of the holders of the Preferred Securities, including economic rights, rights to information and voting rights, are as set forth in the Declaration and the Delaware Business Trust Act, as amended (the "Trust Act"). See "Description of the Preferred Securities." The Declaration, the Indenture and the Guarantee also incorporate by reference the terms of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Declaration, the Indenture and the Guarantee will be qualified under the Trust Indenture Act upon effectiveness of the Registration Statement to which this Prospectus forms a part.

    The place of business and the telephone number of the Trust are the principal executive offices and telephone number of the Company. See "The Company."

                              ACCOUNTING TREATMENT

    For financial reporting purposes, the Trust will be treated as a subsidiary of the Company and, accordingly, the accounts of the Trust will be included in the consolidated financial statements of the Company. The Preferred Securities will be presented as a separate line item in the consolidated balance sheet of the Company entitled "Company-obligated mandatorily redeemable convertible preferred securities of financing trust holding solely convertible debentures" and appropriate disclosures about the Preferred Securities, the Guarantee and the Convertible Debentures are included in the notes to the Company's consolidated financial statements. For financial reporting purposes, the Company will record distributions payable on the Preferred Securities as a financing charge to earnings in the Company's consolidated statement of income.

                       MARKET PRICES AND DIVIDEND POLICY

    The Company Common Stock began trading publicly on the NYSE under the symbol "VST" effective March 11, 1996. The following table sets forth, for the periods indicated, the range of high and low closing sales prices for the Company Common Stock on the NYSE since March 11, 1996.

                                                                                   HIGH        LOW
                                                                                  -------    -------
Fiscal Year Ended April 30, 1996
  Fourth Quarter (March 11, 1996 through April 30, 1996)......................... $15        $ 9 3/8
Fiscal Year Ending April 30, 1997
  First Quarter..................................................................  17 1/8     13 3/4
  Second Quarter.................................................................  29         16 3/4
  Third Quarter (through November 12, 1996)......................................  25         23 3/8

    As of October 31, 1996, there were approximately 335 holders of record of the Company Common Stock. On November 12, 1996, the last sale price reported on the NYSE for the Company Common Stock was $25.00 per share.

    The Company has never declared or paid any cash dividends on the Company Common Stock and does not presently intend to pay cash dividends on the Company Common Stock in the foreseeable future. The Company intends to retain future earnings for reinvestment in its business. The Company's Financing Program Agreement with IBMCC limits the Company's ability to declare or pay cash dividends on the Company Common Stock. See "Risk Factors--Restrictive Covenants." Any determination to declare or pay cash dividends in the future will be at the discretion of the Company's Board of Directors and will be dependent upon the Company's results of operations, financial condition, contractual restrictions and other factors deemed relevant at the time by the Company's Board of Directors.

    Distributions on the Preferred Securities have accrued from the Original Offering Date and are payable at the annual rate of 6 3/4% of the liquidation amount of $50 per Preferred Security. Subject to the Company's right to defer interest payments on the Convertible Debentures and the attendant deferral of distributions on the Preferred Securities, distributions on the Preferred Securities will be payable quarterly in arrears on each January 1, April 1, July 1 and October 1, commencing January 1, 1997. In the event the Company's interest payment deferral option is exercised, then, during such period, the Company may not, among other things, declare or pay dividends on, or make distributions with respect to, its capital stock except dividends or distributions in shares of Company Common Stock on Company Common Stock or on its Preferred Stock.

                                 CAPITALIZATION

    The following table sets forth (i) the consolidated capitalization and cash and cash equivalents of the Company at July 31, 1996 and (ii) the unaudited pro forma consolidated capitalization and cash and cash equivalents of the Company at July 31, 1996 as adjusted to give effect to the sale of $201.25 million of Convertible Debentures to the Trust and the application of the net proceeds therefrom (after deducting the Initial Purchasers' discount and estimated offering expenses payable by the Company with respect to the Original Offering and the Over-Allotment Offering). This table should be read in conjunction with the Consolidated Financial Statements (including the Notes thereto) appearing elsewhere in this Prospectus.

                                                                                        JULY 31, 1996
                                                                           ---------------------------------------
                                                                                         PRO FORMA
                                                                             ACTUAL    ADJUSTMENTS(2)   PRO FORMA
                                                                           ----------  --------------  -----------
                                                                            (IN THOUSANDS, EXCEPT PER SHARE DATA)
Cash and cash equivalents................................................  $   13,674   $    --         $  13,674
                                                                           ----------  --------------  -----------
                                                                           ----------  --------------  -----------
Current maturities of long-term debt.....................................       1,938        --             1,938
Long-term debt, less current maturities..................................     233,216       (195,212)      38,004
                                                                           ----------  --------------  -----------
    Total long-term debt.................................................     235,154       (195,212)      39,942
                                                                           ----------  --------------  -----------
Company-obligated mandatorily redeemable convertible preferred securities
  of financing trust(1)..................................................      --            194,589      194,589
Stockholders' equity:
  Common stock; $.001 par value; 100,000,000 shares authorized,
    40,475,144 shares issued and outstanding.............................          40        --                40
  Additional paid-in capital.............................................     115,097        --           115,097
  Retained earnings......................................................      21,679        --            21,679
                                                                           ----------  --------------  -----------
    Total stockholders' equity...........................................     136,816        --           136,816
                                                                           ----------  --------------  -----------
      Total capitalization...............................................  $  371,970   $       (623)   $ 371,347
                                                                           ----------  --------------  -----------
                                                                           ----------  --------------  -----------

------------------------

(1) For financial reporting purposes, the Trust will be treated as a subsidiary of the Company and, accordingly, the accounts of the Trust will be included in the consolidated financial statements of the Company. Transactions between the Company and the Trust, including those relating to the Convertible Debentures, will be eliminated for consolidated financial reporting. See "Accounting Treatment."

(2) Pro forma adjustments give effect to (i) the sale of $201.25 million of Preferred Securities by the Trust less the Initial Purchasers' discount and estimated offering expenses totaling $6.7 million payable by the Company with respect to the Original Offering and the Over-Allotment Offering, and
    (ii) the application of the net proceeds therefrom.

                      SELECTED CONSOLIDATED FINANCIAL DATA

    The selected consolidated financial data presented below for the years ended April 30, 1996 and 1995, and the seven months ended April 30, 1994, and the year ended September 30, 1993 were derived from the audited consolidated financial statements, which are included elsewhere in this Prospectus. The selected consolidated financial data presented below for the years ended September 30, 1992 and 1991 were derived from audited consolidated financial statements of the Company, which are not included in this Prospectus. The selected consolidated financial data presented below for the three months ended July 31, 1995 and 1996 are unaudited but have been prepared on the same basis as the audited consolidated financial statements and, in the opinion of management, includes all adjustments, consisting only of normal recurring adjustments, which the Company considers necessary for a fair presentation of the financial information set forth therein. The results of operations for the three months ended July 31, 1996 are not necessarily indicative of results that may be expected for the Company's fiscal year ending April 30, 1997. This selected consolidated financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements (including the Notes thereto) appearing elsewhere in this Prospectus.

                                                                             SEVEN
                                          FISCAL YEAR ENDED SEPTEMBER 30,   MONTHS       FISCAL YEAR ENDED     THREE MONTHS ENDED
                                                                             ENDED           APRIL 30,              JULY 31,
                                          -------------------------------  APRIL 30,   ----------------------  ------------------
                                            1991      1992        1993       1994         1995        1996       1995      1996
                                          --------  ---------  ----------  ---------   ----------  ----------  --------  --------
                                                             (IN THOUSANDS, EXCEPT PER SHARE DATA AND RATIOS)
Income Statement Data:
  Revenue...............................  $213,738  $ 787,798  $1,099,813  $586,514    $1,385,392  $1,804,813  $427,169  $559,090
  Cost of revenue.......................   180,141    696,518     921,789   489,512     1,174,854   1,559,886   368,274   480,968
  Gross margin..........................    33,597     91,280     178,024    97,002       210,538     244,927    58,895    78,122
  Selling, general and administrative
    expenses............................    48,485    158,644     181,320    97,436       182,411     201,880    46,362    56,896
  Operating income (loss)...............   (14,888)   (76,272)     (3,296)     (434)       28,127      43,047    12,533    21,226
  Interest expense, net.................    11,019     20,242      22,196    11,181        25,978      30,265     7,273     5,729
  Income (loss) from continuing
    operations..........................   (15,803)   (54,228)    (18,751)   (6,969)        1,268       8,053     3,314     9,763
  Income from discontinued operations...    25,320      2,261      14,505    51,474        --           9,194     --        --
  Net income (loss).....................     9,517    (51,967)     (4,246)   44,505         1,268      17,247     3,314     9,763
  Earnings per share(1):
    Continuing operations...............                                                     0.04        0.23      0.10      0.23
    Discontinued operations.............                                                   --            0.27     --        --
      Total earnings per share..........                                                     0.04        0.50      0.10      0.23
  Shares used in computing earnings per
    share(1)............................                                                   32,486      34,250    33,030    43,141
  Ratio of earnings to fixed
    charges(2)..........................               --          --         --             1.06x       1.32x               2.95x

                                               SEPTEMBER 30,                      APRIL 30,
                                      -------------------------------  -------------------------------  JULY 31,
                                        1991       1992       1993       1994       1995       1996       1996
                                      ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                   (IN THOUSANDS, EXCEPT PER SHARE DATA AND RATIOS)
Balance Sheet Data:
  Working capital (deficit).........  $ (14,554) $(107,441) $(114,902) $ (73,511) $ 267,852  $ 315,742  $ 250,767
  Total assets......................    598,730    700,035    576,279    610,458    705,295    803,365    790,220
  Short-term borrowings.............    158,124    227,692    194,660    262,783     --         --         --
  Current maturities of long-term
    debt............................      6,836     14,898     23,190     12,788      7,685      1,759      1,938
  Long-term debt, less current
    maturities......................     46,630     32,219     13,017      6,732    337,750    293,007    233,216
  Redeemable preferred stock and
    accrued dividends...............      3,559      3,986      4,464      4,777     --         --         --
  Total stockholders' equity........     56,049        684     13,584     24,797     22,589    127,053    136,816

------------------------------

(1) Earnings per share for the three months ended July 31, 1995 and the fiscal years ended April 30, 1995 and 1996 give effect to the conversion of all outstanding shares of Preferred Stock and Class B Common Stock into Company Common Stock and the exchange of all outstanding warrants for shares of Company Common Stock in connection with the Company's IPO as if the conversion had occurred at the later of the beginning of the period or the issuance date.

(2) The ratio of earnings to fixed charges is computed by dividing (x) the sum of income before provision for income taxes, discontinued operations, extraordinary items and fixed charges, less capitalized interest by (y) fixed charges. Fixed charges consist of interest on all indebtedness, amortization of debt expense and discount or premium related to indebtedness and the interest element of rental expense. Earnings were inadequate to cover fixed charges for the fiscal years ended September 30, 1992 and 1993 and the seven months ended April 30, 1994 in the amount of $96.5 million, $25.5 million and $11.6 million, respectively.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    THIS MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS AND OTHER PARTS OF THIS PROSPECTUS CONTAIN FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS MAY DIFFER SIGNIFICANTLY FROM THE RESULTS DISCUSSED IN THE FORWARD-LOOKING STATEMENTS. FACTORS THAT MIGHT CAUSE SUCH A DIFFERENCE INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED IN "RISK FACTORS." SEE "SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995."

RESULTS OF OPERATIONS

    The Company's four primary sources of revenue are: product, professional services, life cycle services and other services. The Company refers to the integration of its product and service offerings designed to provide customized solutions to support its customers' PC network infrastructure throughout its life cycle as "Life Cycle Management." Product revenue is primarily derived from the sale of computer hardware, software, peripherals and communications devices manufactured by third parties and sold by the Company. During the first quarter of fiscal year 1997, the Company realigned its service offerings to position itself to better meet its customers' growing need to gain control of the management and the escalating cost of distributed computing network infrastructures. Professional services (formerly networking) revenue is derived from network installation, enhancement and migration plus consulting services to plan, design, manage, and implement new client/server technologies. Life cycle services (formerly support services) revenue is derived from desktop support services which encompass customized service, enhancement, and support solutions required as a result of customer's outsourcing the ownership and management of client/ server environments. Desktop support services integrates the services of desktop support, help desk, repair and maintenance, asset management, and desktop installation. Other services revenue is primarily derived from fees earned on the distribution services agreement with Merisel FAB and training and education services. Pursuant to the distribution services agreement, the Company provides product distribution to franchisees and affiliates of Merisel FAB (see
Note 2 of Notes to Consolidated Financial Statements).

    The Company disposed of most of its franchise business during 1994. The largest of these sales occurred on January 31, 1994, when the Company sold certain assets and liabilities of its United States franchise business, including all domestic franchise agreements, Datago distribution agreements and the right to the "ComputerLand" name and trademark within the United States to Merisel FAB (see Note 2 of Notes to Consolidated Financial Statements).

    In April 1994, the Company changed its fiscal year from September 30 to April 30. Therefore, the Company is using annualized information for the seven months ended April 30, 1994 ("1994") for purposes of comparison to the year ended April 30, 1995 ("1995") and the year ended September 30, 1993 ("1993"). The annualized information for the period ended April 30, 1994 does not represent actual operating results that would have been achieved for a full fiscal year.

    The following tables set forth for the periods indicated, the Company's (i) total revenue, gross margin and gross margin percentage by revenue source, (ii) selling, general and administrative expenses in total and as a percentage of total revenue and (iii) operating income (loss) in total and as a percentage of total revenue.

                                          FISCAL YEAR                   FISCAL YEAR ENDED     THREE MONTHS ENDED
                                             ENDED      SEVEN MONTHS        APRIL 30,              JULY 31,
                                         SEPTEMBER 30,   ENDED APRIL   --------------------  --------------------
                                             1993         30, 1994       1995       1996       1995       1996
                                         -------------  -------------  ---------  ---------  ---------  ---------
                                                                      (IN THOUSANDS)
Revenue:
  Product..............................   $   935,165     $ 490,576    $1,187,392 $1,578,298 $ 374,083  $ 490,065
  Services:
    Professional services..............        15,652         9,829       31,842     58,127     10,855     21,698
    Life cycle services................       143,553        76,785      131,194    138,418     33,484     38,939
    Other services.....................         5,443         9,324       34,964     29,970      8,747      8,388
                                         -------------  -------------  ---------  ---------  ---------  ---------
      Total revenue....................   $ 1,099,813     $ 586,514    $1,385,392 $1,804,813 $ 427,169  $ 559,090
                                         -------------  -------------  ---------  ---------  ---------  ---------
                                         -------------  -------------  ---------  ---------  ---------  ---------
GROSS MARGIN:
  Product..............................   $   110,651     $  53,261    $ 113,513  $ 147,894  $  34,200  $  48,472
  Services:
    Professional services..............         7,525         3,291       13,111     23,013      4,899      8,417
    Life cycle services................        57,320        33,001       55,053     49,131     12,423     14,485
    Other services.....................         2,528         7,449       28,861     24,889      7,373      6,748
                                         -------------  -------------  ---------  ---------  ---------  ---------
      Total gross margin...............   $   178,024     $  97,002    $ 210,538  $ 244,927  $  58,895  $  78,122
                                         -------------  -------------  ---------  ---------  ---------  ---------
                                         -------------  -------------  ---------  ---------  ---------  ---------
GROSS MARGIN PERCENTAGE:
  Product..............................          11.8%         10.9%         9.6%       9.4%       9.1%       9.9%
  Services:
    Professional services..............          48.1%         33.5%        41.2%      39.6%      45.1%      38.8%
    Life cycle services................          39.9%         43.0%        42.0%      35.5%      37.1%      37.2%
    Other services.....................          46.4%         79.9%        82.5%      83.0%      84.3%      80.4%
                                         -------------  -------------  ---------  ---------  ---------  ---------
      Total gross margin percentage....          16.2%         16.5%        15.2%      13.6%      13.8%      14.0%
                                         -------------  -------------  ---------  ---------  ---------  ---------
                                         -------------  -------------  ---------  ---------  ---------  ---------
  Selling, general and administrative
    expenses...........................   $   181,320     $  97,436    $ 182,411  $ 201,880  $  46,362  $  56,896
  % of total revenue...................          16.5%         16.6%        13.2%      11.2%      10.9%      10.2%
  Operating income (loss)..............   $    (3,296)    $    (434)   $  28,127  $  43,047  $  12,533  $  21,226
  % of total revenue...................          (0.3)%        (0.1)%        2.0%       2.4%       2.9%       3.8%

THREE MONTHS ENDED JULY 31, 1996 AS COMPARED TO THREE MONTHS ENDED JULY 31, 1995

    PRODUCT. Revenue increased 31.0% to $490.1 million for the three months ended July 31, 1996 from $374.1 million for the three months ended July 31, 1995. This increase relates primarily to increased sales to new and existing customers due to successful sales and marketing efforts and increased sales resulting from the acquisition of the Dataflex Regions. Gross margin increased 41.7% to $48.5 million for the three months ended July 31, 1996 from $34.2 million for the three months ended July 31, 1995. Gross margin percentage increased to 9.9% for the three months ended July 31, 1996 from 9.1% for the three months ended July 31, 1995.

    PROFESSIONAL SERVICES (FORMERLY NETWORKING). Revenue increased 99.9% to $21.7 million for the three months ended July 31, 1996 from $10.9 million for the three months ended July 31, 1995. This increase reflects the increased customer demand for the Company's value-added PC network services offered, as large corporate customers continued to transition to new higher performance technologies and client/ server networks. Gross margin increased 71.8% to $8.4 million for the three months ended July 31, 1996 from $4.9 million for the three months ended July 31, 1995. Gross margin percentage decreased to 38.8% for the three months ended July 31, 1996 from 45.1% for the three months ended July 31, 1995. The decrease in gross margin percentage resulted from an increase in transitional training and deployment costs reflecting the Company's continued commitment to hire and train additional systems engineers to support Microsoft NT.

    LIFE CYCLE SERVICES (FORMERLY SUPPORT SERVICES). Revenue increased 16.3% to $38.9 million for the three months ended July 31, 1996 from $33.5 million for the three months ended July 31, 1995. This increase reflects the increase in demand for the Company's overall life cycle service offerings which more than offset a decline in repair and maintenance services attributable to improved product reliability and a shift by vendors to extended warranty programs. Gross margin increased 16.6% to $14.5 million for the three months ended July 31, 1996 from $12.4 million for the three months ended July 31, 1995. Gross margin percentage remained relatively constant at 37.2% for the three months ended July 31, 1996 as compared to 37.1% for the three months ended July 31, 1995.

    OTHER SERVICES. Revenue decreased 4.1% to $8.4 million for the three months ended July 31, 1996 from $8.7 million for the three months ended July 31, 1995. Gross margin decreased 8.5% to $6.7 million for the three months ended July 31, 1996 from $7.4 million for the three months ended July 31, 1995. Gross margin percentage decreased to 80.4% for the three months ended July 31, 1996 from 84.3% for the three months ended July 31, 1995. These declines were primarily the result of a negotiated reduction in the distribution fees from Merisel FAB.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased 22.7% to $56.9 million for the three months ended July 31, 1996 from $46.4 million for the three months ended July 31, 1995. Selling, general and administrative expenses as a percentage of revenue decreased to 10.2% for the three months ended July 31, 1996 from 10.9% for the three months ended July 31, 1995. This decrease is a result of higher product and professional service revenues that more than offset the associated increase in fixed costs as well as cost reduction efforts and operational improvements.

    OPERATING INCOME. Operating income increased 69.4% to $21.2 million for the three months ended July 31, 1996 from $12.5 million for the three months ended July 31, 1995. This increase was the result of the increase in gross margin percentage coupled with a decrease in selling, general and administrative expenses as a percentage of total revenue. Operating income as a percentage of total revenue increased to 3.8% for the three months ended July 31, 1996 from 2.9% for the three months ended July 31, 1995.

    INTEREST. Interest expense is incurred primarily on borrowings to support the working capital requirements of the product business and the Merisel FAB distribution services agreement. Interest expense decreased 25.1% to $6.6 million for the three months ended July 31, 1996 from $8.8 million for the three months ended July 31, 1995 due to lower average borrowings and interest rates.

    TAXES. The effective tax rate for the three months ended July 31, 1996 of 37% was different than the U.S. statutory rate of 35% due to state tax provisions. At July 31, 1996 and April 30, 1996, the Company has recorded net deferred tax assets of $25.6 million and $31.3 million, respectively. The full realization of the deferred tax assets carried at July 31, 1996 is dependent upon the Company achieving future pretax earnings, prior to the expiration of the net operating loss carryforwards, of $69.2 million. The net operating loss carryforwards expire in the years 2000 through 2010. Management believes that sufficient income will be generated from operations to realize the net deferred tax assets.

YEAR ENDED APRIL 30, 1996 AS COMPARED TO THE YEAR ENDED APRIL 30, 1995

    PRODUCT. Revenue increased 32.9% to $1.6 billion for the year ended April 30, 1996 from $1.2 billion for the year ended April 30, 1995 as a result of the Company's successful sales and marketing efforts and strengthened market position. Gross margin increased 30.3% to $147.9 million for the year ended April 30, 1996 from $113.5 million for the year ended April 30, 1995. Gross margin percentage decreased to 9.4% for the year ended April 30, 1996 from 9.6% for the year ended April 30, 1995 due to the Company's emphasis on larger customers which resulted in lower gross margin percentages but higher sales volumes that more than offset the associated increase in distribution costs.

    PROFESSIONAL SERVICES (FORMERLY NETWORKING). Revenue increased 82.5% to $58.1 million for the year ended April 30, 1996 from $31.8 million for the year ended April 30, 1995. This increase reflects the increased customer demand for the Company's value-added PC network service offerings. Gross margin increased 75.5% to $23.0 million for the year ended April 30, 1996 from $13.1 million for the year ended April 30, 1995. Gross margin percentage decreased to 39.6% for the year ended April 30, 1996 from 41.2% for the year ended April 30, 1995 due to increased investments in systems engineers.

    LIFE CYCLE SERVICES (FORMERLY SUPPORT SERVICES). Revenue increased 5.5% to $138.4 million for the year ended April 30, 1996 from $131.2 million for the year ended April 30, 1995. This increase reflects the growth in support services related to increased product sales which more than offset a decline in repair and maintenance services attributable to improved product reliability and a shift by vendors to extended warranty programs. Gross margin decreased 10.8% to $49.1 million for the year ended April 30, 1996 from $55.1 million for the year ended April 30, 1995. Gross margin percentage decreased to 35.5% for the year ended April 30, 1996 from 42.0% for the year ended April 30, 1995, as a result of startup costs associated with newly obtained contracts.

    OTHER SERVICES. Revenue decreased 14.3% to $30.0 million for the year ended April 30, 1996 from $35.0 million for the year ended April 30, 1995. The decrease was the result of a negotiated reduction in the distribution fee from Merisel FAB and reduced demand for the Company's training services. Gross margin decreased to $24.9 million for the year ended April 30, 1996 from $28.9 million for the year ended April 30, 1995 while the gross margin percentage remained relatively constant.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased 10.7% to $201.9 million for the year ended April 30, 1996 from $182.4 million for the year ended April 30, 1995. Selling, general and administrative expenses as a percentage of total revenue decreased to 11.2% for the year ended April 30, 1996 from 13.2% for the year ended April 30, 1995. This decrease is due to higher volumes of product and networking revenue that more than offset the increase in associated fixed costs as well as cost reduction efforts to consolidate administrative functions and centralize branches.

    OPERATING INCOME. Operating income increased 53.0% to $43.0 million for the year ended April 30, 1996 from $28.1 million for the year ended April 30, 1995. Operating income as a percentage of total revenue increased to 2.4% for the year ended April 30, 1996 from 2.0% for the year ended April 30, 1995 as the decrease in selling, general and administrative expenses as a percentage of total revenue more than offset the decrease in the total gross margin percentage.

    INTEREST. Interest expense is incurred primarily on borrowings to support the working capital requirements of the products line of business and the Merisel FAB distribution services agreement. Interest expense increased 10.0% to $35.8 million for the year ended April 30, 1996 from $32.6 million for the year ended April 30, 1995 due principally to higher average borrowings during fiscal year 1996 related to increased inventory levels and receivable balances as a result of the significant growth in products revenue. Interest income decreased 15.8% to $5.5 million from $6.6 million as the Company was paid in full on a significant note receivable during the first quarter of fiscal year 1996.

    TAXES. The effective tax rate for the year ended April 30, 1996 of 37.0% and 1995 of 41.0% was different than the U.S. statutory rate of 35.0% primarily due to state tax provisions.

FISCAL YEAR ENDED APRIL 30, 1995 AS COMPARED TO THE ANNUALIZED SEVEN MONTHS
  ENDED APRIL 30, 1994

    PRODUCT. Revenue increased 41.2% in 1995 from 1994, primarily because cash generated from the sale of the Company's U.S. franchise business enabled the Company to meet increased customer demand through improved product stocking levels. Gross margin increased 24.3% in 1995 from 1994 while the gross margin percentage decreased to 9.6% in 1995 from 10.9% in 1994. This decrease was the result of the

Company's emphasis on larger customers which resulted in lower gross margin percentages but higher sales volumes that more than offset the associated increase in distributed costs.

    PROFESSIONAL SERVICES (FORMERLY NETWORKING.) Revenue increased 89.0% in 1995 from 1994 due to a significant increase in the Company's capacity to meet increased demand for value-added networking services. This increase in capacity was a result of the Company's investments in hiring and training systems engineers in prior periods. Gross margin increased 132.4% in 1995 from 1994. Gross margin percentage increased to 41.2% in 1995 from 33.5% in 1994 as a result of the increased utilization of the Company's systems engineers.

    LIFE CYCLE SERVICES (FORMERLY SUPPORT SERVICES.) Revenue decreased 0.3% in 1995 from 1994. Gross margin decreased 2.7% in 1995 from 1994. Gross margin percentage decreased to 42.0% in 1995 from 43.0% in 1994, as a result of annual wage rate increases which were not offset by increased revenue.

    OTHER SERVICES. Revenue increased 118.7% in 1995 from 1994. This increase is primarily attributable to the fees derived from the Merisel FAB distribution services agreement, which began in February 1994. Gross margin increased 126.0% in 1995 from 1994. Gross margin percentage increased to 82.5% in 1995 from 79.9% in 1994 resulting from an increase in revenue without a commensurate increase in cost of services.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased 9.2% in 1995 from 1994. Selling, general and administrative expenses as a percentage of total revenue decreased to 13.2% in 1995 from 16.6% in 1994, due to the cost reduction efforts to consolidate sales administration activities and to the effect of higher volumes of product and networking that more than offset the increase in associated fixed costs.

    OPERATING INCOME (LOSS). Operating income increased to $28.1 million in 1995 from an operating loss in 1994 as the decline in selling, general and administrative expenses as a percentage of total revenue and the increase in networking gross margin percentage more than offset the decline in the products gross margin percentage.

    INTEREST. Interest expense increased 48.5% in 1995 from 1994 due principally to higher borrowings related to increased inventory levels and receivable balances as a result of the significant growth in products revenue, combined with increases in the prime rate throughout calendar 1994. Interest income during 1994 consisted primarily of earnings on a long-term note receivable. Interest income during 1995 consisted primarily of early pay discounts.

    TAXES. The effective tax rate for 1995 of 41.0% and 1994 of 40.0% was different than the U.S. statutory rate of 35.0% primarily due to the state tax provision and benefit, respectively.

ANNUALIZED SEVEN MONTHS ENDED APRIL 30, 1994 AS COMPARED TO THE FISCAL YEAR
  ENDED SEPTEMBER 30, 1993

    PRODUCT. Revenue decreased 10.1% in 1994 from 1993 primarily due to limitations on product stocking levels resulting from working capital constraints. Gross margin decreased 17.5% in 1994 from 1993. Gross margin percentage also decreased to 10.9% in 1994 from 11.8% in 1993.

    PROFESSIONAL SERVICES (FORMERLY NETWORKING.) Revenue increased 7.7% in 1994 from 1993 due to the increased demand for the Company's high-end, value-added networking services. Gross margin decreased 25.0% in 1994 from 1993. Gross margin percentage declined to 33.5% in 1994 from 48.1% in 1993 as a result of costs associated with hiring and training new systems engineers in anticipation of the future growth in networking revenue.

    LIFE CYCLE SERVICES (FORMERLY SUPPORT SERVICES.) Revenue decreased 8.3% in 1994 from 1993 due to the elimination by the Company of several large contracts. Gross margin decreased 1.3% in 1994 from 1993.

Gross margin percentage increased to 43.0% in 1994 from 39.9% in 1993, due to higher utilization of field engineers.

    OTHER SERVICES. Revenue increased 193.7% in 1994 from 1993 due to the inclusion of fees derived from the Merisel FAB distribution services agreement. Gross margin significantly increased in 1994 from 1993. Gross margin percentage increased to 79.9% in 1994 from 46.4% in 1993 due to the implementation of the Merisel FAB distribution services agreement.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses decreased 7.9% in 1994 from 1993. Selling, general and administrative expenses as a percentage of total revenue increased slightly to 16.6% in 1994 from 16.5% in 1993.

    OPERATING LOSS. The operating loss was significantly reduced in 1994 from 1993 as the increase in other services gross margin percentage due to the new Merisel FAB agreement more than offset the decrease in products and networking gross margin.

    INTEREST. Interest expense decreased 4.9% in 1994 from 1993. Interest income during 1994 and 1993 consisted primarily of earnings on a long-term note receivable.

    TAXES. The effective income tax rate for the seven months ended April 30, 1994 of 40.0% was different than the U.S. statutory rate of 35.0% due primarily to the state tax provision. The effective tax rate for 1993 of 26.4% was lower than the U.S. statutory rate of 34.0% primarily due to unbenefitted current year losses partially offset by state tax benefits.

QUARTERLY OPERATING RESULTS

    The following table sets forth the unaudited operating results for each of the four quarters in fiscal 1995 and fiscal 1996 and for the first quarter of fiscal 1997. In the opinion of management, this information has been prepared on the same basis as the audited consolidated financial statements and includes all necessary adjustments (consisting only of normal recurring adjustments) that the Company considers necessary to present fairly such information. The table should be read in conjunction with the audited consolidated financial statements of the Company and notes thereto incorporated by reference in this Prospectus. The Company's quarterly results have in the past been subject to fluctuations and, as a result, the operating results for any quarter are not necessarily indicative of results for any future period.

                                                            QUARTER ENDED
                                          --------------------------------------------------
                                          JULY 31,  OCT. 31,  JAN. 31,  APRIL 30,   JULY 31,
                                            1994      1994      1995      1995        1995
                                          --------  --------  --------  ---------   --------
                                                (IN THOUSANDS, EXCEPT PER SHARE DATA)
REVENUE:
  Product...............................  $251,618  $289,819  $303,171  $342,784    $374,083
  Services:
    Professional services...............     6,247     7,552     8,508     9,535      10,855
    Life cycle services.................    32,562    32,361    32,587    33,684      33,484
    Other services......................     9,382     8,822     8,587     8,173       8,747
                                          --------  --------  --------  ---------   --------
      Total revenue.....................   299,809   338,554   352,853   394,176     427,169
                                          --------  --------  --------  ---------   --------
COST OF GOODS SOLD:
  Product...............................   226,040   262,745   275,011   310,083     339,883
  Services:
    Professional services...............     3,604     4,018     5,124     5,985       5,956
    Life cycle services.................    18,754    18,933    18,425    20,029      21,061
    Other services......................     1,625     1,592     1,549     1,337       1,374
                                          --------  --------  --------  ---------   --------
      Total cost of goods sold..........   250,023   287,288   300,109   337,434     368,274
                                          --------  --------  --------  ---------   --------
Gross margin............................    49,786    51,266    52,744    56,742      58,895
  Selling, general and administrative
    expenses(1).........................    44,189    44,778    45,610    47,834      46,362
                                          --------  --------  --------  ---------   --------
Operating income (loss).................     5,597     6,488     7,134     8,908      12,533
  Interest expense, net.................    (5,568)   (6,006)   (7,006)   (7,398)     (7,273)
                                          --------  --------  --------  ---------   --------
Income (loss) from continuing operations
  before taxes..........................        29       482       128     1,510       5,260
  Income tax benefit (provision)........       (12)     (197)      (52)     (620)     (1,946)
  Gain on disposal of discontinued
    businesses..........................     --        --        --        --          --
                                          --------  --------  --------  ---------   --------
NET INCOME (LOSS).......................  $     17  $    285  $     76  $    890    $  3,314
                                          --------  --------  --------  ---------   --------
                                          --------  --------  --------  ---------   --------
Earnings (loss) per share:(2)
  Continuing operations.................  $  --     $   0.01  $  --     $   0.03    $   0.10
  Discontinued operations                    --        --        --        --          --
                                          --------  --------  --------  ---------   --------
TOTAL EARNINGS (LOSS) PER SHARE.........     --     $   0.01     --     $   0.03    $   0.10
                                          --------  --------  --------  ---------   --------
                                          --------  --------  --------  ---------   --------


                                          OCT. 31,  JAN. 31,  APRIL 30,   JULY 31,
                                            1995      1996      1996        1996
                                          --------  --------  ---------   --------

REVENUE:
  Product...............................  $389,030  $391,130  $424,055    $490,065
  Services:
    Professional services...............    13,561    16,514    17,197      21,698
    Life cycle services.................    34,031    34,758    36,145      38,939
    Other services......................     8,506     4,460     8,257       8,388
                                          --------  --------  ---------   --------
      Total revenue.....................   445,128   446,862   485,654     559,090
                                          --------  --------  ---------   --------
COST OF GOODS SOLD:
  Product...............................   352,433   354,876   383,212     441,593
  Services:
    Professional services...............     7,223    10,161    11,774      13,281
    Life cycle services.................    21,940    21,683    24,603      24,454
    Other services......................     1,180     1,252     1,275       1,640
                                          --------  --------  ---------   --------
      Total cost of goods sold..........   382,776   387,972   420,864     480,968
                                          --------  --------  ---------   --------
Gross margin............................    62,352    58,890    64,790      78,122
  Selling, general and administrative
    expenses(1).........................    46,772    76,891    31,855      56,896
                                          --------  --------  ---------   --------
Operating income (loss).................    15,580   (18,001)   32,935      21,226
  Interest expense, net.................    (7,721)   (8,557)   (6,714)     (5,729)
                                          --------  --------  ---------   --------
Income (loss) from continuing operations
  before taxes..........................     7,859   (26,558)   26,221      15,497
  Income tax benefit (provision)........    (2,908)    9,827    (9,700)     (5,734)
  Gain on disposal of discontinued
    businesses..........................     --        9,194     --          --
                                          --------  --------  ---------   --------
NET INCOME (LOSS).......................  $  4,951  $ (7,537) $ 16,519    $  9,763
                                          --------  --------  ---------   --------
                                          --------  --------  ---------   --------
Earnings (loss) per share:(2)
  Continuing operations.................  $   0.15  $  (0.53) $   0.44    $   0.23
  Discontinued operations                    --         0.29     --          --
                                          --------  --------  ---------   --------
TOTAL EARNINGS (LOSS) PER SHARE.........  $   0.15  $  (0.24) $   0.44    $   0.23
                                          --------  --------  ---------   --------
                                          --------  --------  ---------   --------

                                                                  AS A PERCENTAGE OF TOTAL REVENUES
                                          ---------------------------------------------------------------------------------
                                          JULY 31,    OCT. 31,    JAN. 31,    APRIL 30,   JULY 31,    OCT. 31,    JAN. 31,
                                            1994        1994        1995        1995        1995        1995        1996
                                          ---------   ---------   ---------   ---------   ---------   ---------   ---------
Revenue:
  Product...............................       83.9%       85.6%       85.9%      87.0%        87.6%       87.4%       87.5%
  Services:
    Professional services...............        2.1%        2.2%        2.4%       2.4%         2.5%        3.0%        3.7%
    Life cycle services.................       10.9%        9.6%        9.2%       8.5%         7.8%        7.6%        7.8%
    Other services......................        3.1%        2.6%        2.4%       2.1%         2.0%        1.9%        1.0%
                                          ---------   ---------   ---------   ---------   ---------   ---------   ---------
      Total revenue.....................      100.0%      100.0%      100.0%     100.0%       100.0%      100.0%      100.0%
COST OF GOODS SOLD:
  Product...............................       75.4%       77.6%       77.9%      78.7%        79.6%       79.2%       79.4%
  Services:
    Professional services...............        1.2%        1.2%        1.5%       1.5%         1.4%        1.6%        2.3%
    Life cycle services.................        6.3%        5.6%        5.2%       5.1%         4.9%        4.9%        4.9%
    Other services......................        0.5%        0.5%        0.4%       0.3%         0.3%        0.3%        0.3%
                                          ---------   ---------   ---------   ---------   ---------   ---------   ---------
      Total cost of goods sold..........       83.4%       84.9%       85.1%      85.6%        86.2%       86.0%       86.8%
                                          ---------   ---------   ---------   ---------   ---------   ---------   ---------
Gross margin............................       16.6%       15.1%       14.9%      14.4%        13.8%       14.0%       13.2%
  Selling, general, and administrative
    expenses............................       14.7%       13.2%       12.9%      12.1%        10.9%       10.5%       17.2%
                                          ---------   ---------   ---------   ---------   ---------   ---------   ---------
Operating income (loss).................        1.9%        1.9%        2.0%       2.3%         2.9%        3.5%       (4.0)%
  Interest expense, net.................       (1.9)%      (1.8)%      (2.0)%     (1.9)%       (1.7)%      (1.7)%      (1.9)%
                                          ---------   ---------   ---------   ---------   ---------   ---------   ---------
Income (loss) from continuing operations
  before taxes..........................        0.0%        0.1%        0.0%       0.4%         1.2%        1.8%       (5.9)%
                                          ---------   ---------   ---------   ---------   ---------   ---------   ---------
  Income tax benefit (provision)........       (0.0)%      (0.1)%      (0.0)%     (0.2)%       (0.5)%      (0.7)%       2.2%
  Gain on disposal of discontinued
    businesses..........................        0.0%        0.0%        0.0%       0.0%         0.0%        0.0%        2.1%
                                          ---------   ---------   ---------   ---------   ---------   ---------   ---------
NET INCOME (LOSS).......................        0.0%        0.1%        0.0%       0.2%         0.8%        1.1%       (1.7)%
                                          ---------   ---------   ---------   ---------   ---------   ---------   ---------
                                          ---------   ---------   ---------   ---------   ---------   ---------   ---------


                                          APRIL 30,   JULY 31,
                                            1996        1996
                                          ---------   ---------
Revenue:
  Product...............................      87.3%        87.7%
  Services:
    Professional services...............       3.5%         3.9%
    Life cycle services.................       7.4%         7.0%
    Other services......................       1.7%         1.5%
                                          ---------   ---------
      Total revenue.....................     100.0%       100.0%
COST OF GOODS SOLD:
  Product...............................      78.9%        79.0%
  Services:
    Professional services...............       2.4%         2.4%
    Life cycle services.................       5.1%         4.4%
    Other services......................       0.3%         0.3%
                                          ---------   ---------
      Total cost of goods sold..........      86.7%        86.0%
                                          ---------   ---------
Gross margin............................      13.3%        14.0%
  Selling, general, and administrative
    expenses............................       6.6%        10.2%
                                          ---------   ---------
Operating income (loss).................       6.8%         3.8%
  Interest expense, net.................      (1.4)%       (1.0)%
                                          ---------   ---------
Income (loss) from continuing operations
  before taxes..........................       5.4%         2.8%
                                          ---------   ---------
  Income tax benefit (provision)........      (2.0)%       (1.0)%
  Gain on disposal of discontinued
    businesses..........................       0.0%         0.0%
                                          ---------   ---------
NET INCOME (LOSS).......................       3.4%         1.7%
                                          ---------   ---------
                                          ---------   ---------

------------------------------

(1) During the third quarter of fiscal year 1996, the Company recorded a $31.1 million provision against its extended credit due from Merisel FAB. In the fourth quarter of fiscal year 1996, the Company reversed $15.6 million of this provision.

(2) Earnings per share give effect to the conversion of all outstanding shares of Preferred Stock and Class B Common Stock into Company Common Stock and the exchange of all outstanding warrants for shares of Company Common Stock in connection with the Company's IPO as if the conversion had occurred at the later of the beginning of fiscal year 1995 or the issuance date. Earnings per share are calculated based upon the weighted average number of shares of Company Common Stock and dilutive Company Common Stock equivalents outstanding in each quarter. Consequently, the sum of the quarterly earnings per share does not necessarily equal the year-to-date earnings per share.

    The Company's quarterly revenues and operating results have varied significantly in the past and will likely continue to do so in the future. Quarterly revenues and operating results may fluctuate as a result of the demand for the Company's products and services, the introduction of new hardware and software technologies offering improved features, the introduction of new services by the Company and its competitors, changes in the level of operating expenses, the timing of major service projects, inventory adjustments, competitive conditions and economic conditions generally. In particular, the Company's operating results are highly sensitive to changes in the mix of the Company's product and service revenues, product margins and interest rates. Further, the purchase of the Company's products and services generally involves a significant commitment of capital, with the attendant delays frequently associated with large capital expenditures and authorization procedures within an organization. For these and other reasons, the Company's operating results are subject to a number of significant risks over which the Company has little or no control, including customers' technology life cycle needs, budgetary constraints and internal authorization reviews. In addition, the Company historically has experienced significant revenue fluctuations because of shortages of supply from certain vendors. Shortages of supplies from vendors have previously occurred due primarily to credit limitations placed on the Company. Future limitations of credit by vendors could materially adversely affect the Company. In addition, the general availability of certain products, particularly state of the art computing and data communications products, is occasionally restricted. While the Company has not experienced significant product supply shortages, other than due to credit restrictions as described above, any such product supply shortages in the future could have a material adverse effect on the Company. Because revenues are recognized upon the shipment of products to the customer, revenues from product sales in any quarter are substantially dependent on orders shipped in any given quarter. The Company is increasing its fixed operating expenses, including a significant increase relating to additional personnel, based on anticipated revenue growth in its professional services and life cycle services. The Company may be unable to adjust spending sufficiently in a timely manner to compensate for any unexpected revenue shortfall, which could adversely affect operating results. Accordingly, the Company believes that period-to-period comparisons of its operating results should not be relied upon as an indication of future performance. In addition, the results of any quarterly period are not indicative of results to be expected for a full fiscal year. It is possible that in certain future quarters, the Company's operating results may be below the expectations of public market analysts and investors. In such event, the price of Common Stock would likely be materially adversely affected.

LIQUIDITY AND CAPITAL RESOURCES

    The Company has utilized its line of credit with IBMCC and its operating profits as well as cash proceeds from the issuance of Company Common Stock and the sale of its franchise business to fund its significant revenue growth and working capital requirements, to make payments on its long-term debt and to purchase capital equipment.

    The Company currently has a $300 million line of credit under the Financing Program Agreement with IBMCC. At October 31, 1996, the Company had $246 million outstanding under this facility of which $139 million is included in accounts payable and $107 million is classified as long-term debt. Borrowings under the line of credit are subject to certain borrowing base limitations and are secured by portions of the Company's inventory, accounts receivable and certain other assets. The line of credit currently has a term expiring October 31, 1997 and is renewable thereafter for successive six-month periods. IBMCC may terminate the line of credit at any time upon 90 days' notice to the Company. In the event of such termination, the outstanding borrowings under the Financing Program Agreement mature at the end of the term of the line of credit. As of October 31, 1996 amounts borrowed under the line of credit bear interest at prime minus 0.50%. Under the terms of the Financing Program Agreement, the Company is required to apply all of the net proceeds of the offering made hereby to repay a portion of the outstanding principal thereunder.

    As a result of improved profitability, decreases in accounts receivable and inventory and increases in accounts payable, the Company's operating activities provided cash of $94.4 million for the first quarter of fiscal year 1997. The decrease in receivables is primarily the result of payments received on the Company's accounts receivable from Merisel FAB and collections on receivables purchased in the acquisition of the Dataflex Regions. On May 29, 1996, the Company entered into an agreement with a third party under which the Company received $15.6 million in cash in exchange for providing the third party the right to receive payments in May, June and July 1997 totaling $20.0 million out of amounts collected from the extended credit owed to the Company by Merisel FAB. The decrease in inventory was due to increased product sales in the quarter ended July 31, 1996. The increase in accounts payable is the result of the Company's ability to fund a greater percentage of its inventory through trade payables. The Company used cash of $34.5 million to purchase the Dataflex Regions (net of cash acquired) and $58.8 million to repay amounts borrowed under its Financing Program Agreement with IBMCC. As a result, the Company's working capital decreased and its debt to equity ratio improved to 1.7 at July 31, 1996 from 2.3 at April 30, 1996. The Company also used cash of $3.1 million for capital expenditures during the first quarter of fiscal year 1997 and plans to make additional significant investments in its automated systems and its capital equipment throughout the remainder of fiscal year 1997.

    In January 1994, the Company sold certain assets and liabilities of its U.S. franchise business to Merisel FAB for $80.2 million in cash plus additional contingent consideration. In February 1996, the Company received an additional $14.6 million from the sale in settlement of the contingent consideration.

Pursuant to its distribution and services agreement, the Company continues to supply product to Merisel FAB for which it earns a monthly distribution fee. Approximately 40% of the Company's inventory shipments by dollar volume are made to fulfill the Company's obligations under the distribution services agreement. Pursuant to such agreement, Merisel FAB is obligated to pay the Company for its daily purchases within two business days.

    In March 1996, the Company completed its IPO selling 9,215,770 shares of Company Common Stock and raising $83.4 million after selling expenses and underwriting discounts and commissions. The Company used the proceeds of the offering primarily to repay amounts borrowed under the line of credit with IBMCC.

    Effective May 24, 1996, the Company acquired substantially all of the assets and liabilities previously associated with the business operations of Dataflex Corporation known as the Dataflex Western and Southwest Regions. The Company paid $37.0 million against an estimated purchase price of $42.0 million. The purchase price is subject to certain post-closing adjustments. On September 4, 1996, the Company issued 300,000 shares of Company Common Stock to acquire the Mentor Partnership providing information technology training and education. In addition to the acquisition of the Dataflex Regions and the Mentor Partnership acquisition, the Company intends to continue to pursue the acquisition of other companies that sell products and services that either complement or are expected to expand its existing business. See "Risk Factors--Acquisitions" and "Recent Developments."

    On October 2, 1996, the Company consummated the Original Offering, resulting in the sale of 3,500,000 shares of the Preferred Securities to the Initial Purchasers. In connection with this transaction, the Company and the Trust granted the Initial Purchasers a 30-day option to purchase up to 525,000 additional Preferred Securities (the "Over-Allotment Option") on the same terms and conditions as the Original Offering, solely to cover over-allotments, if any. The Initial Purchasers exercised the Over-Allotment Option in its entirety on October 28, 1996. The aggregate net proceeds to the Company from the Original Offering and the Over-Allotment Offering totaled $194.5 million after selling expenses, discounts and commissions. The Company used all of the proceeds to reduce its outstanding indebtedness to IBMCC.

    The Company is currently in the process of structuring a revolving funding trade receivables securitization facility, certain proceeds of which will be used to repay a portion of the Company's remaining long-term indebtedness to IBMCC. The Company expects to complete the securitization facility during its third fiscal quarter ending January 31, 1997. There can be no assurance that the planned securitization facility will be consummated within the expected time frame, on terms satisfactory to the Company or at all. See "Recent Developments."

    The Company intends to continue to satisfy a significant portion of its working capital needs with vendor credit facilities. The Company believes that cash generated from operations and credit facilities will be sufficient to meet its cash requirements through at least the end of fiscal 1998.

                                    BUSINESS

    THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS WHICH INVOLVE RISKS AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS MAY DIFFER SIGNIFICANTLY FROM THE RESULTS DISCUSSED IN THE FORWARD-LOOKING STATEMENTS. FACTORS THAT MIGHT CAUSE SUCH A DIFFERENCE INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED IN "RISK FACTORS." SEE "SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995."

    The Company is a leading provider of services and products designed to build and manage PC network infrastructures primarily for Fortune 1000 companies and other large enterprises. The Company provides customized, integrated solutions for its customers' distributed computing networks by combining a comprehensive offering of value-added services with its expertise in sourcing and distributing PCs, network products, computer peripherals and software from a variety of vendors. These integrated solutions are designed to support the customer's client/server environments throughout its life cycle. The Company refers to these solutions as "Life Cycle Management." Life Cycle Management integrates the offerings of design and consulting, acquisition and deployment, operation and support, and enhancement and migration.

    The Company believes that its customers require increasingly sophisticated PC network systems and support infrastructures. The Company seeks to satisfy these requirements while seeking to minimize its customers' internal staff requirements and systems development risk. The Company enhances the delivery of its services and products with automated systems, such as the Vanstar Navigator, and process methodologies, such as Horizon, to analyze, design and manage its customers' PC network infrastructures better. The Company's goal is to reduce the labor component of the management of the life cycle of the PCs and related network systems and thereby increase efficiency, reduce costs and make systems more reliable and easier to use for every customer.

INDUSTRY

    Large organizations are becoming increasingly dependent on information technology to compete effectively in today's global markets. Organizations are re-engineering their businesses and are using microcomputer-based network technology to enhance productivity. Distributed network solutions provide dramatic computing performance relative to their price. PC networks increase speed and flexibility and provide improved functionality to end users. Achieving the optimal automation solution, however, is challenged by the complexity of the distributed network environment and the lack of trained resources to design, deploy and support networks.

    The decision-making process that organizations face when planning, selecting and implementing information technology solutions is growing more complex. Organizations must select from numerous product options with shortening life cycles. Networks are typically comprised of PCs, peripherals, communications devices and software. Large enterprises must continually integrate the diverse PC environments that have been developed internally. Enterprises must design new networks, and upgrade and migrate to new systems. Although PC networks enhance business productivity, they typically present complex management problems and increased administrative costs. According to The Gartner Group, a leading information technology research firm, the total cost of ownership of a PC over five years may be as much as five times the initial capital expense. In addition, the shortage of qualified information technology personnel limits many organizations' ability to capitalize on the latest technologies. These organizations find it increasingly difficult and costly to maintain the internal infrastructure needed to support their networks. Since many businesses do not consider the internal management of their technology infrastructure to be a core business activity, companies increasingly seek to outsource the management and support of their PC network infrastructure.

    The Company believes that no other company in the marketplace today offers customers a sufficient range of integrated PC network solutions. Many service providers, including systems integrators, consulting firms and those emerging from the traditional mainframe environment, offer limited services, lack the capacity to support large widespread enterprises, or focus primarily on non-infrastructure services. Value-added resellers typically have a regional focus or do not offer a broad line of products and services. They often are too small to service the complex network requirements of the large multi-site customer.

    The Company believes that the key criteria which businesses consider when evaluating PC network integration service providers include the provider's ability: (i) to deliver one integrated solution spanning the PC network's life cycle; (ii) to supply multi-vendor network products customized to specific end-user demands; and (iii) to provide services on a national and international basis.

THE VANSTAR SOLUTION

    The Company's product and service offerings span the life cycle of the PC network infrastructure. The Company provides customized, integrated solutions for the network infrastructure needs of its customers by combining a comprehensive offering of value-added services with its expertise in sourcing and distributing products from a variety of vendors. The Company believes that a single source solution enables customers to use fewer vendors, and provides tighter integration, lower costs, fewer errors, and greater management control. The Company has built substantial resource depth in all service areas and offers its integrated services on a nationwide basis.

    The Company believes that its customers are demanding increasingly sophisticated PC network systems and support infrastructures. The Company seeks to satisfy these requirements while minimizing its customers' internal staff requirements and systems development risk. The Company enhances the delivery of its services and products with automated systems that utilize open architecture and are expandable. The Company believes that significant efficiency can be gained by capturing data at the point of origin and controlling that data throughout the life cycle. The Company also uses automation to give its customers greater control over order management and provision of services. The Company's automated systems permit direct links between the customer and the Company, which the Company believes results in more efficient and faster delivery of products and services at a lower overall cost. For example, the Vanstar Navigator provides an easy-to-use customer interface for self-service order management. The Vanstar Navigator connects to the Vanstar Cockpit, which provides the Company's customer service representatives with real-time product availability, pricing and customer-specific account information. Another example is the Company's NOVA system, a service delivery system developed by the Company for the management of many of the Company's services: systems engineering, help desk, dispatch, repair, installation, moves/adds/changes and asset management. NOVA is designed to reduce costs, to improve billing procedures to capture additional revenue, and to improve resource utilization in delivering the Company's support services. The Company expects to fully implement NOVA during the third and fourth quarters of fiscal 1997. The Company believes that its automated systems significantly enhance its ability to satisfy its customers' needs.

STRATEGY

    The Company's objective is to continue to be a leading provider of a complete range of PC network infrastructure products and services to large businesses throughout the world. The Company now offers a full array of services including design and consulting, acquisition and deployment, operation and support, and enhancement and migration. To achieve its objective, the Company believes it must:

LEVERAGE ITS BROAD CUSTOMER BASE

    The Company has approximately 300 current customers who purchased products and services totaling at least $1 million during fiscal year 1996. Preserving and enhancing its relationship with these customers is the Company's first priority. In support of this effort, the Company recently brought its Starbase Account Management system on-line. Starbase is an extensive database of customer information that can be integrated with external data to pinpoint opportunities for application of the Company's Life Cycle Management program.

DEVELOP AND ENHANCE VALUE-ADDED SERVICES

    The Company believes that opportunities exist to increase its operating margins by increasing the range of value-added services that it currently offers its customers. The market for outsourced PC network services is expected to grow at a compound annual rate of approximately 14%. These services are typically sold at higher margins than more traditional services, such as product procurement or repair and maintenance. The Company has developed expertise and solutions in a number of value-added market segments, and will continue to develop new services using its Horizon development methodology. The Company also works with its suppliers, many of which provide leading technologies, to develop new services. For example, the Company provides services to integrate Microsoft Windows NT and Microsoft BackOffice into the Company's customers' environments. The Company believes its relationship with Microsoft enhances its knowledge base and expertise. The Company continually evaluates and pursues opportunities to acquire technology and other resources that will enhance and extend the reach of its value-added service offerings. The Company believes numerous opportunities will exist in the future to acquire service providers who complement its existing network services business.

EXPAND ITS WORLDWIDE SERVICE CAPABILITIES

    The Company believes that in addition to being in all major United States markets, it must also expand its global offerings. To expand its global presence, the Company is implementing a program that overlays the Company's systems and processes onto the service delivery and product distribution capabilities of Groupe Bull, a European-based global computer and computer services company, and Ingram Micro, an international computer products distributor. This integrated program will provide to the Company's U.S.-based multinational customers a common management interface covering the Company performed services in the United States or services from the Company or its alliance partners in other countries.

MAINTAIN A FOCUSED ACQUISITION STRATEGY

    In order to maintain its position as a leading provider of PC network infrastructure solutions to large businesses, the Company believes that expansion through acquisitions, as well as internal growth, will be necessary. Accordingly, the Company expects to pursue the acquisition of companies that sell products and services that either complement or expand its existing business. See "Risk Factors--Acquisitions" and "Recent Developments."

PRODUCTS AND SERVICES

    The Company combines a full suite of products and services to deliver custom, integrated solutions for the PC network infrastructure requirements of its customers. The Company combines value-added services with its expertise in sourcing and distributing products from a variety of vendors to provide network integration solutions. These integrated Life Cycle Management solutions are designed to support the PC network infrastructure throughout its life cycle. Life Cycle Management integrates the offering of design and consulting, acquisition and deployment, operation and support, and enhancement and migration. The Company offers each service as a discrete service or as part of an integrated Life Cycle Management program. The Company believes that proper planning and management are essential to providing quality service and to attaining customer satisfaction. Through planning and management, the Company seeks to optimize solutions at any point in the PC network life cycle.

DESIGN AND CONSULTING SERVICES

    The Company offers network design and consulting services that address the PC network life cycle. For network design, the Company uses a five-step methodology to assist customers in selecting, designing, planning and executing a network project: discovery, current state definition, requirements definition, solution design, and implementation planning. The Company employs national consulting teams, such as its Enterprise Communications Consulting Group, which provides expertise in cabling systems design, hubbing architecture, bridging/routing/switching systems, wide area transport and network management. Other teams have expertise in process-mapping and re-engineering for outsourcing PC life cycle management, asset management and disaster recovery planning.

ACQUISITION AND DEPLOYMENT SERVICES

    The Company's network deployment services include product procurement, configuration, distribution, installation, cabling and connectivity.

    The Company sources PCs, servers, network products, computer peripherals and software to equip the network environment. The Company provides products from over 1,000 vendors, including Compaq Computer Corporation, International Business Machines Corporation ("IBM"), Hewlett-Packard Company, Apple Computer, Inc., Sun Microsystems, Inc., Microsoft Corporation, Novell, Inc., Lotus Development, Cisco Systems, 3Com Corporation and Bay Networks, Inc. The Company is authorized to sell a wide variety of network products, including servers, desktop and mobile systems, bridges, routers, hubs and concentrators, operating systems, applications, groupware and electronic mail products. The Company provides a single point of contact for customers to place and track all product orders. The Company's customer support groups in Indianapolis, Indiana and Pleasanton, California provide complete order management services from quotation to order processing, order tracking and fulfillment.

    The Company has centralized its configuration and distribution facilities in two highly-automated distribution centers located in Indianapolis, Indiana and Livermore, California. The distribution facilities handle product receiving, warehousing, central configuration, testing, order handling and shipping. The Company ensures timely and reliable network equipment integration by providing and coordinating a number of deployment services such as set-up, installation, cabling, server connection and testing.

OPERATION AND SUPPORT SERVICES

    The Company offers a variety of network operation and support services, including moves, adds and changes, repair and maintenance, help desk and network monitoring and asset management.

    The Company installs additional hardware and software to increase the capacity of, or otherwise upgrade, existing products and systems. Generally, moves, adds and changes assist customers in avoiding the costs associated with acquiring new systems.

    The Company offers repair and maintenance services, including extended warranty service, depot repair and preventive maintenance. These services are designed to minimize product failures and to extend the useful life of equipment. On all products for which the Company is authorized to provide warranty coverage, the Company offers its customers extended warranty service on standard manufacturer configurations and optional components, up to 24 hours per day, 365 days per year, anywhere in the United States within 100 miles of any of the Company's approximately 90 service locations.

    The Company offers help desk support through its Field Sales and Service Operations Center located in Roswell, Georgia. Help desk support is available for all major software applications and operating systems, including network software. Help desk support can also troubleshoot problems for all major hardware products. Customers access the help desk via a toll-free number. Support is available up to 24 hours per day, 7 days per week. The Company's help desk support group utilizes a call management system to track customer calls, to provide help desk with professionals on-line access to support standards, and to maintain a technical support database. The Company's help desk offerings can be delivered either from its Service Operations Center or from an on-site facility established at a customer's location. The Company also provides remote LAN monitoring and administration services.

    The Company provides asset management services. The Company's asset management system captures and maintains detailed information about a customer's installed base of PC hardware and software assets, and about all subsequent service events related to those assets. It generates reports and schedules through an end-user interface. The Company can provide a detailed analysis of the installed base for use in managing asset costs.

ENHANCEMENT AND MIGRATION SERVICES

    The Company offers enhancement and migration services to optimize the use of information technology by its customers and reduce the cost and disruption of changing technology platforms. The Company's tools and methods can migrate the customer to new hardware and software platforms. These comprehensive tool kits detail the full life cycle processes and procedures for planning and implementing a migration project. Two of the Company's programs help customers migrate to Windows 95 and Windows NT.

EDUCATION SERVICES

    The Company's training and education services include a nationwide offering of instructor-led and computer-based, self-paced training ("CBT") at both the introductory and more advanced levels, and covering operating systems, networking, electronic mail and personal productivity software. Through mobile classrooms and a combination of CBT training with phone-based instructor support, the Company can optimize delivery of education. The Company is a Microsoft Authorized Technical Education Center, providing training for Microsoft Windows 95, Windows NT, and BackOffice. Effective September 4, 1996, the Company consummated the acquisition of the Mentor Partnership. Management of the Company anticipates that this acquisition will strengthen the Company's ability to offer training and education services in Ohio and throughout the upper midwestern United States.

AUTOMATED SYSTEMS, PROCESS METHODOLOGIES AND TECHNICAL PERSONNEL

    The Company enhances its service delivery with customized automated systems which utilize open architecture and enable the Company's customers to change the processes they use to manage their PC network support infrastructures, thereby reducing cost and managing complexity. The Company believes efficiency can be gained by capturing data at its point of origin and managing that data throughout the life cycle. The Company believes that full life cycle automation increases efficiency and reduces touch costs. Process methodologies allow the Company to analyze, design and manage the PC network environment better. In addition to the Company's systems and methodologies, the Company believes that expert technical and consulting personnel are fundamental to its ability to deliver complete network life cycle solutions.

AUTOMATED SYSTEMS

    The Company has invested significant resources to automate its internal service delivery systems and developing electronic links between the Company's systems and its customers' systems. The Company believes that these systems reduce costs, enhance service quality and improve reporting. The automated systems include the Vanstar Navigator, Cockpit, DCMS, FLEX and Tracker, and NOVA. The Company uses electronic links, including Electronic Data Interchange, to connect to customers' systems.

    THE VANSTAR NAVIGATOR. The Vanstar Navigator is an order management system designed to give customers access to information about products available from the Company. The Vanstar Navigator can be installed on either a single PC or in a multi-user environment at the customer's site. The Vanstar

Navigator provides customers with detailed information on product pricing and availability, and can generate quotes, purchase orders, order status, invoice history, on-line help and toll-free telephone support. With the Vanstar Navigator, customers can place and track orders themselves.

    COCKPIT. The Company's customer service representatives use the Company's order management system, called Cockpit, to generate quotes and to enter and track product orders. Cockpit provides real-time product availability and pricing information, and maintains detailed, customer-specific account information, including account history, standard product configurations, special pricing, locations, authorized purchasing personnel and credit limits.

    DCMS, FLEX AND TRACKER. The Company's Distribution Center Management System ("DCMS") and its FLEX systems operate the Company's automated distribution and configuration centers located in Indianapolis, Indiana, and Livermore, California. DCMS and FLEX manage the flow of orders through the distribution process and provide the on-line information necessary to configure systems to customers' standards. Operating on a LAN, DCMS assigns a unique barcode fingerprint to each SKU as it arrives. Warehouse staff use radio frequency, hand-held devices to manage and track the movement of product orders through the centers. The Company's Tracker system tracks each package from the warehouse to the customer site. The Company's distribution centers are colocated with Federal Express depots. The Company's systems are integrated with Federal Express' systems, providing complete point-to-point delivery and tracking.

    NOVA. The Company has developed NOVA, a service delivery system for the management of its systems engineering, help desk, dispatch, repair, installation, moves/add/changes and asset management service offerings. The Company expects to fully implement NOVA during the third and fourth quarters of fiscal 1997. NOVA's resource allocation system is designed to insure that the appropriate technical personnel are available to respond to customer service calls. Service calls placed by customers are received through the Company's First Touch program. NOVA automatically determines which field engineer is available and sends all relevant customer information to the field engineer through a field computing device via radio. NOVA is backed by more than 50 strategic parts stocking locations in the United States; spare parts can be delivered the same day or shipped overnight to either the customer location or the field service engineer. The Company believes that NOVA will result in increased customer network uptime, more accurate matching of parts and field service engineer skills to service needs, more accurate and comprehensive information management, and lower costs.

    ELECTRONIC LINKS. In order to create a cooperative service environment, the Company uses electronic links to connect its systems to its customers' systems through Electronic Data Interchange, the Internet or through private Wide Area Networks.

PROCESS METHODOLOGIES

    The Company believes that the complex and sometimes unpredictable technical environment and the customization required by customers contribute to the variability of service delivery requirements. To manage this complexity, the Company uses several methods for capturing, codifying and disseminating organizational knowledge to individuals in the field. Using Horizon, its professional service development process, the Company has developed a series of tool kits to provide standards and solutions for common network problems plus tools for solving unique problems. Lotus Notes is the primary vehicle used by the Company for electronic delivery of systematized procedures and processes. The Company also employs flexible process-mapping, just-in-time training and knowledge-based management techniques.

TECHNICAL PERSONNEL

    The Company employs over 3,400 technical professionals in the United States. The Company expanded its systems engineering force from approximately 200 in March 1994 to approximately 1,100 in

October 1996. The technical personnel are both client dedicated and centrally dispatched, and provide service either on a contract basis or a project basis. The Company is also developing groups of technical professionals who specialize in the areas of operations, methods and practices, process management and consulting. The Company's engineering staff is certified in the major network operating systems and has experience with LAN and WAN networking products and protocols. The Company supports major network operating systems, including Microsoft Windows NT and BackOffice, Novell NetWare, IBM LAN Server and AppleShare. In May 1995, the Company entered into an agreement with Microsoft Corporation pursuant to which the Company hired a substantial number of systems engineers to support Microsoft's BackOffice and Windows NT networking products.

CUSTOMERS

    The Company's broad customer base of primarily Fortune 1000 companies and other large enterprises includes, among others, the following, all of which purchased products and services in excess of $1.0 million during the fiscal year ended April 30, 1996 from the Company:

                         CUSTOMER NAME                                       INDUSTRY
----------------------------------------------------------------  ------------------------------
Aluminum Company of America                                       Manufacturing
American Greetings Corporation                                    Manufacturing
Autodesk Inc.                                                     Software
BellSouth Corporation                                             Telecommunications
Charles Schwab and Company Inc.                                   Financial Services
Cigna Corporation                                                 Insurance
Duke Power Company                                                Utility
Federal Express Corporation                                       Transportation
Florida Power & Light Company                                     Utility
Ford Motor Company                                                Manufacturing
Hoechst Celanese Corporation                                      Chemicals
Hoffmann-La Roche Inc.                                            Pharmaceuticals
Integrated Systems Solutions Corporation                          Computer Services
International Business Machines Corporation                       Computers
International Paper Company                                       Forest Products
Lehman Brothers Inc.                                              Financial Services
Liberty Mutual Insurance Group                                    Insurance
Lotus Development Corporation                                     Software
MCI Communications Corporation                                    Telecommunications
Microsoft Corporation                                             Software
Mobil Oil Corporation                                             Oil/Gas
Motorola Inc.                                                     High Technology
Owens-Corning Fiberglass Corporation                              Manufacturing
Phoenix Newspapers Inc.                                           Publishing
Praxair Inc.                                                      Manufacturing
Sedgwick James Inc.                                               Insurance
Signet Banking Corp.                                              Financial Services
Sony Music Entertainment Inc.                                     Entertainment
State of New Jersey                                               State Government
Sybase Inc.                                                       Software
The Equitable Companies Inc.                                      Insurance
United Technologies Corporation                                   Aerospace and Manufacturing
UNUM Corporation                                                  Insurance

    During the fiscal years ended April 30, 1995 and 1996 and during the fiscal quarter ended July 31, 1996, Microsoft Corporation accounted for 10.8%, 12.0% and 12.8% of the Company's total revenues, respectively.

MARKETING AND SALES

    The Company markets its PC network Life Cycle Management services by targeting executives of large enterprises who have information technology decision-making authority. As of October 31, 1996, the Company's domestic sales network consisted of over 800 field sales and service representatives. The Company's direct sales force is comprised of account managers and technical sales personnel. The Company's account manager force is responsible for prospecting new business, maintaining and expanding relationships with current customers, and ensuring customer satisfaction. Technical sales personnel provide the technical expertise to support and supplement the sales effort. To improve sales productivity, the Company equips its sales organization with sales force automation tools that provide them with a complete suite of marketing and account management tools. These tools reduce the sales representatives' physical dependence on the branch offices, allowing the Company to operate a virtual office environment while sharing information across multiple departments.

COMPETITION

    The markets in which the Company operates are characterized by intense competition from several types of technical service providers, including mainframe and mid-range computer manufacturers and outsourcers entering the personal computer services marketplace. These include Digital Equipment Corporation Multi-Vendor Services, Electronic Data Systems Corporation, Hewlett-Packard Company Multi-Vendor Services and Integrated Systems Solution Corporation. Other competitors include VARs, systems integrators and third-party service companies, such as AmeriData Technologies, Inc., CompuCom Systems, Inc., DecisionOne, Entex Information Services, InaCom Corp., MicroAge, Inc. and TSS. The Company expects to face further competition from new market entrants and possible alliances between competitors in the future. Certain of the Company's current and potential competitors have greater financial, technical, marketing and other resources than the Company. As a result, they may be able to respond more quickly to new or emerging technologies and changes in customer requirements or to devote greater resources to the development, promotion and sales of their services than the Company.

LEGAL PROCEEDINGS

    On October 28, 1996, the Company entered into an Asset Purchase Agreement ("Memorex Agreement") with Memorex Telex Corporation and certain of its subsidiaries (collectively "Memorex"), pursuant to which the Company, subject to certain terms and conditions, agreed to purchase certain of the assets and businesses and assume certain of the liabilities of Memorex for approximately $10 million. Memorex filed bankruptcy on October 15, 1996 and the Memorex Agreement was approved by an Order of the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") on November 1, 1996. On November 7, 1996, the Company notified Memorex that certain conditions precedent to the Company's obligation to close the transactions contemplated by the Memorex Agreement had not been and could not be fulfilled and requested that Memorex agree to a termination of the Memorex Agreement. On November 11, 1996, Memorex filed an adversary proceeding against the Company in the Bankruptcy Court, seeking injunctive relief, unspecified damages for breach of contract, tortious interference with Memorex business relationships and actual and punitive damages for violation of the automatic stay. Memorex was subsequently granted a temporary restraining order providing, inter alia, that the Company is prohibited from soliciting Memorex' existing business and customers for the purpose of obtaining business now being conducted by Memorex and from soliciting Memorex employees for employment and requiring the Company to return any confidential information of Memorex within its custody or control. The Company intends to vigorously defend any and all claims made by Memorex in connection with the events surrounding the Memorex Agreement and/or the employment of certain Memorex employees. The Company believes that the TRO and any adverse outcome would not have a material adverse effect on the Company.

    Various legal actions arising in the normal course of business have been brought against the Company and certain of its subsidiaries. Management believes that the ultimate resolution of these actions will not have a material adverse effect on the Company's financial position or results of operations, taken as a whole.

EMPLOYEES

    As of October 31, 1996, the Company had approximately 4,900 employees. The Company has never experienced a work stoppage and its employees are not covered by a collective bargaining agreement. The Company believes that its relations with its employees are good.

PROPERTIES

    The Company leases approximately 134,475 square feet of office space for its headquarters in Pleasanton, California, under a lease expiring in January 1998. The Company has signed an agreement to extend the lease for 89,000 of the 134,475 square feet until 2006. In June 1996, the Company sold its approximately 180,000 square foot distribution center in Indianapolis, Indiana. Following the sale of the facility, the Company leased back the premises through April 1997 for use during the construction of a new, approximately 400,000 square foot build-to-specification distribution center in Indianapolis, Indiana with occupancy targeted for May 1997. The lease on the new facility will expire in April 2007. In June 1996, the Company reduced the amount of space leased in its additional and separate warehouse facility in Indianapolis, Indiana from 129,000 square feet to approximately 64,000 square feet and extended the lease on the property through February 2007. In addition, the Company leases an approximately 192,000 square foot distribution center and an approximately 29,000 square foot return center in Livermore, California, an approximately 52,000 square foot repair facility in Wharton, New Jersey, and approximately 87,000 square feet of office space in Roswell, Georgia. The lease for the Livermore, California, distribution center expires in September 1999; the lease for the Livermore, California, return center expires in June 1997; the lease for the Wharton, New Jersey, premises expires in March 2004, subject to one five-year option to renew held by the Company; and the lease for the Roswell, Georgia, premises expires in May 1998. The Company leases other properties that it does not consider material to its operations. The Company believes that its facilities are suitable and adequate for its present operations.

                              RECENT DEVELOPMENTS

ACQUISITION OF MENTOR TECHNOLOGIES, LTD.

    Effective September 4, 1996, the Company consummated the acquisition of the Mentor Partnership by merging (the "Mentor Merger") each of Mentor Technologies, Inc., an Ohio corporation and the sole general partner of the Mentor Partnership ("Mentor"), and Cybernetics Tutor, Inc., an Ohio corporation and sole limited partner of the Mentor Partnership ("Cybernetics"), with and into VST Midwest, Inc., a Delaware corporation and wholly-owned subsidiary of the Company. A total of 300,000 shares of Company Common Stock (having an aggregate value on the closing date of approximately $6.04 million) were issued in connection with the Mentor Merger. Of these shares 27,000 shares of Company Common Stock will be held in escrow until March 3, 1997 to satisfy certain indemnification obligations of Mentor, Cybernetics and the Mentor Partnership. Any shares of Company Common Stock remaining at the termination of the escrow will be distributed pursuant to the terms of the merger agreement executed in connection with the Mentor Merger. The Mentor Partnership designs, develops and implements instructional programs to educate and familiarize individuals and corporations with computers and computer software. Management of the Company anticipates that this acquisition will strengthen the Company's ability to offer training and education services in Ohio and throughout the upper midwestern United States. For the calendar year ended December 31, 1995, the Mentor Partnership had revenues of approximately $5.5 million.

ACQUISITION OF DATAFLEX CORPORATION

    Effective May 24, 1996, the Company, through a wholly-owned subsidiary, acquired certain of the assets and assumed certain of the liabilities of Dataflex and of Dataflex's wholly-owned subsidiary, Dataflex Southwest Corporation. The assets acquired and liabilities assumed comprise substantially all of the assets and liabilities previously associated with the business operations of Dataflex known as the Dataflex Western Region and Dataflex Southwest Region. The two Dataflex Regions offer PC product distribution, service and support in the states of Arizona, California, Colorado, Nevada, New Mexico, and Utah and reported revenues of approximately $145 million for the fiscal year ended March 31, 1996. The purchase price of the assets and businesses acquired from Dataflex was approximately $42.0 million, subject to certain post-closing adjustments. Of this amount, the Company paid approximately $37.0 million in cash on May 29, 1996, with the remainder due following the completion of an audit of the assets acquired and the liabilities assumed as of May 31, 1996 and the completion of certain other post-closing matters.

AGREEMENT WITH DONALDSON, LUFKIN & JENRETTE FOR PAYMENT AGAINST MERISEL
  RECEIVABLES

    On May 24, 1996, the Company and Donaldson, Lufkin & Jenrette Securities Corporation entered into an agreement pursuant to which the Company received $15.6 million in exchange for providing Donaldson, Lufkin & Jenrette Securities Corporation the right to receive an aggregate of $20 million in payments during May, June and July of 1997 out of the amounts collected from receivables owed to the Company by Merisel FAB under the distribution and services agreements dated as of January 31, 1994, as amended, between the Company and Merisel. The Company will continue to receive the related interest income from the Merisel receivables.

PROPOSED SECURITIZATION FACILITY

    As part of its overall plan to restructure its current indebtedness, the Company currently contemplates repayment of a portion of the IBMCC indebtedness with the proceeds of a revolving funding trade receivables securitization facility (the "Securitization Facility") from selected multi-seller commercial paper conduits and/or other financial institutions. Additionally, proceeds from the Securitization Facility are intended to be used to provide working capital to the Company and for potential future acquisitions of, or investments in, one or more businesses by the Company. The Company currently anticipates that the

Securitization Facility will be in place during the Company's third fiscal quarter ending January 31, 1997. There can be no assurance that the planned Securitization Facility will be consummated within the expected time frame, on terms satisfactory to the Company, or at all. Donaldson, Lufkin & Jenrette Securities Corporation, one of the Initial Purchasers, has been authorized to act as the exclusive agent and financial advisor of the Company in connection with this transaction.

PROPOSED ACQUISITION OF CONTRACT DATA SYSTEMS, INC.

    On October 15, 1996, the Company executed a Letter of Intent to acquire Contract Data Systems, Inc., a North Carolina corporation ("CDS"), and computer training services business located in Durham, North Carolina. The Company and CDS are currently negotiating the terms of a definitive agreement pursuant to which the Company would acquire the assets and liabilities of CDS through a merger of CDS with or into a wholly-owned subsidiary of the Company in a manner which would constitute a tax-free reorganization and which would be accounted for under the "pooling of interest" method of accounting (the "CDS Acquisition"). The aggregate consideration to be received by the shareholders of CDS in connection with the CDS Acquisition is expected to consist solely of Company Common Stock equal to approximately $27.2 million divided by the applicable exchange price. As currently proposed, the exchange price will be the average closing price of the Company Common Stock as reported on the NYSE Composite Tape for the ten trading days ending on and including the second trading day prior to the closing; provided, however, that such exchange price shall not be less than $23 or more than $31 5/8. Ten percent (10%) of the shares issuable in connection with the CDS Acquisition are expected to be held in escrow for a period of one year to satisfy certain indemnification obligations of CDS. The parties contemplate that the shares of Company Common Stock to be issued in connection with the CDS Acquisition will be registered under the Securities Act on a Registration Statement on Form S-4. The transaction is subject to execution of a definitive agreement, approval by the shareholders of CDS, regulatory agencies, lenders of the Company and others, the due diligence investigation by the Board of Directors of the Company, and certain other customary conditions to closing. There can be no assurance that the CDS Acquisition will be consummated on terms satisfactory to the Company, or at all.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

    The following table sets forth certain information as of the date of this Prospectus with respect to each person who is an executive officer or director of the Company.

NAME                                    AGE                                   POSITION
-----------------------------------     ---     --------------------------------------------------------------------
William Y. Tauscher(1).............         46  Chairman of the Board and Chief Executive Officer

Jeffrey S. Rubin(1)(4).............         52  Vice Chairman of the Board and Chief Financial Officer

Jay S. Amato.......................         37  President, Chief Operating Officer and Director

Richard N. Anderson................         39  Senior Vice President and General Manager Life Cycle Services Group

H. Christopher Covington...........         46  Senior Vice President, General Counsel and Secretary

Robert C. Kuntzendorf..............         51  Senior Vice President Operations

Chris M. Laney.....................         39  Senior Vice President Networking Services

Ahmad Manshouri....................         55  Senior Vice President and General Manager Product Operations

Michael J. Moore...................         45  Senior Vice President Management Information Services

Coleman D. Sisson..................         39  Senior Vice President and General Manager Learning Network

Thanos M. Triant...................         50  Senior Vice President and Chief Technology Officer

William R. Waas....................         48  Senior Vice President Service

John W. Amerman(3).................         64  Director

Richard H. Bard(1)(3)..............         48  Director

Stephen W. Fillo(2)................         59  Director

Stewart K.P. Gross(1)..............         37  Director

William H. Janeway(3)(4)...........         53  Director

John R. Oltman(2)..................         51  Director

John L. Vogelstein.................         61  Director

Josh S. Weston(4)..................         67  Director

------------------------

(1) Member of the Executive Committee.

(2) Member of the Audit Committee.

(3) Member of the Compensation and Stock Option Committee.

(4) Member of the Finance Committee.

    JAY S. AMATO became President and Chief Operating Officer in July 1995 and a director in December 1995. From January 1993 until July 1995, he was Senior Vice President and President, North America Operations of the Company. From June 1991 until January 1993, he was Senior Vice President, Major Market Operations of the Company, and from April 1989 until June 1991, he was Vice President of Business Development of the Company. Mr. Amato was previously the New York regional manager and director of operations of The Computer Factory, Inc.

    JOHN W. AMERMAN became a director in June 1996. He has served as Chairman and Chief Executive Officer of Mattel, Inc., a leading toy manufacturer, since 1987. Prior to his chairmanship with Mattel, Inc.,

Mr. Amerman served as President of Mattel International. Before joining Mattel in 1980, Mr. Amerman was President of the American Chicle division of Warner Lambert Corp., a consumer health care products company. Mr. Amerman is also a member of the Board of Directors of Unocal Corporation, a worldwide energy resources company, a member of the Board of Governors of the Hugh O'Brian Youth Foundation and a member of the Board of Overseers of Dartmouth's Amos Tuck School.

    RICHARD N. ANDERSON became Senior Vice President in December 1993 and General Manager Life Cycle Services Group in May 1996. He was Vice President, Field Sales from October 1992 until December 1993. From July 1991 to October 1992, he was an Area Director for the Company, responsible for sales in the New England area. From December 1983 until July 1991, he was a founder and Chief Operating Officer of New England Computer Corporation, one of the largest Company franchisees. Prior thereto, he was a Financial Systems Consultant for Digital Equipment Corporation.

    RICHARD H. BARD became a director of the Company in September 1987 and served as Vice Chairman of the Board of Directors from July 1989 to December 1991. He has been a director and Chief Executive Officer of Optical Security Group, Inc., a materials technology company, since September 1993, and became President and Chairman of the Board of that company in April 1995. From July 1989 to December 1991, he served at different times in the capacities of Director, Chairman, President and Chief Executive Officer of ComputerLand International Development, Inc. Since 1991, he has also been Chief Executive Officer of Bard & Co., Inc., a diversified investment management company. From May 1986 until December 1988, he was Chairman and Chief Executive Officer of CoastAmerica Corporation, a franchisor of hardware product stores. Prior to that time, he was President and Chief Operating Officer of FoxMeyer Corporation, which he co-founded in 1978. Mr. Bard is also a director of Builder Marts of America Inc., a supplier of building materials, and Polymedica Industries, Inc., a manufacturer of health care products.

    H. CHRISTOPHER COVINGTON became Senior Vice President, General Counsel and Secretary in August 1994. From April 1993 until August 1994, he was Vice President. From November 1990 until April 1993, he was Assistant General Counsel and Assistant Secretary of the Company. From January 1988 until November 1990, he was a partner of the law firm of Hardin, Cook, Loper, Engel & Bergez.

    STEPHEN W. FILLO became a director in September 1987. He has been President of Fillo & Co., Inc., an independent investment firm, since December 1990. He was a Managing Director of E.M. Warburg, Pincus & Co., Inc., a venture banking and investment counselling firm, from 1981 to 1990. He is a director of LCI International Inc., a long distance telephone carrier.

    STEWART K.P. GROSS became a director in June 1994. Mr. Gross is a Managing Director of E.M. Warburg, Pincus & Co., Inc. Mr. Gross has been with that firm since July 1987 and has been a Managing Director since January 1993. He is a director of OpenVision Technologies, Inc., a software company, and several privately-held companies.

    WILLIAM H. JANEWAY became a director in June 1994. He has been a Managing Director and the head of the Venture Capital High Technology Team since 1988 of E.M. Warburg, Pincus & Co., Inc. Mr. Janeway is a director of Maxis, Inc., an entertainment software company, Zilog, Inc., a semiconductor manufacturer, OpenVision Technologies, Inc., a software company, and several private companies.

    ROBERT C. KUNTZENDORF became Senior Vice President Operations in April 1990. Before joining the Company, he served as Vice Chairman of FoxMeyer Corporation, a wholesale pharmaceutical distributor and franchisor, which he joined in 1983.

    CHRIS M. LANEY became Senior Vice President Networking Services in July 1995. From July 1993 until July 1995, he was Vice President Networking Services. From April 1992 until July 1993, he was Western Regional Director of Networking Services. From October 1989 until April 1992, he was Director of Networking Services for Dataphaz, Inc., a Company franchisee.

    AHMAD MANSHOURI became Senior Vice President and General Manager Product Operations in July 1995. He was Senior Vice President, Purchasing and Vendor Management from January 1993 until July 1995. From July 1992 until January 1993, he was a Vice President of the Company. Prior thereto, he was the founder and Vice President of Infomax, Inc., one of the largest Company franchisees.

    MICHAEL J. MOORE became Senior Vice President Management Information Services in January 1993. From May 1987 until January 1993, he was Vice President Information Systems. Prior thereto, he was President and Chief Executive Officer of The Software Place, a retailer of computer software.

    JOHN R. OLTMAN became a director of the Company in June 1996. Mr. Oltman is the former Chairman and Chief Executive Officer of SHL Systemhouse, Inc., a provider of client/server consulting, systems integration and technology outsourcing. Before joining SHL Systemhouse, Mr. Oltman was Worldwide Managing Partner for Integration Services for Andersen Consulting and a member of Andersen's Worldwide Organization Board of Directors. Mr. Oltman joined the Arthur Andersen Worldwide Organization in 1970 and held a number of positions within that firm, including Managing Partner for Andersen's Chicago Consulting Group. Mr. Oltman is a director of TSW International and IA Corporation, application software companies.

    JEFFREY S. RUBIN became Vice Chairman in June 1995, Chief Financial Officer in November 1995 and a director in July 1991. From May 1994 to February 1995, Mr. Rubin was Senior Vice President, Business Development and Planning for GTE Corporation. He was Executive Vice President and Chief Financial Officer of NYNEX Corporation from 1993 until April 1994. From January 1991 to 1993, he was Senior Vice President and Chief Financial Officer of NYNEX Corporation. From March 1990 to January 1991, he was Vice President--Finance of NYNEX Corporation. Mr. Rubin is a director of Shared Medical Systems Corporation, a medical financial services company.

    COLEMAN D. SISSON became Senior Vice President and General Manager Learning Network in July 1995. From 1992 until July 1995, he was Vice President, Customer Services for Powersoft Corp., a software company, and from 1987 until 1992, he was the Training and Customer Service Manager of Compaq Computer Corporation.

    WILLIAM Y. TAUSCHER became Chairman of the Board of the Company in September 1987 and Chief Executive Officer in September 1988. He was President from September 1988 to July 1995. Prior to September 1988, he was Chairman of the Board, President and Chief Executive Officer of FoxMeyer Corporation, a wholesale pharmaceutical distributor and franchisor that he co-founded in 1978 and a subsidiary of National Intergroup, Inc., a diversified holding corporation. He is a director of The Vons Companies, Inc., a grocery store chain.

    THANOS M. TRIANT became Senior Vice President and Chief Technology Officer for the Company in November 1995. Prior to joining the Company, Mr. Triant was Vice President of Information Systems for the Times Mirror Company from January 1994 to November 1995. From January 1990 to January 1994, he was the Director of Systems Architecture for Sun Microsystems Inc.

    JOHN L. VOGELSTEIN became a director in January 1991. He has been President of E.M. Warburg, Pincus & Co., Inc. since 1994, Vice Chairman of E.M. Warburg, Pincus & Co., Inc. since 1982, President of Warburg, Pincus Ventures, Inc. since 1980 and a Partner of Warburg, Pincus & Co. since 1971. Mr. Vogelstein is a director of ADVO, Inc., a direct mail marketing company, Aegis Group plc, a media buying company, LCI International, Inc., a long distance telephone carrier, Mattel, Inc., a toy manufacturer, Value Health, Inc., a managed care company, and several private companies.

    WILLIAM R. WAAS became Senior Vice President Service in July 1995. From January 1989 until July 1995, he was Vice President Service. Prior to joining the Company, he was Vice President of Systems Support of Grumman Data Systems Corporation, a computer services company. He is currently Chairman of CompTIA, an industry association.

    JOSH S. WESTON became a director of the Company in June 1996. Mr. Weston has served as Chairman and Chief Executive Officer of Automatic Data Processing, Inc., a computer services company, since 1985. Mr. Weston is also a member of the Board of Directors of Public Service Enterprise Group Inc., an electric and gas utility company, Olsten Corp., a provider of home health care and temporary staffing services and Shared Medical Systems, a provider of health information services.

    Executive officers serve at the discretion of the Board of Directors. All directors serve on the Board of Directors of the Company until the next annual meeting of stockholders of the Company and until their successors are elected and qualified. Non-employee directors receive reimbursement of out-of-pocket expenses for attendance at Board meetings. In addition, certain directors may receive stock options under the Company's stock option plans. See "Management--Stock Option Plans."

    The Board of Directors has established four committees. The Executive Committee is comprised of Messrs. Tauscher, Rubin, Bard and Gross and generally has all the powers of the Board of Directors, subject to limitations provided by the Delaware General Corporation Law. The Audit Committee is comprised of Messrs. Fillo and Oltman and oversees the activities of the Company's independent auditors and reviews the Company's internal accounting procedures and controls. The Compensation and Stock Option Committee is comprised of Messrs. Amerman, Bard and Janeway and makes recommendations to the Board of Directors with respect to general compensation and benefit levels, determines the compensation and benefits for the Company's executive officers and administers the Company's stock option plans. The Finance Committee is comprised of Messrs. Rubin, Janeway and Weston and, in general, advises the Board with regard to providing appropriate financing for the Company's activities, including acquisitions.

EXECUTIVE COMPENSATION

    The following table sets forth a summary of the compensation earned by its Chief Executive Officer and the four other most highly compensated executive officers of the Company (collectively, the Named Executive Officers) for services rendered in all capacities to the Company during the fiscal years ended April 30, 1995 and 1996.

                           SUMMARY COMPENSATION TABLE

                                                                                                    LONG-TERM
                                                                                                   COMPENSATION
                                                                                                 ----------------
                                                                                                      AWARDS
                                                               ANNUAL COMPENSATION               ----------------
                                                  ---------------------------------------------     SECURITIES
                                                                               OTHER ANNUAL         UNDERLYING
NAME AND PRINCIPAL POSITION              YEAR     SALARY ($)    BONUS ($)    COMPENSATION ($)    OPTIONS/SARS (#)
-------------------------------------  ---------  -----------  -----------  -------------------  ----------------
WILLIAM Y. TAUSCHER..................       1995     550,008       30,000           --              325,000(1)
  CHAIRMAN OF THE BOARD AND CHIEF           1996     550,008      550,008           --            1,187,434(1)
  EXECUTIVE OFFICER

JAY S. AMATO.........................       1995     256,245       25,000           --               47,726(1)
  PRESIDENT AND CHIEF OPERATING
  OFFICER                                   1996     312,498      312,293           --              300,000(1)

JEFFREY S. RUBIN.....................       1995      --           --               --                4,037(1)(5)
  VICE CHAIRMAN OF THE BOARD AND
  CHIEF                                     1996     243,756      242,424           --              250,000(1)(6)
  FINANCIAL OFFICER

AHMAD MANSHOURI......................       1995     204,006       20,000           --               15,000(1)
  SENIOR VICE PRESIDENT AND GENERAL         1996     242,834      194,142           --               75,000(1)
  MANAGER PRODUCT OPERATIONS

RICHARD N. ANDERSON..................       1995     182,508       20,000           1,940(7)         15,000(1)
  SENIOR VICE PRESIDENT SALES               1996     219,168      175,258           --               85,100(1)


                                           ALL OTHER
NAME AND PRINCIPAL POSITION             COMPENSATION ($)
-------------------------------------  ------------------
WILLIAM Y. TAUSCHER..................        87,634(2)
  CHAIRMAN OF THE BOARD AND CHIEF             1,566(3)
  EXECUTIVE OFFICER
JAY S. AMATO.........................         1,014(3)
  PRESIDENT AND CHIEF OPERATING
  OFFICER                                     2,094(4)
JEFFREY S. RUBIN.....................
  VICE CHAIRMAN OF THE BOARD AND
  CHIEF                                       1,944(3)
  FINANCIAL OFFICER
AHMAD MANSHOURI......................           768(3)
  SENIOR VICE PRESIDENT AND GENERAL           3,921(3)
  MANAGER PRODUCT OPERATIONS
RICHARD N. ANDERSON..................         1,669(8)
  SENIOR VICE PRESIDENT SALES                 2,105(9)

------------------------------

(1) These shares are subject to exercise under stock options granted under the Company's stock option plans.

(2) Comprised of $86,074 of forgiveness of interest on a promissory note payable to the Company and $1,560 of premiums for insurance policies for which such person is the beneficiary.

(3) Comprised of premiums for insurance policies where such persons are the beneficiaries.

(4) Comprised of $1,500 matching contributions made to the Company's 401(k) plan for the benefit of such person and $594 of premiums for insurance policies for which such person is the beneficiary.

(5) Includes options to purchase 573 shares of Company Common Stock at a price of $1.00 per share, options to purchase 2,309 shares of Company Common Stock at a price of $4.51 per share and options to purchase 1,155 shares of Company Common Stock at a price of $8.12 per share granted by CapCo to Jeffrey S. Rubin.

(6) Includes options to purchase 7,457 shares at a price of $1.00 per share, options to purchase 30,022 shares of Company Common Stock at a price of $4.51 per share and options to purchase 15,011 shares of Company Common Stock at a price of $8.12 per share granted by CapCo to Jeffrey S. Rubin.

(7) Comprised of $1,940 for relocation expenses.

(8) Comprised of a $967 matching contribution made to the Company's 401(k) plan for the benefit of such person and $702 of premiums for insurance policies for which such person is the beneficiary.

(9) Comprised of a $1,500 matching contribution made to the Company's 401(k) plan for the benefit of such person and $605 of premiums for insurance policies for which such person is the beneficiary.

                       OPTION GRANTS IN LAST FISCAL YEAR

    The following table sets forth information with respect to stock options pursuant to the Company's stock option plans granted to the Named Executive Officers during fiscal year 1996. All options were granted at an exercise price equal to the fair market value per share of the Company Common Stock on the date of grant.

                                                                                                   POTENTIAL REALIZABLE
                                                                                                         VALUE AT
                                                                                                      ASSUMED ANNUAL
                                                        INDIVIDUAL GRANTS                                RATES OF
                                 ---------------------------------------------------------------       STOCK PRICE
                                    NUMBER OF      PERCENT OF TOTAL                                    APPRECIATION
                                    SECURITIES       OPTIONS/SARS                                    FOR OPTION TERM
                                    UNDERLYING        GRANTED TO       EXERCISE OR                        ($)(3)
                                   OPTIONS/SARS      EMPLOYEES IN      BASE PRICE    EXPIRATION   ----------------------
NAME                              GRANTED (#)(1)    FISCAL YEAR (2)      ($/SH)         DATE          5%         10%
-------------------------------  ----------------  -----------------  -------------  -----------  ----------  ----------

William Y. Tauscher............    687,434(4)(5)(6)          23.2%           3.00        5/1/05    1,296,971   3,286,778
                                   500,000(7)               16.9%           10.00       3/11/06    3,144,473   7,968,712
Jay S. Amato...................    300,000(6)(8)            10.1%            3.00        5/1/05      566,005   1,434,368
Jeffrey S. Rubin...............    250,000                   8.4%            3.00        5/1/05      471,671   1,195,307
Ahmad Manshouri................     75,000(6)(9)             2.5%            3.00        5/1/05      141,501     358,592
Richard N. Anderson............     85,100(6)(10)            2.9%            3.00        5/1/05      160,557     406,882

------------------------------

(1) All options vest in four or five equal annual installments, subject to acceleration in the event of termination within six months of a change of control (as defined in the Company's stock option plans), and have a term of 10 years.

(2) The Company granted options to purchase an aggregate of 2,966,943 shares of Company Common Stock during fiscal year 1996.

(3) Potential realizable value is based on the assumption that the price of the Company Common Stock appreciates at the annual rate shown, compounded annually, from the date of grant until the end of the 10-year option term. The values are calculated in accordance with rules promulgated by the Commission and do not reflect the Company's estimate of future stock price appreciation.

(4) Includes options to purchase 325,000 shares of Company Common Stock at an exercise price of $3.00 per share which were granted on May 1, 1995, in exchange for cancellation of options to purchase a like number of shares at an exercise price of $6.00 per share.

(5) Includes options to purchase 362,434 shares of Company Common Stock at an exercise price of $3.00 per share which were granted on May 1, 1995, in exchange for cancellation of options to purchase a like number of shares at an exercise price of $5.55 per share.

(6) The options vest in 20% installments on each of May 1, 1995, 1996, 1997, 1998 and 1999, subject to acceleration in the event of termination within six months of a change of control (as defined in the Company's stock option plans).

(7) The options vest in 20% installments on each of May 1, 1996, 1997, 1998, 1999 and 2000, subject to acceleration in the event of termination within six months of a change of control (as defined in the Company's stock option plans).

(8) Includes options to purchase 56,726 shares of Company Common Stock at an exercise price of $3.00 per share which were granted on May 1, 1995, in exchange for cancellation of options to purchase a like number of shares at an exercise price of $6.00 per share and also includes options to purchase 43,274 shares of Company Common Stock at an exercise price of $3.00 per share which were granted on May 1, 1995, in exchange for cancellation of options to purchase a like number of shares at an exercise price of $5.55 per share.

(9) Includes options to purchase 15,000 shares of Company Common Stock at an exercise price of $3.00 per share which were granted on May 1, 1995, in exchange for cancellation of options to purchase a like number of shares at an exercise price of $6.00 per share.

(10) Includes options to purchase 20,000 shares of Company Common Stock at an exercise price of $3.00 per share which were granted on May 1, 1995, in exchange for cancellation of options to purchase a like number of shares at an exercise price of $6.00 per share.

    The following table sets forth information with respect to each exercise of stock options during fiscal 1996, by each of the Named Executive Officers and the number of options held at fiscal year end and the aggregate value of in-the-money options held at fiscal year end. None of the Named Executive Officers exercised options in fiscal 1996.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                            FY-END OPTION/SAR VALUES

                                                                NUMBER OF SECURITIES       VALUE OF UNEXERCISED
                                                              UNDERLYING OPTIONS/SARS    IN-THE-MONEY OPTIONS/SARS
                                 SHARES ACQUIRED               AT FISCAL YEAR-END (#)    AT FISCAL YEAR-END ($)(1)
                                  ON EXERECISE      VALUE    --------------------------  -------------------------
NAME                                   (#)        REALIZED   EXERCISABLE  UNEXERCISABLE  EXERCISABLE UNEXERCISABLE
-------------------------------  ---------------  ---------  -----------  -------------  ----------  -------------

William Y. Tauscher............        --            --         237,487        949,947    1,794,487     7,297,937
Jay S. Amato...................        --            --          60,000        240,000      637,800     2,551,200
Jeffrey S. Rubin...............        --            --          50,000        200,000      531,500     2,126,000
Ahmad Manshouri................        --            --          15,000         60,000      159,450       637,800
Richard N. Anderson............        --            --          31,920         68,080      345,619       723,690

------------------------------

(1) Based on the fair market value of the Company Common Stock at year end ($13.63 per share), as reported by the NYSE at the close of business on April 30, 1996.

    Directors who are full-time employees of the Company receive no additional compensation for services rendered as members of the Board or committees thereof. Directors who are not full-time employees of the Company receive reimbursement of out-of-pocket expenses for attendance at Board meetings. All directors who are not full-time employees of the Company, other than those directors affiliated with E. M. Warburg, Pincus & Co., Inc., receive an annual fee of $20,000 and a meeting fee of $1,000 per meeting attended. Each director who receives a $20,000 annual fee may elect to forego the $20,000 annual payment and, in lieu thereof, receive an option to purchase 5,000 shares of Company Common Stock. Messrs. Amerman, Oltman and Weston received options to purchase 20,000 shares of Company Common Stock upon their appointment to the Board.

STOCK OPTION PLANS

    1988 STOCK OPTION PLAN. In July 1988, the Company adopted a stock option plan (as amended, the "1988 Stock Option Plan") providing for the issuance to key employees and directors of incentive stock options within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and stock options that are non-qualified for federal income tax purposes. The 1988 Stock Option Plan is administered by the Compensation and Stock Option Committee, which is comprised of Messrs. Amerman, Janeway and Bard. The Compensation and Stock Option Committee may, in its discretion, grant tandem stock appreciation rights that give the employee the right to elect an alternative payment equal to the appreciation of the stock value instead of exercising the stock options. Members of the Compensation and Stock Option Committee are not eligible to receive options under the 1988 Stock Option Plan. The total number of shares of the Company Common Stock for which options could have been granted pursuant to the 1988 Stock Option Plan was previously 2,300,000; however, in connection with the adoption of the 1996 Option Plan (as hereinafter defined) the Board reduced the number of shares of Company Common Stock issuable under the 1988 Stock Option Plan by 200,000 shares and indicated its intention that substantially all future grants be made under the 1996 Option Plan.

    To the extent future stock options are granted under the 1988 Stock Option Plan the exercise price of incentive stock options may not be less than 100% of the fair market value of the Company Common Stock at the time of grant and the term of any option may not exceed 10 years. With respect to any employee who owns stock representing more than 10% of the voting power of the outstanding capital stock of the Company, the exercise price of any incentive stock option may not be less than 110% of the fair market value of such shares at the time of grant and the term of such option may not exceed five years. The exercise price of a non-qualified stock option is determined by the Compensation and Stock Option Committee at the time such option is granted.

    Options granted under the 1988 Stock Option Plan are nontransferable and, with certain exceptions in the event of the death or disability of an optionee, may be exercised by the optionee only during employment or within the one or three month period immediately following termination of employment.

Options granted under the 1988 Stock Option Plan typically vest over a four- or five-year period, subject to acceleration in the event of termination within six months of a change of control (as defined in the plan), and expire after 10 years.

    1993 STOCK OPTION/STOCK ISSUANCE PLAN. In April 1993, the Company adopted a stock option/stock issuance plan (the "1993 Stock Plan"; and the 1988 Stock Option Plan and the 1993 Stock Plan, collectively, the "Old Stock Option Plans") providing for the issuance to highly compensated, managerial employees, officers and directors of incentive stock options within the meaning of Section 422 of the Code, stock options that are non-qualified for federal income tax purposes and performance bonus shares of Company Common Stock. The 1993 Stock Plan is administered by the Compensation and Stock Option Committee. The Compensation and Stock Option Committee may, in its discretion, grant tandem stock appreciation rights that give the employee the right to elect an alternative payment equal to the appreciation of the stock value instead of exercising the stock options. Members of the Compensation and Stock Option Committee are not eligible to receive options under the 1993 Stock Plan. The total number of shares of Company Common Stock originally issuable pursuant to the 1993 Stock Plan, whether under options or directly, was 2,500,000; however, in connection with the adoption of the 1996 Option Plan, the Board reduced the number of shares of Company Common Stock issuable under the 1993 Stock Plan by 100,000 shares and indicated its intention that substantially all future grants be made under the 1996 Option Plan.

    To the extent future stock options are granted under the 1993 Stock Plan, the exercise price and term of incentive stock options are subject to the same limitations described above with respect to the 1988 Stock Option Plan. The option price of a non-qualified stock option is determined by the Compensation and Stock Option Committee at the time such option is granted; provided that the exercise price of non-qualified stock options granted under the 1993 Stock Plan and the purchase price of shares of Company Common Stock issued under such Plan may not be less than 85% of the fair market value of the Company Common Stock at the time of grant or issuance. As an additional component of the 1993 Option Plan, shares of Company Common Stock may be issued under the 1993 Stock Plan as a performance bonus.

    Options granted under the 1993 Stock Plan are nontransferable and, with certain exceptions in the event of the death or disability of an optionee, may be exercised by the optionee only during employment or within a one or three month period immediately following termination of employment. Options granted under the 1993 Stock Plan typically vest over a four- or five-year period, subject to acceleration in the event of termination within six months of a change of control (as defined in the plan), and expire after 10 years.

    Although future grants under the Old Stock Option Plans may be made, the Board of Directors of the Company intends that substantially all future stock option grants will be made pursuant to the 1996 Option Plan. Grants under the Old Stock Option Plans will only be made to the extent of the shares remaining reserved thereunder and to the extent that currently outstanding options thereunder expire or are cancelled without being fully exercised, in which case the underlying shares become available for future grants under the respective terms of such plans. As of October 31, 1996 options exercisable for 1,788,254 shares of Company Common Stock were issued under the 1988 Stock Option Plan and options exercisable for 2,289,739 shares of Company Common Stock were issued under the 1993 Stock Plan.

    1996 STOCK OPTION/STOCK ISSUANCE PLAN. In August 1996, the Company adopted the 1996 Stock Option/Stock Issuance Plan (the "1996 Option Plan"), which provides for the grant to directors, officers and employees of the Company and independent consultants retained by the Company, of stock options, including both incentive stock options and non-qualified stock options, and direct grants of Company Common Stock. The maximum aggregate number of shares of Company Common Stock reserved for issuance under the 1996 Option Plan is 3,300,000 shares.

    Similar to the 1993 Option Plan, the 1996 Option Plan is divided into two separate components: the Option Grant Program (the Option Grant Program) and the Stock Issuance Program (the Stock Issuance Program). Under the Option Grant Program, eligible individuals may be granted options to purchase shares of the Company Common Stock at an exercise price to be determined by the Compensation and Stock Option Committee (except that, in the case of an incentive stock option, such exercise price may not be less than 100% (or 110% in the case of an incentive stock option granted to a 10% stockholder)) of the fair market value of the Company Common Stock on the date of grant. Under the Stock Issuance Program, eligible individuals may be issued shares of Company Common Stock directly, either through the immediate purchase of such shares at a price to be determined by the Compensation and Stock Option Committee or as a bonus tied to the performance of services or the Company's attainment of financial objectives, without any cash payment required of the recipient. Such shares may be fully vested when issued or may vest over time.

    The 1996 Option Plan is administered by the Compensation and Stock Option Committee. The Compensation and Stock Option Committee has full authority to determine (i) with respect to the option grants, the number of shares to be covered by each such grant, the per share exercise price thereof, the status of the granted option as either an incentive stock option or a non-qualified stock option, the time or times at which each granted option is to become purchasable under the option and the maximum term for which the option may remain outstanding, and (ii) with respect to share issuances under the Stock Issuance Program, the number of shares to be issued to each participant, the vesting schedule (if any) to be applicable to the issued shares and the consideration to be paid by the individual for such shares. The Compensation and Stock Option Committee has the absolute discretion either to grant options in accordance with the Option Grant Program or to effect share issuances in accordance with the Stock Issuance Program. Options granted and stock issued pursuant to the 1996 Option Plan are evidenced by instruments (which need not be identical) in such form as the Compensation and Stock Option Committee may, from time to time, authorize.

    Options granted pursuant to the 1996 Option Plan will be exercisable at such rate as may be determined by the Compensation and Stock Option Committee. Options granted under the 1996 Option Plan will generally expire after ten years, unless terminated earlier or as otherwise determined by the Compensation and Stock Option Committee at the time of grant. Options granted under the 1996 Option Plan will be nontransferable and, with certain exceptions in the event of the death or disability of an optionee, may be exercised by the optionee only during employment or within the one to three month period following termination of employment in accordance with the plan.

EMPLOYEE STOCK PURCHASE PLAN

    The Company adopted, effective with its IPO, an employee stock purchase plan (the "Stock Purchase Plan"). Under the Stock Purchase Plan, eligible employees are granted options (exercisable by electing to participate in the plan) to purchase shares of Company Common Stock generally through regular payroll deductions. The Stock Purchase Plan is intended to qualify as an employee stock purchase plan under Section 423 of the Code. The total number of shares of Company Common Stock that are authorized for issuance under the Stock Purchase Plan is 1,000,000. All full-time and certain part-time employees of the Company are eligible to participate in the Stock Purchase Plan, subject to certain limited exceptions. Options are granted generally every six months to eligible employees and, if not exercised, expire on the last day of the sixth-month period in which granted. Employees electing to participate for any semi-annual period authorize payroll deductions at a stated whole percentage ranging from 2% to 10% of compensation, as determined by the participant. Options are nontransferable other than by will or by operation of the laws of descent and distribution. The purchase price for shares offered under the Stock Purchase Plan each year will be equal to a percentage designated by the Board of Directors (not less than 85%) of the lower of the fair market value of Company Common Stock at the date of grant or the semi-annual date of exercise as evidenced by the initial public offering price per share in the case of options granted on the date of the IPO ($10.00 per share) or, in all other cases, by the closing price of Company Common Stock on such date as reported on the NYSE. The Stock Purchase Plan will expire on March 11, 2006, unless sooner terminated by the Board of Directors or all shares of Company Common Stock available for issuance under the Stock Purchase Plan have been sold. The Board of Directors of the Company may amend, suspend or terminate the Stock Purchase Plan at any time and from time to time, subject to certain limitations. The Stock Purchase Plan is administered by the Compensation and Stock Option Committee.

          SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

    The following table sets forth information with respect to the beneficial ownership of the Company Common Stock as of October 31, 1996 by (i) each person known to the Company to own beneficially more than 5% of the outstanding Company Common Stock, (ii) each director, (iii) each Named Executive Officer and (iv) all directors and executive officers of the Company as a group. Except as otherwise stated, the Company believes that each of the beneficial owners named in the table has sole voting and investment power with respect to all shares beneficially owned by such stockholder as set forth opposite such stockholder's name, subject to applicable community property laws. Except as noted below, the address of each director and Named Executive Officer is c/o Vanstar Corporation, 5964 West Las Positas Blvd., Pleasanton, California 94588.

                                                                       BENEFICIAL OWNERSHIP
                                                                  ------------------------------
                                                                     SHARES OF
NAME OF BENEFICIAL OWNER                                           COMMON STOCK     PERCENT (1)
----------------------------------------------------------------  ---------------  -------------
Warburg, Pincus Capital Company, L.P. (2).......................    13,878,401.21         33.6%
  466 Lexington Avenue
  10th Floor
  New York, NY 10017
William Y. Tauscher (3).........................................     2,370,284.49          5.7
Jeffrey S. Rubin (4)............................................       184,794.00        *
Ahmad Manshouri (5).............................................        61,215.00        *
Richard N. Anderson (6).........................................         7,801.00        *
Richard H. Bard (7).............................................       667,528.26          1.6
Stephen W. Fillo (8)............................................         5,000.00        *
Stewart K.P. Gross (9)(2).......................................    13,878,401.21         33.6
William H. Janeway (9)(2).......................................    13,878,401.21         33.6
John L. Vogelstein (9)(2).......................................    13,878,401.21         33.6
Jay S. Amato (10)...............................................       164,998.50        *
John W. Amerman (11)............................................         9,000.00        *
Josh S. Weston (11).............................................         9,000.00        *
John R. Oltman (11).............................................         9,000.00        *
All directors and executive officers as a group (20 persons)
  (12)(9).......................................................    17,509,911.69         41.3

------------------------

*   Less than one percent.

(1) Applicable percentage of ownership is based on 41,165,599 shares of Company Common Stock outstanding as of October 31, 1996, together with the applicable options for such stockholder. Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities, subject to community property laws, where applicable. Shares of Company Common Stock subject to options that are presently exercisable or exercisable within 60 days are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such person but are not treated as outstanding for the purpose of computing the percentage of any other person.

(2) The sole general partner of CapCo is Warburg, Pincus & Co., a New York general partnership ("WP"). Lionel I. Pincus is the Managing Partner of WP and may be deemed to control WP. E.M. Warburg Pincus & Co., Inc. ("EMWP"), through a wholly-owned subsidiary, manages CapCo. WP owns all of the outstanding stock of EMWP and, as the general partner of CapCo, has a 20% interest in the profits of CapCo. EMWP owns 0.9% of the limited partnership interests in CapCo. Number of shares includes 84,794 shares that are subject to options granted to Jeffrey S. Rubin as described under note (4) below.

(3) Includes 374,974 shares of Company Common Stock reserved for issuance upon the exercise of stock options granted under the Company's stock options plans that are either presently exercisable or become exercisable within 60 days.

(4) Includes 100,000 shares of Company Common Stock reserved for issuance upon the exercise of stock options granted under the Company's stock option plans that are either presently exercisable or become exercisable within 60 days, 48,500 shares subject to exercise within 60 days under a presently-exercisable stock option issued by CapCo, exercisable at $4.51 per share until 2005, 24,248 shares subject to exercise within 60 days under a presently-exercisable stock option issued by CapCo, exercisable at $8.12 per share until 2005, 911 shares subject to exercise within 60 days under a presently-exercisable stock option issued by CapCo, exercisable at $1.00 per share until 2000, and 11,135 shares subject to exercise within 60 days under a presently-exercisable stock option issued by CapCo, exercisable at $1.00 per share until 2005.

(5) Includes 37,000 shares of Company Common Stock reserved for issuance upon exercise of stock options granted under the Company's stock option plans that are either presently exercisable or become exercisable within 60 days. Also includes 11,920 shares held of record by Mr. Manshouri's wife.

(6) Includes 7,000 shares of Company Common Stock reserved for issuance upon exercise of stock options granted under the Company's stock option plans that are either presently exercisable or become exercisable within 60 days.

(7) Includes 367,434 shares of Company Common Stock reserved for issuance upon the exercise of stock options granted under the Company's stock option plans that are either presently exercisable or become exercisable within 60 days.

(8) Consists of 5,000 shares of Company Common Stock reserved for issuance upon exercise of stock options granted under the Company's stock option plans that are either presently exercisable or become exercisable within 60 days. Pursuant to an arrangement between WP and Mr. Fillo, Mr. Fillo has an indirect pecuniary interest in the capital stock of the Company owned by CapCo. Mr. Fillo disclaims beneficial ownership of all such capital stock within the meaning of the Exchange Act.

(9) Mr. Gross, Mr. Janeway and Mr. Vogelstein, directors of the Company, are Managing Directors of EMWP and general partners of WP. As such, Mr. Gross, Mr. Janeway and Mr. Vogelstein may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 under the Exchange Act), in an indeterminate portion of the shares beneficially owned by CapCo. All of the shares indicated as owned by Mr. Gross, Mr. Janeway and Mr. Vogelstein are owned beneficially by CapCo and are included because of the affiliation of such persons with CapCo. Mr. Gross, Mr. Janeway and Mr. Vogelstein disclaim beneficial ownership of these shares within the meaning of Rule 13d-3 under the Exchange Act.

(10) Includes 140,000 shares of Company Common Stock reserved for issuance upon exercise of stock options granted under the Company's stock option plans that are either presently exercisable or become exercisable within 60 days.

(11) Includes 9,000 shares of Company Common Stock reserved for issuance upon exercise of stock options granted under the Company's stock option plans that are either presently exercisable or become exercisable within 60 days.

(12) Includes 1,196,956 shares of Company Common Stock reserved for issuance upon exercise of stock options granted under the Company's stock option plans that are either presently exercisable or become exercisable within 60 days and 84,794 shares reserved for issuance upon the exercise of presently-exercisable options and options exercisable within 60 days granted by CapCo to Jeffrey S. Rubin.

                              CERTAIN TRANSACTIONS

    In March 1993, the Company sold and issued an aggregate of (i) 1,538,462 shares of Company Common Stock to WP CapCo, Inc., then a wholly-owned subsidiary of CapCo, (ii) warrants to purchase an aggregate of 3,846,155 shares of Company Common Stock to CapCo, (iii) 307,692 shares of Company Common Stock and warrants to purchase an aggregate of 769,230 shares of Company Common Stock to William Y. Tauscher, Chairman of the Board and Chief Executive Officer, and (iv) 769,230 shares of Company Common Stock and warrants to purchase an aggregate of 1,923,075 shares of Company Common Stock to Nynex Worldwide Services Group, Inc. ("Nynex Worldwide Services"). The foregoing shares were sold at $6.00 per share and the foregoing warrants (the "1993 Warrants") were sold at a purchase price of $.20 per warrant share, with an exercise price of $11.00 per share and a term of ten years. Mr. Tauscher paid for such shares and 1993 Warrants by delivering to the Company a $1,999,690 principal amount promissory note (the "Tauscher Note") and paid the balance in cash. The Tauscher Note was secured by the shares and 1993 Warrants purchased. On March 17, 1994, Mr. Tauscher repaid $1,000,000 of the aggregate principal amount of the Tauscher Note. In May 1994, the Company repurchased from Mr. Tauscher an aggregate of 153,846 shares of Company Common Stock and 1993 Warrants to purchase an aggregate of 384,615 shares of Company Common Stock at a price of $6.00 per share and $.20 per Warrant share (or an aggregate purchase price of $999,690). Such purchase price was paid by cancellation of $999,690 of the principal amount of the Tauscher Note. Simultaneously, the Company forgave $86,074 of interest accrued on the Tauscher Note.

    Upon consummation of the IPO, all of the 1993 Warrants that were outstanding and additional warrants (the "1990 Warrants") originally issued by the Company with an exercise price of $8.32 per share and a term expiring in 2000 were exchanged for shares of Company Common Stock. The 1990 Warrants were issued to CapCo to purchase an aggregate of 339,282.32 shares of Company Common Stock, to William Y. Tauscher to purchase an aggregate of 72,703.35 shares of Company Common Stock and to Richard H. Bard, a director of the Company, to purchase an aggregate of 72,703.35 shares of Company Common Stock. Effective upon consummation of the IPO the 1993 Warrants were exchanged for 2,545,151 and 254,515 shares of Company Common Stock, respectively, in respect of the 1993 Warrants held by CapCo and Mr. Tauscher and for 295,858 shares of Company Common Stock in respect of the 1993 Warrant held by Nynex Worldwide Services. The 1990 Warrants were exchanged for an aggregate of 297,558 shares of Company Common Stock. In addition, warrants to purchase an aggregate 54,261 shares of Company Common Stock at an exercise price of $5.00 per share with a term expiring in May 2000 held by CapCo were exchanged for an aggregate of 39,966 shares of Company Common Stock in connection with the IPO.

    In June 1993, the Company issued 577,083 shares of Company Common Stock (at a rate of $6.00 per share) to Nynex Worldwide Services in satisfaction of certain accrued and unpaid dividends due June 1993 on the Senior Preferred Stock held by Nynex Worldwide Services; and on October 1, 1994, the Company issued a $2,462,500.25 promissory note to Nynex Worldwide Services and paid Nynex Worldwide Services $1,000,000, which note and cash payment were delivered in satisfaction of the accrued and unpaid dividends due June 1, 1994 on the Senior Preferred Stock held by Nynex Worldwide Services. Such note, which matured on June 1, 1995 and bore interest at a rate of 9.75%, was cancelled in exchange for a cash payment of $2,462,500.25 plus accrued and unpaid interest out of funds received in connection with the IPO, and such shares of Senior Preferred Stock were converted on a one-for-one basis into shares of

Company Common Stock that were sold by Nynex Worldwide Services in the IPO (and accrued and unpaid dividends thereon were forgiven).

    In October 1993, the Company made a $150,000 interest-free loan to Robert Kuntzendorf, an executive officer, to finance the purchase of a home. Such loan was repaid in full in June 1994.

    In July 1992, in connection with the purchase of a former Company franchisee, the Company received a three year non-recourse promissory note in the principal amount of $333,333.00 from Ahmad Manshouri, an executive officer, and his wife. Payment of such note was secured by the pledge of 27,778 shares of Company Common Stock held by Mr. and Mrs. Manshouri. In October 1995, Mr. and Mrs. Manshouri transferred all of the pledged shares to the Company in lieu of making payment on such note.

    The Company has granted options to purchase Company Common Stock to certain of its executive officers and directors. See "Management--Executive Compensation."

    The Company believes that all of the transactions set forth above were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. All future transactions, including loans, between the Company and its officers, directors and principal stockholders and their affiliates will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors of the Board of Directors.

                    DESCRIPTION OF THE PREFERRED SECURITIES

    The following summary of certain material terms and provisions of the Preferred Securities does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Declaration. The Preferred Securities were issued pursuant to the terms of the Declaration. The Declaration incorporates by reference terms of the Trust Indenture Act. The Declaration will be qualified under the Trust Indenture Act upon effectiveness of the Registration Statement. The Property Trustee will act as indenture trustee for the Declaration for purposes of compliance with the Trust Indenture Act. Capitalized terms not otherwise defined herein have the meanings assigned to them in the Declaration.

GENERAL

    The Preferred Securities were issued in fully registered form without interest coupons. Bearer Preferred Securities were not issued.

    The Declaration authorized the Regular Trustees to issue the Trust Securities on behalf of the Trust. The Preferred Securities represent undivided beneficial ownership interests in the assets of the Trust and entitle the holders thereof to a preference in certain circumstances with respect to distributions and amounts payable on redemption or liquidation over the Common Securities, as well as other benefits as described in the Declaration.

    All of the Common Securities are owned by the Company. The Common Securities rank PARI PASSU, and payments will be made thereon on a PRO RATA basis, with the Preferred Securities, except that upon the occurrence of a Declaration Event of Default, the rights of the holders of the Common Securities to receive payment of periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of Preferred Securities. See "--Subordination of Common Securities." Title to the Convertible Debentures is held by the Property Trustee for the benefit of the holders of the Trust Securities. The Declaration does not permit the issuance by the Trust of any securities other than the Trust Securities or the incurrence of any indebtedness by the Trust. The payment of distributions out of money held by the Trust, and payments upon redemption of the Preferred Securities or liquidation of the Trust, are guaranteed by the Company to the extent described under "Description of the Guarantee." The Guarantee is held by the Guarantee Trustee for the benefit of the holders of the Preferred Securities. The Guarantee does not cover payment of distributions when the Trust does not have sufficient available funds to pay such distributions. In such event, the remedy of a holder of Preferred

Securities is to (i) vote to direct the Property Trustee to enforce the Property Trustee's rights under the Convertible Debentures or (ii) if the failure of the Trust to pay distributions is attributable to the failure of the Company to pay interest or principal on the Convertible Debentures, to institute a proceeding directly against the Company for enforcement of payment to such holder of the principal of or interest on the Convertible Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder on or after the respective due date specified in the Convertible Debentures. See "--Voting Rights."

DISTRIBUTIONS

    Distributions on Preferred Securities is fixed at a rate per annum of 6 3/4% of the stated liquidation amount of $50 per Preferred Security. Distributions in arrears for more than one quarter will bear interest thereon at a rate per annum of 6 3/4 thereof compounded quarterly. The term "distribution" as used herein includes any such interest (including any Additional Interest and Liquidated Damages, each as defined herein) payable unless otherwise stated. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

    Distributions on the Preferred Securities will be cumulative, will accrue from the Original Offering Date and will be payable quarterly in arrears on each January 1, April 1, July 1 and October 1, commencing January 1, 1997 when, as and if available for payment, by the Property Trustee, except as otherwise described below. The Company has the right under the Indenture to defer interest, during which period no interest shall be due and payable. As a consequence of such extension, quarterly distributions on the Preferred Securities would be deferred (though such distributions would continue to accrue with interest) during any such extended interest payment period. In the event that the Company exercises this right, then, during such period, the Company (a) shall not, and shall not allow any of its subsidiaries (other than its wholly-owned subsidiaries) to, declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (except for (i) dividends or distributions in shares of Company Common Stock on Company Common Stock or on its Preferred Stock, (ii) purchases or acquisitions of shares of Company Common Stock made in connection with any employee benefit plan of the Company or its subsidiaries in the ordinary course of business or pursuant to employment agreements with officers or employees of the Company or its subsidiaries entered into in the ordinary course of business, provided that such repurchases by the Company made from officers or employees of the Company or its subsidiaries pursuant to employment agreements shall be made at a price not to exceed market value on the date of any such repurchase and shall not exceed $1 million in the aggregate for all such employees and officers, (iii) conversions or exchanges of common stock of one class into common stock of another class or (iv) purchases of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of any of the Company's securities being converted or exchanged), (b) shall not, and shall not allow any of its subsidiaries to, make any payment of interest, principal of or premium, if any, on, or repay, repurchase or redeem any debt securities issued by the Company that rank junior to or PARI PASSU with the Convertible Debentures and (c) shall not, and shall not allow any of its subsidiaries to, make any guarantee payments with respect to the foregoing (other than such payments made pursuant to the Guarantee). Prior to the termination of any such Extension Period, the Company may further extend such Extension Period; PROVIDED, HOWEVER, that such Extension Period, together with all previous and further extensions thereof, may not exceed 20 consecutive quarters and that such Extension Period may not extend beyond the maturity date of the Convertible Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the above requirements. Consequently, there could be multiple Extension Periods of varying lengths throughout the term of the Convertible Debentures. See "Description of the Convertible Debentures--Interest" and "Description of the Convertible Debentures--Option to Extend Interest Payment Period." If distributions are deferred, the deferred distributions and accrued interest thereon shall be paid to the holders of record of Preferred Securities as they appear on the books and records of the Trust on the record date next following the termination of such deferral period.

    Distributions on the Preferred Securities will be made to the extent that the Trust has funds available for the payment of such distributions in the Property Account. Amounts available to the Trust for distribution to the holders of the Preferred Securities will be limited to payments received by the Trust from the Company for the Convertible Debentures net of taxes, if any, imposed on the Trust with respect thereto. See "Description of the Convertible Debentures." The payment of distributions out of funds held by the Trust is guaranteed by the Company, as set forth under "Description of the Guarantee."

    Distributions on the Preferred Securities will be payable to the holders thereof as they appear on the books and records of the Trust on the relevant record dates, which will be fifteen days prior to the relevant payment dates. Subject to any applicable laws and regulations and the provisions of the Declaration, each such payment will be made as described under "--Book-Entry Only Issuance--The Depository Trust Company" below. In the event that any date on which distributions are payable on the Preferred Securities is not a Business Day, payment of the distribution payable on such date will be made on the next succeeding day which is a Business Day (without any distribution or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. A "Business Day" shall mean any day other than a day on which banking institutions in New York, New York, San Francisco, California or Wilmington, Delaware are authorized or required by law to close.

CONVERSION RIGHTS

    GENERAL. Each Preferred Security is convertible at any time prior to the close of business on the Business Day immediately preceding the date of repayment of such Preferred Security, whether at maturity or upon redemption, at the option of the holder thereof and in the manner described below, into the number of shares of Company Common Stock obtained by dividing the liquidation amount of such Preferred Security ($50 per Preferred Security) by the applicable conversion price (initially $28.75 per share of Company Common Stock), rounded to the nearest thousandth of a share (equivalent to a conversion rate of 1.739 shares of Company Common Stock per Preferred Security). The conversion price is subject to adjustment as described under "--Conversion Price Adjustments--General" and "--Conversion Price Adjustment--Merger, Consolidation or Sale of Assets of the Company" below. The Trust has covenanted in the Declaration not to convert Convertible Debentures held by it except pursuant to a notice of conversion delivered to the Property Trustee, as conversion agent (the "Conversion Agent"), by a holder of Preferred Securities. A holder of a Preferred Security wishing to exercise its conversion right shall deliver an irrevocable conversion notice, together, if the Preferred Security is a Certificated Security (as defined herein), with such Certificated Security, to the Conversion Agent, which shall, on behalf of such holder, exchange such Preferred Security for a portion of the Convertible Debentures and immediately convert such Convertible Debentures into Company Common Stock. Holders may obtain copies of the required form of the conversion notice from the Conversion Agent. Procedures for converting book-entry Preferred Securities into shares of Company Common Stock will differ, as described under "--Book-Entry Only Issuance--The Depository Trust Company."

    Holders of Preferred Securities at the close of business on a distribution record date will be entitled to receive the distribution payable on such Preferred Securities on the corresponding distribution payment date notwithstanding the conversion of such Preferred Securities following such distribution record date but prior to such distribution payment date. Except as provided in the immediately preceding sentence, neither the Trust nor the Company will make, or will be required to make, any payment, allowance or adjustment for accumulated and unpaid distributions, whether or not in arrears, on the converted Preferred Securities. The Company will make no payment or allowance for distributions on the shares of Company Common Stock issued upon such conversion, except to the extent that such shares of Company

Common Stock are held of record on the record date for any such distributions and except as provided in the preceding sentence. Each conversion will be deemed to have been effected immediately prior to the close of business on the day on which the related conversion notice was received by the Conversion Agent.

    No fractional shares of Company Common Stock will be issued as a result of conversion, but in lieu thereof such fractional interest will be paid by the Company in cash based on the last reported sale price of Company Common Stock on the date such Preferred Securities are surrendered for conversion.

    CONVERSION PRICE ADJUSTMENTS--GENERAL. The conversion price is subject to adjustment in certain events, including (a) the issuance of shares of Company Common Stock as a dividend or a distribution with respect to Company Common Stock, (b) subdivisions, combinations and reclassification of Company Common Stock, (c) the issuance to all holders of Company Common Stock of rights or warrants entitling them (for a period not exceeding 45 days) to subscribe for shares of Company Common Stock at less than the then Current Market Price (as defined below) of the Company Common Stock, (d) the distribution to holders of Company Common Stock of evidences of indebtedness of the Company, securities or capital stock, cash or assets (including securities, but excluding those rights, warrants, dividends and distributions referred to above and dividends and distributions paid exclusively in cash), (e) the payment of dividends (and other distributions) on Company Common Stock paid exclusively in cash, excluding cash dividends if the annualized per share amount thereof does not exceed 10% of the Current Market Price of Company Common Stock as of the trading day immediately preceding the date of declaration of such dividend (such adjustment being limited to the amount in excess of 10% of such Current Market Price), and (f) payment to holders of Company Common Stock in respect of a tender or exchange offer by the Company or any subsidiary for Company Common Stock at a price in excess of the then Current Market Price of Company Common Stock as of the trading day next succeeding the last date tenders or exchanges may be made pursuant to such tender or exchange offer. "Current Market Price" means the average of the daily closing prices for the five consecutive trading days selected by the Company commencing not more than 20 trading days before, and ending not later than, the earlier of the day in question or, if applicable, the day before the "ex" date with respect to the issuance or distribution in question.

    The Company from time to time may reduce the conversion price of the Convertible Debentures (and thus the conversion price of the Preferred Securities) by any amount selected by the Company for any period of at least 20 days, in which case the Company shall give at least 15 days' notice of such reduction. The Company may, at its option, make such reductions in the conversion price, in addition to those set forth above, as the Company's Board of Directors deems advisable to avoid or diminish any income tax to holders of Company Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. See "Certain United States Federal Income Tax Considerations--Adjustment of Conversion Price."

    No adjustment of the conversion price will be made upon the issuance of any shares of Company Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Company Common Stock under any such plan. No adjustment in the conversion price will be required unless such adjustment would require a change of at least one percent (1%) in the price then in effect; PROVIDED, HOWEVER, that any adjustment that would not be required to be made shall be carried forward and taken into account in any subsequent adjustment. If any action would require adjustment of the conversion price pursuant to more than one of the provisions described above, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value to the holder of the Preferred Securities.

    CONVERSION PRICE ADJUSTMENT--MERGER, CONSOLIDATION OR SALE OF ASSETS OF THE COMPANY. In the event that any transaction shall occur (including, without limitation, and with certain exceptions, (a) recapitalization or reclassification of the Company Common Stock, (b) consolidation of the Company with, or merger of the Company into, any other Person, or any merger of another Person into the

Company, (c) any sale, transfer or lease of all or substantially all of the assets of the Company or (d) any compulsory share exchange) pursuant to which either shares of Company Common Stock shall be converted into the right to receive other securities, cash or other property, or, in the case of a sale or transfer of all or substantially all of the assets of the Company, the holders of Company Common Stock shall be entitled to receive other securities, cash or other property, then appropriate provision shall be made so that the holder of each Preferred Security then outstanding shall have the right thereafter to convert such Preferred Security only into:

        (x) in the case of any such transaction that does not constitute a Common Stock Fundamental Change (as defined below) and subject to funds being legally available for such purpose under applicable law at the time of such conversion, the kind and amount of the securities, cash or other property that would have been receivable upon such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Company Common Stock issuable upon conversion of such Preferred Security immediately prior to such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange, after giving effect, in the case of any Non-Stock Fundamental Change (as defined below), to any adjustment in the conversion price in accordance with clause (i) of the following paragraph, and

        (y) in the case of any such transaction that constitutes a Common Stock Fundamental Change, common stock of the kind received by holders of Company Common Stock as a result of such Common Stock Fundamental Change in an amount determined in accordance with clause (ii) of the following paragraph.

The Company shall require that the Person formed by such consolidation or resulting from such merger or that acquires such assets or that acquires the Company's shares, as the case may be, expressly assume all obligations under the Indenture, the Declaration, the Guarantee and all outstanding Convertible Debentures by becoming a party to the Declaration and the Guarantee and by entering into a supplemental indenture to the Indenture (as applicable) and to amend each of the foregoing to provide for such right with respect to the Convertible Debentures and in turn the Preferred Securities. Such amendments and supplemental indentures shall provide for adjustments that, for events subsequent to the effective date thereof, shall be as nearly equivalent as may be practicable to the relevant adjustments provided for in the preceding paragraphs and in this paragraph.

    Notwithstanding any other provision in the preceding paragraphs to the contrary, if any Fundamental Change (as defined below) occurs, then the conversion price in effect will be adjusted immediately after such Fundamental Change as follows:

        (i) in the case of a Non-Stock Fundamental Change, the conversion price of the Preferred Securities immediately following such Non-Stock Fundamental Change shall be the lower of (A) the conversion price in effect immediately prior to such Non-Stock Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to the preceding paragraphs, and
    (B) the product of (1) the greater of the Applicable Price (as defined below) and the then applicable Reference Market Price (as defined below) and
    (2) a fraction, the numerator of which is $50 and the denominator of which is (x) the amount of the redemption price for one Preferred Security if the redemption date were the date of such Non-Stock Fundamental Change (or, for the period commencing on the first date of original issuance of the Preferred Securities and through October 1, 1997 and the twelve-month periods commencing October 1, 1997 and October 1, 1998, the product of 1.06750, 1.06075 and 1.05400, respectively, times $50) plus (y) any then-accrued and unpaid distributions on one Preferred Security; and

        (ii) in the case of a Common Stock Fundamental Change, the conversion price of the Preferred Securities immediately following such Common Stock Fundamental Change shall be the conversion price in effect immediately prior to such Common Stock Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to the preceding paragraphs, multiplied by a fraction, the numerator of which is the Purchaser Stock Price (as defined below) and the denominator of which is the Applicable Price; PROVIDED, HOWEVER, that in the event of a Common Stock Fundamental Change in which (A) 100% of the value of the consideration received by a holder of Company Common Stock is common stock of the successor, acquiror or other third party (and cash, if any, paid with respect to any fractional interests in such common stock resulting from such Common Stock Fundamental Change) and (B) all of the Company Common Stock shall have been exchanged for, converted into or acquired for, common stock of the successor, acquiror or other third party (and any cash with respect to fractional interests), the conversion price of the Preferred Securities immediately following such Common Stock Fundamental Change shall be the conversion price in effect immediately prior to such Common Stock Fundamental Change multiplied by a fraction, the numerator of which is one (1) and the denominator of which is the number of shares of common stock of the successor, acquiror or other third party received by a holder of one share of Company Common Stock as a result of such Common Stock Fundamental Change.

    Depending upon whether a Fundamental Change is a Non-Stock Fundamental Change or a Common Stock Fundamental Change, a holder may receive significantly different consideration upon conversion. In the event of a Non-Stock Fundamental Change, the holder has the right to convert Preferred Securities into the kind and amount of the shares of stock and other securities or property or assets (including cash), except as otherwise provided above, as is determined by the number of shares of Company Common Stock receivable upon conversion at the conversion price as adjusted in accordance with clause (i) of the preceding paragraph. However, in the event of a Common Stock Fundamental Change in which less than 100% of the value of the consideration received by a holder of Company Common Stock is common stock of the successor, acquiror or other third party, a holder of a Preferred Security who converts such Preferred Security following the Common Stock Fundamental Change will receive consideration in the form of such common stock only, whereas a holder who converted such Preferred Security prior to the Common Stock Fundamental Change would have received consideration in the form of such common stock as well as any other securities or assets (which may include cash) issuable upon conversion of such Preferred Security immediately prior to such Common Stock Fundamental Change.

    The term "Applicable Price" means (i) in the event of a Non-Stock Fundamental Change in which the holders of Company Common Stock receive only cash, the amount of cash received by a holder of one share of Company Common Stock and (ii) in the event of any other Fundamental Change, the average of the daily Closing Price (as defined in the Indenture) for one share of Company Common Stock during the 10 Trading Days (as defined in the Indenture) immediately prior to the record date for the determination of the holders of Company Common Stock entitled to receive cash, securities, property or other assets in connection with such Fundamental Change or, if there is no such record date, prior to the date upon which the holders of Company Common Stock shall have the right to receive such cash, securities, property or other assets.

    The term "Common Stock Fundamental Change" means any Fundamental Change in which more than 50% of the value (as determined in good faith by the Board of Directors of the Company) of the consideration received by holders of Company Common Stock consists of common stock that, for the 10 Trading Days immediately prior to such Fundamental Change, has been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on Nasdaq; PROVIDED, HOWEVER, that a Fundamental Change shall not be a Common Stock Fundamental Change unless either (i) the Company continues to exist after the occurrence of such Fundamental Change and the outstanding Preferred Securities continue to exist as outstanding Preferred Securities, or (ii) not later than the occurrence of such Fundamental Change, all obligations of the Company under the Indenture, the Declaration, the Guarantee and all outstanding Convertible Debentures are expressly assumed by the Person succeeding to the business of the Company by becoming a party to the Declaration and the Guarantee and by entering into a supplemental indenture to the Indenture (as applicable), which obligations shall include the right of the holders of the Preferred Securities to convert the Preferred

Securities (and the Convertible Debentures) into the common stock of such successor entity and providing for adjustments that, for events subsequent to the effective date thereof, shall be as nearly equivalent as may be practicable to the relevant adjustments provided for in the preceding paragraphs and in this paragraph.

    The term "Fundamental Change" means the occurrence of any transaction or event or series of transactions or events pursuant to which all or substantially all of the Company Common Stock shall be exchanged for, converted into, acquired for or shall constitute solely the right to receive cash, securities, property or other assets (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise); PROVIDED, HOWEVER, in the case of any such series of transactions or events, for purposes of adjustment of the conversion price, such Fundamental Change shall be deemed to have occurred when substantially all of the Company Common Stock shall have been exchanged for, converted into or acquired for, or shall constitute solely the right to receive, such cash, securities, property or other assets, but the adjustment shall be based upon the consideration that the holders of Company Common Stock received in the transaction or event as a result of which more than 50% of the Company Common Stock shall have been exchanged for, converted into or acquired for, or shall constitute solely the right to receive, such cash, securities, property or other assets.

    The term "Non-Stock Fundamental Change" means any Fundamental Change other than a Common Stock Fundamental Change.

    The term "Purchaser Stock Price" means, with respect to any Common Stock Fundamental Change, the average of the daily Closing Price for one share of the common stock received by holders of Company Common Stock in such Common Stock Fundamental Change during the 10 Trading Days immediately priorto the date fixed for the determination of the holders of Company Common Stock entitled to receive such common stock or, if there is no such date, prior to the date upon which the holders of Company Common Stock shall have the right to receive such common stock.

    The term "Reference Market Price" shall initially mean $16.25 (which is an amount equal to 66 2/3% of the reported last sale price for Company Common Stock on the NYSE on September 26, 1996) and, in the event of any adjustment to the conversion price other than as a result of a Fundamental Change, the Reference Market Price shall also be adjusted so that the ratio of the Reference Market Price to the conversion price after giving effect to any such adjustment shall always be the same as the ratio of the initial Reference Market Price to the initial conversion price of $28.75 per share.

    No adjustment to the conversion price will be required to be made in any case until cumulative adjustments amount to 1% or more of the conversion price.

    Conversion price adjustments or omissions in making such adjustments may, under certain circumstances, be deemed to be distributions that could be taxable as dividends to holders of Preferred Securities or to the holders of Company Common Stock. See "Certain United States Federal Income Tax Considerations."

REDEMPTION

    The Convertible Debentures will mature on October 1, 2016 and may be redeemed, in whole or in part, at any time after October 5, 1999 or at any time in certain circumstances upon the occurrence of a Tax Event (in whole, but not in part). In the event of a redemption following the occurrence of a Tax Event, the redemption price will, in the case of a redemption during the periods commencing on October 2, 1996 through October 4, 1997 and the twelve month periods commencing October 5, 1997 and October 5, 1998, be the product of 1.06750, 1.06075 and 1.05400, respectively, times $50, in each case plus accrued and unpaid interest and Liquidated Damages, if any. Commencing with October 5, 1999, the redemption price will be the optional redemption price for the Convertible Debentures. See "Description of the Convertible Debentures--Optional Redemption." Upon the repayment of the Convertible Debentures, whether at maturity or upon redemption, the proceeds from such repayment shall simultaneously be applied to redeem Trust Securities having an aggregate liquidation amount equal to the Convertible Debentures so repaid or redeemed at the applicable redemption price, together with accrued and unpaid distributions through the date of redemption; PROVIDED, HOWEVER, that holders of the Trust Securities shall be given not less than 30 nor more than 60 days' notice of such redemption. See "--Special Event Redemption or Distribution," "--Redemption Procedures," "Description of the Convertible Debentures--General" and "Description of the Convertible Debentures--Optional Redemption."

SPECIAL EVENT REDEMPTION OR DISTRIBUTION

    If, at any time, a Tax Event or an Investment Company Event shall occur and be continuing, the Trust shall, unless the Convertible Debentures are redeemed in the limited circumstances described below, be dissolved with the result that, after satisfaction of creditors, if any, of the Trust, Convertible Debentures with an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, and having the same record date for payment as the Preferred Securities and the Common Securities outstanding at such time would be distributed on a PRO RATA basis to the holders of the Preferred Securities and the Common Securities in liquidation of such holders' interests in the Trust, within 90 days following the occurrence of such Special Event; PROVIDED, HOWEVER, that in the case of the occurrence of a Tax Event, as a condition of such dissolution and distribution, the Regular Trustees shall have received an opinion of nationally recognized independent tax counsel experienced in such matters (a "No Recognition Opinion"), which opinion may rely on published revenue rulings of the Internal Revenue Service, to the effect that the holders of the Preferred Securities will not recognize any income, gain or loss for United States Federal income tax purposes as a result of such dissolution and distribution of Convertible Debentures; and, PROVIDED, FURTHER, that if at the time there is available to the Trust the opportunity to eliminate, within such 90-day period, the Special Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure which in the sole judgment of the Company has or will cause no adverse effect on the Trust, the Company or the holders of the Trust Securities and will involve no material cost, the Trust will pursue such measure in lieu of dissolution. Furthermore, if in the case of the occurrence of a Tax Event, (i) the Regular Trustees have received an opinion (a "Redemption Tax Opinion") of nationally recognized independent tax counsel experienced in such matters that, as a result of a Tax Event, there is more than an insubstantial risk that the Company would be precluded from deducting the interest on the Convertible Debentures for United States Federal income tax purposes even if the Convertible Debentures were distributed to the holders of Preferred Securities and Common Securities in liquidation of such holders' interests in the Trust as described above or (ii) the Regular Trustees shall have been informed by such tax counsel that a No Recognition Opinion cannot be delivered to the Trust, the Company shall have the right, upon not less than 30 nor more than 60 days' notice, to cause the redemption of the Convertible Debentures in whole (but not in part) for cash within 90 days following the occurrence of such Tax Event, and promptly following such redemption, the Preferred Securities and Common Securities will be redeemed by the Trust at the applicable redemption price; PROVIDED, HOWEVER, that if at the time there is available to the Company or the Trust the opportunity to eliminate, within such 90-day period, the Tax Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure which in the sole judgment of the Company has or will cause no adverse effect on the Trust, the Company or the holders of the Trust Securities and will involve no material cost, the Company or the Trust will pursue such measure in lieu of redemption.

    "Tax Event" means that the Regular Trustees shall have received an opinion of nationally recognized independent tax counsel experienced in such matters (a "Dissolution Tax Opinion") to the effect that as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (b) any amendment to, or change in, an interpretation or application of any such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination), (c) any interpretation or pronouncement that provides for a position with respect to such laws or regulations that differs from the theretofore generally accepted position or (d) any action taken by any governmental agency or regulatory authority, which amendment or change is enacted, promulgated, issued or announced or which interpretation or pronouncement is issued or announced or which action is taken, in each case, after the date of this Prospectus (collectively, a "Change in Tax Law"), there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date thereof, subject to United States Federal income tax with respect to interest accrued or received on the Convertible Debentures,
(ii) the Trust is, or will be within 90 days of the date thereof, subject to more than a DE MINIMIS amount of other taxes, duties or other governmental charges or (iii) interest payable by the Company on the Convertible Debentures is not, or within 90 days of the date thereof will not be, deductible for United States Federal income tax purposes. Notwithstanding anything in the previous sentence to the contrary, a Tax Event shall not include any Change in Tax Law that requires the Company for United States Federal income tax purposes to defer taking a deduction for any original issue discount ("OID") that accrues with respect to the Convertible Debentures until the interest payment related to such OID is paid in money; PROVIDED, that such Change in Tax Law does not create more than an insubstantial risk that the Company will be prevented from taking a deduction for OID accruing with respect to the Convertible Debentures at a date that is no later than the date the interest payment related to such OID is actually paid by the Company in money.

    "Investment Company Event" means that the Regular Trustees shall have received an opinion of nationally recognized independent counsel experienced in practice under the Investment Company Act of 1940, as amended (the 1940 Act), that as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), there is more than an insubstantial risk that the Trust is or will be considered an "investment company" which is required to be registered under the 1940 Act, which Change in 1940 Act Law becomes effective on or after September 26, 1996.

    On the date fixed for any distribution of Convertible Debentures, upon dissolution of the Trust, (i) the Preferred Securities and the Common Securities will no longer be deemed to be outstanding and (ii) certificates representing Trust Securities will be deemed to represent beneficial interests in the Convertible Debentures having an aggregate principal amount equal to the stated liquidation amount of, and bearing accrued and unpaid interest equal to accrued and unpaid distributions on, such Trust Securities until such certificates are presented to the Company or the Company's agent for transfer or reissuance.

    There can be no assurance as to the market price for the Convertible Debentures which may be distributed in exchange for Preferred Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Convertible Debentures which the investor may subsequently receive on dissolution and liquidation of the Trust may trade at a discount to the price of the Preferred Securities exchanged.

REDEMPTION PROCEDURES

    The Trust may not redeem fewer than all of the outstanding Preferred Securities unless all accrued and unpaid distributions have been paid on all Preferred Securities for all quarterly distribution periods terminating on or prior to the date of redemption.

    In the event of any redemption in part, the Trust shall not be required to
(i) issue, register the transfer of or exchange any Preferred Security during a period beginning at the opening of business 15 days before any selection for redemption of Preferred Securities and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of Preferred Securities to be so redeemed and (ii) register the transfer of or exchange of any Preferred Securities so selected for redemption, in whole or in part, except for the unredeemed portion of any Preferred Securities being redeemed in part.

    If the Trust gives a notice of redemption in respect of Preferred Securities (which notice will be irrevocable), and if the Company has paid to the Property Trustee a sufficient amount of cash in connection with the related redemption or maturity of the Convertible Debentures, then, by 12:00 noon, New York time, on the redemption date, the Trust will irrevocably deposit with DTC funds sufficient to pay the amount payable on redemption of all book-entry certificates and will give DTC irrevocable instructions and authority to pay such amount in respect of Preferred Securities represented by the Global Certificates (as defined herein) and will irrevocably deposit with the paying agent for the Preferred Securities funds sufficient to pay such amount in respect of any Certificated Securities and will give such paying agent irrevocable instructions and authority to pay such amount to the holders of Certificated Securities upon surrender of their certificates. If notice of redemption shall have been given and funds are deposited as required, then upon the date of such deposit, all rights of holders of such Preferred Securities so called for redemption will cease, except the right of the holders of such Preferred Securities to receive the applicable redemption price, but without interest on such Redemption Price. In the event that any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the amount payable on such date will be made on the next succeeding day which is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the applicable redemption price in respect of Preferred Securities is improperly withheld or refused and not paid either by the Trust or by the Company pursuant to the Guarantee described under "Description of the Guarantee," distributions on such Preferred Securities will continue to accrue at the then applicable rate, from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the amount payable upon redemption (other than for calculating any premium).

    In the event that fewer than all of the outstanding Preferred Securities are to be redeemed, the Preferred Securities will be redeemed PRO RATA.

    Subject to the foregoing and applicable law (including, without limitation, United States Federal securities laws), the Company or its subsidiaries may at any time and from time to time purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

SUBORDINATION OF COMMON SECURITIES

    Payment of distributions on, and the amount payable upon redemption of, the Trust Securities, as applicable, shall be made PRO RATA based on the liquidation amount of the Trust Securities; PROVIDED, HOWEVER, that if on any distribution date or redemption date a Declaration Event of Default shall have occurred and be continuing, no payment of any distribution on, or amount payable upon redemption of, any Common Security, and no other payment on account of the redemption, liquidation or other acquisition of Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid distributions on all outstanding Preferred Securities for all distribution periods terminating on or prior thereto, or in the case of payment of the amount payable upon redemption of the Preferred Securities, the full amount of such amount in respect of all outstanding Preferred Securities, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all distributions on, or the amount payable upon redemption of, Preferred Securities then due and payable.

    In the case of any Declaration Event of Default, the holder of Common Securities will be deemed to have waived any such Declaration Event of Default until all such Declaration Events of Default with respect to the Preferred Securities have been cured, waived or otherwise eliminated. Until any such Declaration Events of Default with respect to the Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of the Preferred Securities and not the holder of the Common Securities, and only the holders of the Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

    In the event of any voluntary or involuntary liquidation, dissolution, winding-up or termination of the Trust (each a "Liquidation"), the then holders of the Preferred Securities will be entitled to receive out of the assets of the Trust, after satisfaction of liabilities to creditors, distributions in an amount equal to the aggregate of the stated liquidation amount of $50 per Preferred Security plus accrued and unpaid distributions thereon to the date of payment (the "Liquidation Distribution"), unless, in connection with such Liquidation, Convertible Debentures in an aggregate stated principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, the Preferred Securities shall have been distributed on a PRO RATA basis to holders of the Preferred Securities.

    If, upon any such Liquidation, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Preferred Securities shall be paid on a PRO RATA basis. The holders of the Common Securities will be entitled to receive distributions upon any such dissolution PRO RATA with the holders of the Preferred Securities, except that if a Declaration Event of Default has occurred and is continuing, the Preferred Securities shall have a preference over the Common Securities with regard to such distributions.

    Pursuant to the Declaration, the Trust will terminate (i) on October 1, 2025, the expiration of the term of the Trust, (ii) upon the bankruptcy of the Company, (iii) upon the filing of a certificate of dissolution or the equivalent with respect to the Company the filing of a certificate of cancellation with respect to the Trust after having obtained the consent of at least a majority in liquidation amount of the Trust Securities, voting together as a single class, to file such certificate of cancellation, or the revocation of the charter of the Company and the expiration of 90 days after the date of revocation without a reinstatement thereof, (iv) upon the distribution of all of the Convertible Debentures upon the occurrence of a Special Event, (v) upon the entry of a decree of a judicial dissolution of the Company or the Trust or (vi) upon the redemption or conversion of all the Preferred Securities.

MERGER, CONSOLIDATION OR AMALGAMATION OF THE TRUST

    The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety, to any corporation or other entity, except as described below. The Trust may, with the consent of a majority of the Regular Trustees and without the consent of the holders of the Trust Securities, the Property Trustee or the Delaware Trustee, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State of the United States; PROVIDED, that (i) if the Trust is not the survivor, such successor entity either (x) expressly assumes all of the obligations of the Trust under the Trust Securities or (y) substitutes for the Preferred Securities other securities having substantially the same terms as the Securities (the "Successor Securities"), so long as the Successor Securities rank the same as the Securities rank with respect to distributions, assets and payments, (ii) the Company expressly acknowledges a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Convertible Debentures, (iii) the Preferred Securities or any Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or with another organization on which the

Preferred Securities are then listed or quoted, (iv) such merger, consolidation, amalgamation or replacement does not cause the Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (vi) such successor entity has a purpose substantially identical to that of the Trust, (vii) the Company guarantees the obligations of such successor entity under the Successor Securities to the same extent as provided by the Guarantee and (viii) prior to such merger, consolidation, amalgamation or replacement, the Company has received an opinion of a nationally recognized independent counsel to the Trust reasonably acceptable to the Property Trustee experienced in such matters to the effect that: (A) such merger, consolidation, amalgamation or replacement will not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (B) following such merger, consolidation amalgamation or replacement, neither the Trust nor such successor entity will be required to register as an investment company under the 1940 Act and (C) following such merger, consolidation, amalgamation or replacement, the Trust (or such successor trust) will be treated as a grantor trust for United States Federal income tax purposes.

    Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in liquidation amount of the Common Securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger or replacement would cause the Trust or the successor entity to be classified as other than a grantor trust for United States Federal income tax purposes.

DECLARATION EVENTS OF DEFAULT

    An event of default under the Indenture (an "Indenture Event of Default") constitutes an event of default under the Declaration with respect to the Trust Securities (a "Declaration Event of Default"); PROVIDED, HOWEVER, that pursuant to the Declaration, the holder of the Common Securities will be deemed to have waived any Declaration Event of Default with respect to the Common Securities until all Declaration Events of Default with respect to the Preferred Securities have been cured, waived or otherwise eliminated. Until such Declaration Events of Default with respect to the Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee will be deemed to be acting solely on behalf of the holders of the Preferred Securities and only the holders of the Preferred Securities will have the right to direct the Property Trustee with respect to certain matters under the Declaration and, therefore the Indenture.

    If the Property Trustee fails to enforce its rights under the Convertible Debentures after a holder of Preferred Securities has made a written request, such holder of record of Preferred Securities may directly institute a legal proceeding against the Company to enforce the Property Trustee's rights under the Convertible Debentures without first instituting any legal proceeding against the Property Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Convertible Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, the redemption date), then a holder of Preferred Securities may directly institute a proceeding for enforcement of payment to such holder directly of the principal of or interest on the Convertible Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder on or after the respective due date specified in the Convertible Debentures. In connection with such Direct Action, the Company will be subrogated to the rights of such holder of Preferred Securities under the Declaration to the extent of any payment made to such holder of Preferred

Securities in such Direct Action. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Convertible Debentures.

    Upon the occurrence of a Declaration Event of Default, the Property Trustee as the sole holder of the Convertible Debentures will have the right under the Indenture to declare the principal of and interest on the Convertible Debentures to be immediately due and payable. The Company and the Trust are each required to file annually with the Property Trustee an officers' certificate as to its compliance with all conditions and covenants under the Declaration.

VOTING RIGHTS

    Except as described herein, under the Trust Act, the Trust Indenture Act and under "Description of the Guarantee--Amendments and Assignment," and as otherwise required by law and the Declaration, the holders of the Preferred Securities will have no voting rights.

    Subject to the requirement of the Property Trustee obtaining a tax opinion in certain circumstances set forth in the last sentence of this paragraph, the holders of a majority in liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration, including the right to direct the Property Trustee, as holder of the Convertible Debentures, to (i) exercise the remedies available to it under the Indenture as a holder of the Convertible Debentures, (ii) waive any past Indenture Event of Default that is waivable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Convertible Debentures shall be due and payable or (iv) consent to any amendment, modification, or termination of the Indenture or the Convertible Debentures where such consent shall be required; PROVIDED, HOWEVER, that where a consent or action under the Indenture would require the consent or act of the holders of more than a majority of the aggregate principal amount of Convertible Debentures affected thereby, only the holders of the percentage of the aggregate stated liquidation amount of the Preferred Securities which is at least equal to the percentage required under the Indenture may direct the Property Trustee to give such consent or take such action. If the Property Trustee fails to enforce its rights under the Convertible Debentures after a holder of record of Preferred Securities has made a written request, such holder of record of Preferred Securities may directly institute a legal proceeding directly against the Company to enforce the Property Trustee's rights under the Convertible Debentures without first instituting any legal proceeding against the Property Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Convertible Debentures on the date such interest or principal is otherwise payable (or in the case of redemption on the redemption date), then a holder of Preferred Securities may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the Convertible Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder on or after the respective due date specified in the Convertible Debentures. The Property Trustee shall notify all holders of the Preferred Securities of any notice of default received from the Indenture Trustee with respect to the Convertible Debentures. Such notice shall state that such Indenture Event of Default also constitutes a Declaration Event of Default. The Property Trustee shall be under no obligation to take any of the actions described in clause (i), (ii) or (iii) above unless the Property Trustee has obtained an opinion of independent tax counsel to the effect that as a result of such action, the Trust will not fail to be classified as a grantor trust for United States Federal income tax purposes and each holder will be treated as owning an undivided beneficial interest in the Convertible Debentures.

    In the event the consent of the Property Trustee, as the holder of the Convertible Debentures, is required under the Indenture with respect to any amendment, modification or termination of the Indenture, the Property Trustee shall request the direction of the holders of the Trust Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a majority in liquidation amount of the Trust Securities voting together as a single class; PROVIDED, HOWEVER, that where a consent under the Indenture would require the consent of the holders of more than a majority of the aggregate principal amount of the Convertible Debentures, the Property Trustee may only give such consent at the direction of the holders of at least the same proportion in aggregate stated liquidation amount of the Trust Securities. The Property Trustee shall not take any such action in accordance with the directions of the holders of the Trust Securities unless the Property Trustee has obtained an opinion of tax counsel to the effect that for the purposes of United States Federal income tax the Trust will not be classified as other than a grantor trust.

    A waiver of an Indenture Event of Default will constitute a waiver of the corresponding Declaration Event of Default.

    Any required approval or direction of holders of Preferred Securities may be given at a separate meeting of holders of Preferred Securities convened for such purpose, at a meeting of all of the holders of Trust Securities or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Preferred Securities. Each such notice will include a statement setting forth the following information: (i) the date of such meeting or the date by which such action is to be taken; (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought; and
(iii) instructions for the delivery of proxies or consents. No vote or consent of the holders of Preferred Securities will be required for the Trust to redeem and cancel Preferred Securities or distribute Convertible Debentures in accordance with the Declaration.

    Notwithstanding that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned at such time by the Company or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, the Company, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if such Preferred Securities were not outstanding.

    The procedures by which holders of Preferred Securities represented by the Global Certificates may exercise their voting rights are described below. See "--Book-Entry Only Issuance--The Depository Trust Company."

    Holders of the Preferred Securities have no rights to appoint or remove the Regular Trustees, who may be appointed, removed or replaced solely by the Company as the holder of all of the Common Securities.

MODIFICATION OF THE DECLARATION

    The Declaration may be modified and amended if approved by the Regular Trustees (and in certain circumstances the Property Trustee and the Delaware Trustee), PROVIDED that if any proposed amendment provides for, or the Regular Trustees otherwise propose to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the Declaration or otherwise, or (ii) the dissolution, winding-up or termination of the Trust other than pursuant to the terms of the Declaration, then the holders of the Trust Securities voting together as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of at least a majority in liquidation amount of the Trust Securities affected thereby; PROVIDED that if any amendment or proposal referred to in clause (i) above would adversely affect only the Preferred Securities or the Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of at least a majority in liquidation amount of such class of securities.

    Notwithstanding the foregoing, no amendment or modification may be made to the Declaration if such amendment or modification would (i) cause the Trust to be classified for purposes of United States Federal income taxation as other than a grantor trust, (ii) reduce or otherwise adversely affect the powers of the Property Trustee or (iii) cause the Trust to be deemed an "investment company" which is required to be registered under the 1940 Act.

REGISTRATION RIGHTS

    In connection with the Original Offering, the Company and the Trust entered into a registration rights agreement with the Initial Purchasers (the "Registration Rights Agreement") pursuant to which the Company and the Trust would, at the Company's expense, for the benefit of the holders of the Preferred Securities, the Guarantee, the Convertible Debentures and the shares of Company Common Stock issuable upon conversion of the Convertible Debentures (together, the "Registrable Securities"), (i) file with the Commission within 75 calendar days after the date of issuance of the Preferred Securities (December 16, 1996), a registration statement (the "Shelf Registration Statement") covering resales of the Registrable Securities, (ii) use their reasonable efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act within 135 calendar days after the date of the issuance of the Preferred Securities (February 14, 1997) and (iii) use their reasonable efforts to keep effective the Shelf Registration Statement until three years after the date it is declared effective or such earlier date as all Registrable Securities shall have been disposed of or on which all Registrable Securities held by persons that are not affiliates of the Company or the Trust may be resold without registration pursuant to Rule 144(k) under the Securities Act (the "Effectiveness Period"). The Registration Statement to which this Prospectus forms a part has been filed by the Company and the Trust pursuant to their respective obligations under the Registration Rights Agreement. The Company will provide to each holder of Registrable Securities copies of this Prospectus, notify each holder when the Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of the Registrable Securities. A holder of Registrable Securities that sells such Registrable Securities pursuant to the Shelf Registration Statement will be required to be named as a selling security holder herein and, to the extent required by the Act, to deliver a copy of this Prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement, including certain indemnification obligations.

    If (i) the Shelf Registration Statement to which this Prospectus forms a part was not filed with the Commission on or prior to December 16, 1996 or (ii) such Shelf Registration Statement was not declared effective on or prior to February 14, 1997 (each, a "Registration Default"), additional interest ("Liquidated Damages") would have accrued on the Convertible Debentures and, accordingly, additional distributions would have accrued on the Preferred Securities, in each case from and including the day following such Registration Default.

    The Company will be permitted under certain circumstances (whether or not controlled by, or within the control of, the Company) to suspend the use of this Prospectus which is part of the Shelf Registration Statement for a period not to exceed 30 consecutive days or 90 days, whether or not consecutive, during any 12-month period. In the event that the Shelf Registration Statement ceases to be effective during the Effectiveness Period for more than 30 consecutive days or any 90 days, whether or not consecutive, during any 12-month period, then the interest rate borne by the Debentures and the distribution rate borne by the Preferred Securities would each increase by an additional one-half of one percent (0.50%) per annum from such 31st or 91st day, as applicable.

    The Company and the Trust agreed in the Registration Rights Agreement to use their reasonable efforts to cause the Preferred Securities and the Company Common Stock issuable upon conversion of the Debentures to be listed on the NYSE upon effectiveness of the Shelf Registration Statement. However, due to the fact that the Trust will be unable to meet all of the listing requirements of the NYSE for the Preferred Securities sold pursuant to this Prospectus prior to the time of original effectiveness of the Shelf

Registration Statement, the Company and the Trust will not immediately seek to list such Preferred Securities on the NYSE or any other securities exchange or to obtain approval for quotation through any automated quotation system. The Company and the Trust intend to reevaluate listing the Preferred Securities on the NYSE if and to the extent the listing and maintenance requirements of the exchange applicable thereto are met in the future.

    The summary herein of certain provisions of the Registration Rights Agreement is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a copy of which is available upon request to the Company or the Initial Purchasers.

BOOK-ENTRY ONLY ISSUANCE--THE DEPOSITORY TRUST COMPANY

    The description of book-entry procedures in this Prospectus includes summaries of certain rules and operating procedures of The Depository Trust Company, New York, New York ("DTC") that affect transfers of interest in the global certificate or certificates issued in connection with sales of Preferred Securities made pursuant to this Prospectus. Except to the extent that Preferred Securities were initially sold in the Original Offering or the Over-Allotment Offering to institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) or in offshore transactions pursuant to Regulation S under the Securities Act, the Preferred Securities were issued only as fully registered securities registered in the name of Cede & Co. (as nominee for DTC). One or more fully registered global Preferred Security certificates (the "Global Certificates") bearing a CUSIP number distinct from the CUSIP number for the Preferred Securities issued in the Original Offering and the Over-Allotment Offering will be issued, representing, in the aggregate, Preferred Securities sold pursuant to this Prospectus, and will be deposited with DTC. In the event of a transfer of securities that were issued in fully registered, certificated form, the holder of such certificates will be required to exchange them for interests in the Global Certificates representing the number of Preferred Securities being transferred.

    DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Participants in DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

    Purchases of Preferred Securities within the DTC system must be made by or through Participants, which will receive a credit for the Preferred Securities on DTC's records. The ownership interest of each actual purchaser of Preferred Securities ("Beneficial Owner") is in turn to be recorded on the Participants' and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Participants or Indirect Participants through which the Beneficial Owners purchased Preferred Securities. Transfers of ownership interests in the Preferred Securities are to be accomplished by entries made on the books of Participants and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Preferred Securities, except in the event that use of the book-entry system for the Preferred Securities is discontinued.

    DTC has no knowledge of the actual Beneficial Owners of the Preferred Securities; DTC's records reflect only the identity of the Participants to whose accounts such Preferred Securities are credited, which may or may not be the Beneficial Owners. The Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

    So long as DTC, or its nominee, is the registered owner or holder of a Global Certificate, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Preferred Securities represented thereby for all purposes under the Declaration and the Preferred Securities. No beneficial owner of an interest in a Global Certificate will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those provided for under the Declaration.

    DTC has advised the Company that it will take any action permitted to be taken by a holder of Preferred Securities (including the presentation of Preferred Securities for exchange as described below) only at the direction of one or more Participants to whose account the DTC interests in the Global Certificates are credited and only in respect of such portion of the aggregate liquidation amount of Preferred Securities as to which such Participant or Participants has or have given such direction. However, if there is a Declaration Event of Default under the Preferred Securities, DTC will exchange the Global Certificates for Certificated Securities, which it will distribute to its Participants.

    Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

    Redemption notices in respect of the Preferred Securities held in book-entry form will be sent to DTC or its nominee. If less than all of the Preferred Securities are being redeemed, DTC will determine the amount of the interest of each Participant to be redeemed in accordance with its procedures.

    Although voting with respect to the Preferred Securities is limited, in those cases where a vote is required, neither DTC nor its nominee will itself consent or vote with respect to Preferred Securities. Under its usual procedures, DTC would mail an Omnibus Proxy to the Trust as soon as possible after the record date. The Omnibus Proxy assigns DTC's consenting or voting rights to those Participants to whose accounts the Preferred Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

    Distributions on the Preferred Securities held in book-entry form will be made to DTC in immediately available funds. DTC's practice is to credit Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants and Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participants and Indirect Participants and not of DTC, the Trust, or the Company subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the Trust, disbursement of such payments to Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Participants and Indirect Participants.

    Except as provided herein, a Beneficial Owner of an interest in a Global Certificate will not be entitled to receive physical delivery of Preferred Securities. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the Preferred Securities.

    Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Certificates among Participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of the Company, the Trust or the Trustee will have any responsibility for the performance by DTC or its Participants or Indirect Participants under the rules and procedures governing DTC. DTC may discontinue providing its services as securities depository with respect to the Preferred Securities at any time by giving notice to the Trust. Under such circumstances, in the event that a successor securities depository is not obtained, Preferred Security certificates are required to be printed and delivered. Additionally, the Trust (with the consent of the Company) may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depository). In that event, certificates for the Preferred Securities will be printed and delivered. In each of the above circumstances, the Company will appoint a paying agent with respect to the Preferred Securities.

    The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the global Preferred Securities as represented by a Global Certificate.

PAYMENT AND PAYING AGENCY

    Payments in respect of the Preferred Securities represented by the Global Certificates shall be made to DTC, which shall credit the relevant accounts at DTC on the applicable distribution dates or, in the case of certificated securities, such payments shall be made by check mailed to the address of the holder entitled thereto as such address as shall appear on the Register. The Paying Agent is currently Wilmington Trust Company. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Issuer Trustees. In the event that Wilmington Trust Company shall no longer be the Paying Agent, the Trustee shall appoint a successor to act as Paying Agent (which shall be a bank or company).

REGISTRAR, TRANSFER AGENT, PAYING AGENT AND CONVERSION AGENT

    The Property Trustee acts as Registrar, Transfer Agent, Paying Agent and Conversion Agent for the Preferred Securities.

    Registration of transfers of Preferred Securities will be effected without charge by or on behalf of the Trust but upon payment (with the giving of such indemnity as the Trust or the Company may require) in respect of any tax or other government charges which may be imposed in relation to it.

    The Trust will not be required to register or cause to be registered the transfer of Preferred Securities after such Preferred Securities have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

    The Company and certain of its subsidiaries may maintain deposit accounts and conduct other banking transactions with the Property Trustee in the ordinary course of their businesses. The Property Trustee, prior to the occurrence of a default with respect to the Trust Securities, has undertaken to perform only such duties as are specifically set forth in the Declaration and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Preferred Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The holders of Preferred Securities will not be required to offer such indemnity in the event such holders, by exercising their voting rights, direct the Property Trustee to take any action following a Declaration Event of Default.

GOVERNING LAW

    The Declaration and the Preferred Securities are governed by, and shall be construed in accordance with, the internal laws of the State of Delaware.

MISCELLANEOUS

    The Regular Trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that the Trust will not be deemed to be an "investment company" required to be registered under the 1940 Act or characterized as other than a grantor trust for United States Federal income tax purposes so that the Convertible Debentures will be treated as indebtedness of the Company for United States Federal income tax purposes. In this connection, the Regular Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust or the Declaration that the Regular Trustees determine in their discretion to be necessary or desirable for such purposes as long as such action does not adversely affect the interests of the holders of the Preferred Securities.

    Holders of the Preferred Securities have no preemptive rights.

                          DESCRIPTION OF THE GUARANTEE

    Set forth below is a summary of information concerning the Guarantee which was executed and delivered by the Company for the benefit of the holders from time to time of Preferred Securities. The summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Guarantee. The Guarantee incorporates by reference the terms of the Trust Indenture Act. The Guarantee will be qualified under the Trust Indenture Act upon effectiveness of the Registration Statement of which this Prospectus forms a part. The Guarantee Trustee holds the Guarantee for the benefit of the holders of the Preferred Securities.

GENERAL

    Pursuant to and to the extent set forth in the Guarantee, the Company has irrevocably and unconditionally agreed to pay in full to the holders of the Preferred Securities (except to the extent paid by the Trust), as and when due, regardless of any defense, right of set off or counterclaim which the Trust may have or assert, the following payments (the "Guarantee Payments"), without duplication: (i) any accrued and unpaid distributions that are required to be paid on the Preferred Securities to the extent the Trust has funds available therefor, (ii) the applicable redemption price with respect to any Preferred Securities called for redemption by the Trust, to the extent the Trust has funds available therefor, and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (other than in connection with the distribution of Convertible Debentures to the holders of Preferred Securities or the redemption of all the Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Preferred Securities to the date of payment, to the extent the Trust has funds available therefor, and (b) the amount of assets of the Trust remaining available for distribution to holders of Preferred Securities upon the liquidation of the Trust. The holders of a majority in liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. Any holder of Preferred Securities may directly institute a legal proceeding against the Company to enforce the obligations of the Company under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. If the Company were to default on its obligation to pay amounts payable on the Convertible Debentures, the Trust would lack available funds for the payment of distributions or amounts payable on redemption of the Preferred Securities or otherwise, and in such event holders of the Preferred Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, a holder of the Preferred Securities would be required to rely on the enforcement (1) by the Property Trustee of its rights, as registered holder of the Convertible Debentures, against the Company pursuant to the terms of the Convertible Debentures or (2) by such holder of Preferred Securities of its right against the Company to enforce payments on the Convertible Debentures. See "Description of the Convertible Debentures." The Declaration provides that each holder of Preferred Securities, by acceptance thereof, agrees to the provisions of the Guarantee and the Indenture.

    The Guarantee does not apply to any payment of distributions or the Redemption Price, or to payments upon the dissolution, winding-up or termination of the Trust, except to the extent the Trust shall have funds available therefor. If the Company does not make interest payments on the Convertible Debentures, the Trust will not pay distributions on the Preferred Securities and will not have funds available therefor. See "Description of the Convertible Debentures." The Guarantee, when taken together with the Company's obligations under the Convertible Debentures, the Indenture and the Declaration, including its obligations to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Trust Securities), will provide a full and unconditional guarantee by the Company of payments due on the Preferred Securities issued by the Trust.

    The Company has also agreed separately to irrevocably and unconditionally guarantee the obligations of the Trust with respect to the Common Securities (the "Common Securities Guarantee") to the same extent as the Guarantee, except that upon the occurrence and during the continuation of a Declaration Event of Default, holders of Preferred Securities shall have priority over holders of Common Securities with respect to distributions and payments on liquidation, redemption or otherwise.

CERTAIN COVENANTS OF THE COMPANY

    In the Guarantee, the Company has covenanted that, so long as any Preferred Securities remain outstanding, if (i) the Company has exercised its option to defer interest payments on the Convertible Debentures by extending the interest payment period and such extension shall be continuing, (ii) the Company shall be in default with respect to its payment or other obligations under the Guarantee or (iii) there shall have occurred and be continuing any event that, with the giving of notice or the lapse of time or both, would constitute an Indenture Event of Default, then the Company (a) shall not, and shall not allow any of its subsidiaries (other than its wholly owned subsidiaries) to, declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (except for (i) dividends or distributions in shares of Company Common Stock on Company Common Stock or on its Preferred Stock, (ii) purchases or acquisitions of shares of Company Common Stock made in connection with employee benefit plans of the Company or its subsidiaries in the ordinary course of business or pursuant to employment agreements with officers or employees of the Company or its subsidiaries entered into in the ordinary course of business, provided that repurchases by the Company or its subsidiaries made from officers or employees of the Company or its subsidiaries pursuant to employment agreements shall be made at a price not to exceed market value on the date of any such repurchase and shall not exceed $1 million in the aggregate for all such employees and officers, (iii) conversions or exchanges of any class of common stock into any other class of common stock or (iv) purchases of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of any of the Company's securities being converted or exchanged), (b) shall not, and shall not allow any of its subsidiaries to, make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank junior to or PARI PASSU with the Convertible Debentures and (c) shall not, and shall not allow any of its subsidiaries to, make any guarantee payments with respect to the foregoing (other than such payments made pursuant to the Guarantee).

AMENDMENTS AND ASSIGNMENT

    Except with respect to any changes that do not materially adversely affect the rights of holders of Preferred Securities (in which case no vote will be required), the Guarantee may be amended only with the prior approval of the holders of at least a majority in liquidation amount of all the outstanding Preferred Securities. The manner of obtaining any such approval of holders of the Preferred Securities will be as set forth under "Description of the Preferred Securities--Voting Rights." All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Preferred Securities then outstanding. Except in connection with any permitted merger or consolidation of the Company with or into another entity or any permitted sale, transfer or lease of the Company's assets to another entity as described below under "Description of the Convertible Debentures--Consolidation, Merger and Sale of Assets," the Company may not assign its rights or delegate its obligations under the Guarantee without the prior approval of the holders of at least a majority of the aggregate stated liquidation amount of the Preferred Securities then outstanding.

TERMINATION OF THE GUARANTEE

    The Guarantee will terminate as to each holder of Preferred Securities (i) upon full payment of the applicable redemption price of all Preferred Securities, (ii) upon distribution of the Convertible Debentures held by the Trust to the holders of the Preferred Securities, (iii) upon liquidation of the Trust and full payment of fee amounts payable in accordance with the Declaration or (iv) upon the distribution of Company Common Stock to such holder in respect of the conversion of such holder's Preferred Securities into Company Common Stock, and will terminate completely upon full payment of the amounts payable in accordance with the Declaration. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities must restore payment of any sum paid under such Preferred Securities or such Guarantee.

STATUS OF THE GUARANTEE; SUBORDINATION

    The Guarantee constitutes an unsecured obligation of the Company and ranks
(i) subordinate and junior to all other liabilities of the Company except any liabilities that may be PARI PASSU expressly by their terms, (ii) PARI PASSU in right of payment with the most senior preferred stock issued from time to time by the Company and with any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock or preferred securities of any affiliate of the Company and (iii) senior to the common stock of the Company. The terms of the Preferred Securities provide that each holder of Preferred Securities by acceptance thereof agrees to the subordination provisions and other terms of the Guarantee.

    The Guarantee constitutes a guarantee of payment and not of collection (that is, the guaranteed party may directly institute a legal proceeding against the Company to enforce its rights under the Guarantee without instituting a legal proceeding against any other person or entity including the Trust).

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

    The Guarantee Trustee, prior to the occurrence of a default with respect to the Guarantee, has undertaken to perform only such duties as are specifically set forth in the Guarantee and, after default with respect to the Guarantee, shall exercise the same degree of care as a prudent man would exercise in the conduct of his own affairs. Subject to such provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

GOVERNING LAW

    The Guarantee is governed by, and shall be construed in accordance with, the laws of the State of New York.

                   DESCRIPTION OF THE CONVERTIBLE DEBENTURES

    Set forth below is a description of the specific terms of the Convertible Debentures in which the Trust has invested the proceeds from the issuance and sale of the Trust Securities. The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Indenture (the "Indenture") among the Company and the Indenture Trustee, a copy of which may be obtained from the Company upon request. Certain capitalized terms used herein are defined in the Indenture. The Indenture will be qualified under the Trust Indenture Act upon effectiveness of the Registration Statement of which this Prospectus forms a part.

    Under certain circumstances involving the dissolution of the Trust following the occurrence of a Special Event, Convertible Debentures may be distributed to the holders of the Trust Securities in liquidation of the Trust. See "Description of the Preferred Securities--Special Event Redemption or Distribution."

GENERAL

    The Convertible Debentures have been issued as unsecured debt under the Indenture. The Convertible Debentures were limited in aggregate principal amount to $207.5 million, such amount being the sum of the aggregate stated liquidation amount of the Preferred Securities and the Common Securities.

    The Convertible Debentures are not subject to a sinking fund provision. The entire principal amount of the Convertible Debentures will become due and payable, together with any accrued and unpaid interest thereon, including Compounded Interest (as defined herein) and Additional Interest, if any, on October 1, 2016.

    The Convertible Debentures, if distributed to holders of Preferred Securities in liquidation of such holders' interest in the Trust, will initially be issued in the same form as the Preferred Securities that such Convertible Debentures replace. Any Global Certificate will be replaced with one or more Global Securities (as defined under "--Book-Entry and Settlement"). Under certain limited circumstances, Convertible Debentures may be issued in certificated form in exchange for a Global Security. In the event that Convertible Debentures are issued in certificated form, such Convertible Debentures will be in denominations of $50 and integral multiples thereof and may be transferred or exchanged at the offices described below.

    Payments on Convertible Debentures issued as a Global Security will be made to DTC, a successor depository or, in the event that no depository is used, to a Paying Agent for the Convertible Debentures. In the event Convertible Debentures are issued in certificated form, principal and interest will be payable, the transfer of the Convertible Debentures will be registrable and Convertible Debentures will be exchangeable for Convertible Debentures of other denominations of a like aggregate principal amount at the corporate trust office of the Indenture Trustee, or an agent of the Indenture Trustee, in The City of New York; PROVIDED, HOWEVER, that unless the Convertible Debentures are held by the Trust or any successor permissible under "Description of the Preferred Securities--Merger, Consolidation or Amalgamation of the Trust," payment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto.

    There are no covenants or provisions in the Indenture that afford holders of Convertible Debentures protection in the event of a highly leveraged transaction or other similar transaction involving the Company that may adversely affect such holders.

INTEREST

    Each Convertible Debenture bears interest at the rate of 6 3/4% per annum from the Original Offering Date, payable quarterly in arrears on January 1, April 1, July 1 and October 1 (each, an "Interest Payment Date"), commencing January 1, 1997, to the person in whose name such Convertible Debenture is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. If any Preferred Securities are held in certificated form, the record date for each Interest Payment Date shall be 15 days prior to such Interest Payment Date.

    The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly period will be computed on the basis of the actual number of days elapsed. In the event that any date on which interest is payable on the Convertible Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

    The Company shall have the right at any time during the term of the Convertible Debentures to defer interest payments from time to time by extending the interest payment period for successive periods not exceeding 20 consecutive quarters for each such period; PROVIDED no Extension Period may extend beyond the maturity date of the Convertible Debentures. At the end of each Extension Period, the Company shall pay all interest then accrued and unpaid (including any Additional Interest and Liquidated Damages) together with interest thereon compounded quarterly at the rate specified for the Convertible Debentures to the extent permitted by applicable law ("Compounded Interest"); PROVIDED that during any Extension Period, the Company (a) shall not, and shall not allow any of its subsidiaries (other than its wholly-owned subsidiaries) to, declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (except for (i) dividends or distributions in shares of Company Common Stock on Company Common Stock or on its Preferred Stock, (ii) purchases or acquisitions of shares of Company Common Stock made in connection with any employee benefit plan of the Company or its subsidiaries in the ordinary course of business or pursuant to employment agreements with officers or employees of the Company or its subsidiaries entered into in the ordinary course of business, provided that repurchases by the Company made from officers or employees of the Company or its subsidiaries pursuant to employment agreements shall be made at a price not to exceed the market value on the date of any such repurchase and shall not exceed $1 million in the aggregate for all such employees and officers, (iii) conversions or exchanges of any shares of any class of common stock into any other class of common stock and (iv) purchases of fractional interests of shares of the Company's capital stock pursuant to the conversion or exchange provisions of any of the Company's securities being converted or exchanged), (b) shall not, and shall not allow any of its subsidiaries to, make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem, any debt securities issued by the Company that rank junior to or PARI PASSU with the Convertible Debenturesand (c) shall not, and shall not allow any of its subsidiaries to,make any guarantee payments with respect to the foregoing. Prior to the termination of any such Extension Period, the Company may further extend such Extension Period; PROVIDED, that such Extension Period together with all previous and further extensions thereof may not exceed 20 consecutive quarters and may not extend beyond the maturity of the Convertible Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the above requirements. No interest during an Extension Period, except at the end thereof, shall be due and payable. The Company does not have any current intention of exercising its right to defer payments of interest by extending the interest payment period on the Convertible Debentures. If the Property Trustee shall be the sole holder of the Convertible Debentures, the Company shall give the Regular Trustees, the Property Trustee and the Indenture Trustee notice of its selection of such Extension Period at least one Business Day prior to the earlier of (i) the date the distributions on the Preferred Securities are payable or (ii) the date the Trust is required to give notice to the NYSE (or any applicable self-regulatory organization) or to holders of the Preferred Securities of the record date or the date such distribution is payable, but in any event not less than ten Business Days prior to such record date. The Trust shall give notice of the selection of such Extension Period to the holders of the Preferred Securities. If the Property Trustee shall not be the sole holder of the Convertible Debentures, the Company shall give the holders of the Convertible Debentures notice of its selection of such Extension Period at least ten Business Days prior to the earlier of (i) the Interest Payment Date or (ii) the date the Company is required to give notice to the NYSE (or any applicable self-regulatory organization) or to holders of the Convertible Debentures of the record or payment date of such related interest payment, but in any event not less than two Business Days prior to such record date.

ADDITIONAL INTEREST

    If at any time while the Property Trustee is the holder of the Convertible Debentures, the Trust or the Property Trustee would be required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, the Company will pay as additional interest ("Additional Interest") such amounts as shall be required so that the net amounts received and retained by the Trust after paying any such taxes, duties, assessments or governmental charges will be not less than the amounts the Trust would have received had no such taxes, duties, assessments or governmental charges been imposed.

CONVERSION OF THE CONVERTIBLE DEBENTURES

    The Convertible Debentures are convertible into Company Common Stock at the option of the holders of the Convertible Debentures at any time prior to the close of business on the Business Day immediately preceding the date of repayment of such Convertible Debentures, whether at maturity or upon redemption, at the initial conversion price set forth on the cover page of this Prospectus subject to the conversion price adjustments described under "Description of the Preferred Securities--Conversion Rights." The Trust has covenanted not to convert Convertible Debentures held by it except pursuant to a notice of conversion delivered to the Conversion Agent by a holder of Preferred Securities. Upon surrender of a Preferred Security to the Conversion Agent for conversion, the Trust will distribute $50 principal amount of the Convertible Debentures to the Conversion Agent on behalf of the holder of the Preferred Securities so converted, whereupon the Conversion Agent will convert such Convertible Debentures to Company Common Stock on behalf of such holder. The Company's delivery to the holders of the Convertible Debentures (through the Conversion Agent) of the fixed number of shares of Company Common Stock into which the Convertible Debentures are convertible (together with the cash payment, if any, in lieu of fractional shares) will be deemed to satisfy the Company's obligation to pay the principal amount of the Convertible Debentures so converted, and the accrued and unpaid interest thereon attributable to the period from the last date to which interest has been paid or duly provided for, PROVIDED, HOWEVER, that if any Convertible Debenture is converted after a record date for payment of interest, the interest payable on the related interest payment date with respect to such Convertible Debenture shall be paid to the Trust (which will distribute such interest to the holder of the Preferred Securities on the record date) or other holder of Convertible Debentures as of the record date, as the case may be, despite such conversion.

OPTIONAL REDEMPTION

    The Company shall have the right to redeem the Convertible Debentures, in whole or in part, at any time or from time to time on or after October 5, 1999 upon not less than 30 nor more than 60 days' notice, at the following optional redemption prices (expressed as a percentage of the principal amount of

Convertible Debentures), if redeemed during the 12-month period beginning October 1 of the year shown below (October 5, in the case of 1999):

                                                                          OPTIONAL
                                                                         REDEMPTION
YEAR                                                                        PRICE
-----------------------------------------------------------------------  -----------
1999...................................................................     104.725%
2000...................................................................     104.050
2001...................................................................     103.375
2002...................................................................     102.700
2003...................................................................     102.025
2004...................................................................     101.350
2005...................................................................     100.675
2006 and thereafter....................................................     100.000

plus, in each case, accrued and unpaid interest, including Additional Interest and Liquidated Damages, if any, to the redemption date.

    If a partial redemption of the Preferred Securities resulting from a partial redemption of the Convertible Debentures would result in the delisting of the Preferred Securities, the Company may only redeem Convertible Debentures in whole.

PROPOSED TAX LEGISLATION

    On March 19, 1996, as part of President Clinton's fiscal 1997 Budget Proposal, the Treasury Department proposed the Proposed Legislation that, among other things, would treat as equity for United States Federal income tax purposes instruments with a maximum term of more than 20 years that are not shown as indebtedness on the consolidated balance sheet of the issuer. On March 29, 1996, Senate Finance Committee Chairman William V. Roth, Jr. and House Ways and Means Committee Chairman Bill Archer issued the Joint Statement indicating their intent that certain legislative proposals initiated by the Clinton administration, including the Proposed Legislation, that may be adopted by either of the tax-writing committees of Congress, would have an effective date that is no earlier than the date of "appropriate Congressional action." Based on the Joint Statement, it is expected that if the Proposed Legislation were enacted, such legislation would not apply to the Convertible Debentures since they are expected to be issued prior to the date of any "appropriate Congressional action." There can be no assurance, however, that any proposed legislation enacted after the date hereof will not otherwise adversely affect the tax treatment of the Convertible Debentures. If legislation is enacted that adversely affects the tax treatment of the Convertible Debentures, such legislation could result in the distribution of the Convertible Debentures to holders of the Preferred Securities or, in certain limited circumstances, the redemption of such securities by the Company and the distribution of the resulting cash in redemption of the Preferred Securities. See "Description of the Preferred Securities--Special Event Redemption or Distribution."

SUBORDINATION

    The Indenture provides that the Convertible Debentures are subordinate and junior in right of payment to all existing and future Senior Indebtedness of the Company. No payment of principal of (including redemption payments, if any), premium, if any, or interest on, the Convertible Debentures may be made if (i) any Senior Indebtedness of the Company is not paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived, or ceased to exist or (ii) the maturity of any Senior Indebtedness of the Company has been accelerated because of a default. Upon any distribution of assets of the Company to creditors upon any dissolution, winding up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal of, and premium, if any, and interest due or to become due on, all Senior Indebtedness of the Company must be paid in full before the holders of the Convertible Debentures are entitled to receive or retain any payment. Upon satisfaction of all claims related to all Senior Indebtedness of the Company then outstanding, the rights of the holders of the Preferred Securities will be subrogated to the rights of the holders of Senior Indebtedness of the Company to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the Convertible Debentures are paid in full.

    The term "Senior Indebtedness" means in respect of the Company: (i) the principal, premium, if any, and interest in respect of (A) indebtedness of such obligor for money borrowed and (B) indebtedness evidenced by securities, debentures, bonds, notes or other similar instruments issued by such obligor or credit facilities with lending institutions or commercial lenders, (ii) all capital lease obligations of such obligor, (iii) all obligations of such obligor issued or assumed as the deferred purchase price of property, all conditional sale obligations of such obligor and all obligations of such obligor under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business), (iv) all obligations of such obligor for the reimbursement of any letter of credit, banker's acceptance, security purchase facility or similar credit transaction, (v) commitment or standby fees due and payable to lending institutions with respect to credit facilities available to the Company, (vi) obligations under interest rate and currency swaps, floors, caps and other arrangements intended to fix interest rate obligations, (vii) all obligations of the type referred to in clauses (i) through (vi) above of other persons for the payment of which such obligor is responsible or liable as obligor, guarantor or otherwise, and (viii) all obligations of the type referred to in clauses (i) through (vii) above of other persons secured by any lien on any property or asset of such obligor (whether or not such obligation is assumed by such obligor), except for (1) the Convertible Debentures, (2) any such indebtedness that is by its terms subordinated to or PARI PASSU with the Convertible Debentures and (3) any indebtedness between or among such obligor or its affiliates, including all other debt securities and guarantees in respect of those debt securities issued to any other trust, or trustee of such trust, partnership or other entity affiliated with the Company that is, directly or indirectly, a financing vehicle of the Company (a "Financing Entity") in connection with the issuance by such Financing Entity of preferred securities or other securities that rank PARI PASSU with, or junior to, the Preferred Securities. Such Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

    The Convertible Debentures are obligations exclusively of the Company. Certain of the Company's operations are conducted through subsidiaries. To the extent that the Company conducts any material part of its operations in the future through subsidiaries, the cash flow and the consequent ability to service debt, including the Convertible Debentures of the Company, may become dependent upon the earnings of such subsidiaries and the distribution of those earnings to, or upon loans, royalties, license fees or other payments of funds by those subsidiaries, to the Company. The Company's subsidiaries are and will in the future be separate and distinct legal entities and will have no obligation, contingent or otherwise, to pay any amounts due pursuant to the Convertible Debentures or to make any funds available therefor, whether by dividends, loans or other payments. In addition, the payment of dividends and the making of loans and advances to the Company by its subsidiaries are subject to certain statutory or contractual restrictions, are dependent upon the earnings of such subsidiaries and are subject to various business considerations.

    Any right of the Company to receive assets of its subsidiaries upon their liquidation or reorganization (and the consequent right of the holders of the Convertible Debentures to participate in these assets) will be effectively subordinated to the claims of any such subsidiary's creditors (including trade creditors), except to the extent that the Company is itself recognized as a creditor of such subsidiary, in which case the claims of the Company would still be subordinate to any security interests in the assets of such subsidiary and any indebtedness of such subsidiary senior to that held by the Company.

    The Indenture does not limit the aggregate amount of Senior Indebtedness that may be issued by the Company or its subsidiaries. At October 31, 1996, Senior Indebtedness of the Company aggregated approximately $113.2 million. See "Capitalization."

CERTAIN COVENANTS

    In the Indenture, the Company has covenanted (i) to directly or indirectly maintain 100% ownership of the Common Securities of the Trust; PROVIDED, HOWEVER, that any permitted successor of the Company under the Indenture may succeed to the Company ownership; (ii) not to cause, as sponsor of the Trust, or to permit, as holder of the Common Securities, the dissolution, winding-up or termination of the Trust, except in connection with certain mergers, consolidations or amalgamations; and (iii) to use its reasonable efforts to cause the Trust (x) to remain a statutory business trust, except in connection with the distribution of Convertible Debentures to the holders of Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities of the Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration, and (y) to otherwise continue to be classified as a grantor trust for United States Federal income tax purposes.

CONSOLIDATION, MERGER AND SALE OF ASSETS

    The Indenture provides that the Company will not consolidate with or merge into any other entity or convey, transfer or lease its assets substantially as an entirety unless (a) if the Company is not the survivor, the successor is a corporation organized in the United States and expressly assumes the due and punctual payment of the principal of (and premium, if any) and interest on all Convertible Debentures issued thereunder and the performance of every other covenant of the Indenture on the part of the Company as the case may be, and (b) immediately thereafter no event of default under the Indenture and no event which, after notice or lapse of time, or both, would become an event of default under the Indenture, shall have happened and be continuing. Upon any such consolidation, merger, conveyance or transfer, the successor corporation shall succeed to and be substituted for the Company under the Indenture and thereafter the predecessor corporation shall be relieved of all obligations and covenants under the Indenture and the Convertible Debentures.

BOOK-ENTRY AND SETTLEMENT

    If distributed to holders of the Preferred Securities in connection with the involuntary or voluntary dissolution, winding-up or liquidation of the Trust as a result of the occurrence of a Special Event, the Convertible Debentures will be issued in the same form as the Preferred Securities which such Convertible Debentures replace. Any Global Certificate will be replaced by one or more global certificates (each a "Global Security") registered in the name of the depository or its nominee. Except under the limited circumstances described below, the Convertible Debentures represented by the Global Security will not be exchangeable for, and will not otherwise be issuable as, Convertible Debentures in definitive form. The Global Securities described above may not be transferred except by the depository to a nominee of the depository or by a nominee of the depository to the depository or another nominee of the depository or to a successor depository or its nominee.

    The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in such a Global Security.

    Except as provided below, owners of beneficial interests in such a Global Security will not be entitled to receive physical delivery of Convertible Debentures in definitive form and will not be considered the holders thereof for any purpose under the Indenture, and no Global Security representing Convertible Debentures shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the depository or its nominee or to a successor depository or its nominee. Accordingly, each Beneficial Owner must rely on the procedures of DTC or if such person is not a Participant, on the procedures of the Participant through which such person owns its interest to exercise any rights of a holder under the Indenture.

THE DEPOSITORY

    If Convertible Debentures are distributed to holders of Preferred Securities in liquidation of such holders' interests in the Trust and a Global Security is issued, DTC will act as securities depository for the Convertible Debentures represented by such Global Security. For a description of DTC and the specific terms of the depository arrangements, see "Description of the Preferred Securities--Book-Entry Only Issuance--The Depository Trust Company." As of the date of this Prospectus, the description therein of DTC's book-entry system and DTC's practices as they relate to purchases, transfers, notices and payments with respect to the Preferred Securities apply in all material respects to any debt obligations represented by one or more Global Securities held by DTC. The Company may appoint a successor to DTC or any successor depository in the event DTC or such successor depository is unable or unwilling to continue as a depository for the Global Securities.

    None of the Company, the Trust, the Indenture Trustee, any paying agent and any other agent of the Company or the Indenture Trustee has any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for such Convertible Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DISCONTINUANCE OF THE DEPOSITORY'S SERVICES

    A Global Security shall be exchangeable for Convertible Debentures registered in the names of persons other than the Depository or its nominee only if (i) the Depository notifies the Company that it is unwilling or unable to continue as a depository for such Global Security and no successor depository shall have been appointed, (ii) the Depository, at any time, ceases to be a clearing agency registered under the Exchange Act at which time the Depository is required to be so registered to act as such depository and no successor depository shall have been appointed, (iii) the Company in its sole discretion, determines that such Global Security shall be so exchangeable or (iv) there shall have occurred an Event of Default with respect to such Convertible Debentures. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Convertible Debentures registered in such names as the Depository shall direct. It is expected that such instructions will be based upon directions received by the Depository from its Participants with respect to ownership of beneficial interests in such Global Security.

EVENTS OF DEFAULT

    The Indenture provides that any one or more of the following described events, which has occurred and is continuing, constitutes an "Event of Default" with respect to the Convertible Debentures: (i) failure for 30 days to pay interest on the Convertible Debentures, including any Additional Interest, Compounded Interest and Liquidated Damages in respect thereof, when due, provided that a valid extension of an interest payment period will not constitute a default in the payment of interest (including any Additional

Interest, Compounded Interest or Liquidated Damages) for this purpose; (ii) failure to pay principal of or premium, if any, on the Convertible Debentures when due whether at maturity, upon redemption, by declaration or otherwise;
(iii) failure by the Company to deliver shares of Company Common Stock upon an election by a holder of Preferred Securities to convert such Preferred Securities; (iv) failure to observe or perform any other covenant contained in the Indenture for 60 days after notice to the Company by the Trustee or by the holders of not less than 25% in aggregate outstanding principal amount of the Convertible Debentures; (v) default under any bond, debenture or any other evidence relating to indebtedness for money borrowed of the Company or any of its significant subsidiaries having an aggregate outstanding principal amount in excess of $20 million, which default shall have resulted in such indebtedness being accelerated, or failure to pay when due (beyond any applicable grace periods) any such indebtedness, without such indebtedness being discharged, such acceleration having been rescinded or annulled or such failure to pay having been cured or waived, within 30 days after receipt of notice thereof by the Company from the Trustee or by the Company and the Trustee from the holders of not less than 25% in aggregate principal amount at maturity of the Convertible Debentures then outstanding; (vi) the dissolution, winding up or termination of the Trust, except in connection with the distribution of Convertible Debentures to the holders of Preferred Securities in liquidation of the trust upon the redemption of all outstanding Preferred Securities and in connection with certain mergers, consolidations or amalgamations permitted by the Declaration; or (vii) certain events in bankruptcy, insolvency or reorganization of the Company or any of its significant subsidiaries.

    The Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Convertible Debentures may declare the principal of and interest on the Convertible Debentures due and payable immediately on the occurrence of an Event of Default; PROVIDED, HOWEVER, that, after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of outstanding Convertible Debentures may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, have been cured or waived as provided in the Indenture. For information as to waiver of Defaults, see "--Modifications and Amendments of the Indenture."

    Notwithstanding the foregoing, if an Indenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Convertible Debentures on the date such interest or principal is otherwise payable, the Company acknowledges that, in such event, a holder of Preferred Securities may institute a Direct Action for payment on or after the respective due date specified in the Convertible Debentures. The Company may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of all the holders of Preferred Securities. Notwithstanding any payment made to such holder of Preferred Securities by the Company in connection with a Direct Action, the Company shall remain obligated to pay the principal of or interest on the Convertible Debentures held by the Trust or the Property Trustee and the Company shall be subrogated to the rights of the holder of such Preferred Securities with respect to payments on the Preferred Securities to the extent of any payments made by the Company to such holder in any Direct Action. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Convertible Debentures.

    The holders of not less than a majority in principal amount of the outstanding Convertible Debentures may on behalf of the holders of all the Convertible Debentures waive any past defaults except (i) a default in payment of the principal of (or premium, if any) or interest, if any, on any Convertible Debentures and (ii) a default in respect of a covenant or provision of the Indenture which cannot be amended or modified without the consent of the holder of each Convertible Debenture; PROVIDED, HOWEVER, that if the Convertible Debentures are held by the Trust or a trustee of such Trust, such waiver or modulation to such waiver shall not be effective until the holders of a majority in liquidation amount of Trust Securities shall have consented to such waiver or modification to such waiver; and PROVIDED FURTHER, that if the consent of the holder of each outstanding Convertible Debenture is required, such waiver shall not be effective until each holder of the Trust Securities shall have consented to such waiver.

    Except as provided above, a default under any other indebtedness of the Company would not constitute an Event of Default under the Convertible Debentures.

    Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee in case an Event of Default shall occur and be continuing, the Indenture Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any holders of Convertible Debentures, unless such holders shall have offered to the Indenture Trustee reasonable security or indemnity. Subject to such provisions for the indemnification of the Indenture Trustee, the holders of a majority in aggregate principal amount of the Convertible Debentures then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or powers conferred on the Indenture Trustee.

    No holder of any Convertible Debenture has any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless
(i) such holder shall have previously given to Indenture Trustee written notice of a continuing Event of Default, (ii) if the Trust is not the sole holder of Convertible Debentures, the holders of at least 25% in aggregate principal amount of the Convertible Debentures then Outstanding shall also have made written request, (iii) such holder has offered reasonable indemnity to the Indenture Trustee to institute such proceeding as Indenture Trustee, (iv) the Indenture Trustee shall have failed to institute such Proceeding within 60 days of such notice and (v) the Indenture Trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding Convertible Debentures a direction inconsistent with such request. However, such limitations do not apply to a suit instituted by a holder of a Convertible Debenture for enforcement of payment of the principal of or interest on such Convertible Debenture on or after the respective due dates expressed in such Convertible Debenture.

    The Company is required to file annually with the Indenture Trustee and the Property Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants under the Indenture.

MODIFICATIONS AND AMENDMENTS OF THE INDENTURE

    The Indenture contains provisions permitting the Company and the Indenture Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Convertible Debentures, to modify the Indenture or the rights of the holders of Convertible Debentures; PROVIDED, HOWEVER, that no such modification may, without the consent of the holder of each outstanding Convertible Debenture affected thereby, (i) extend the stated maturity of the Convertible Debentures or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, or adversely affect the right to convert Convertible Debentures or (ii) reduce the percentage in aggregate principal amount of outstanding Convertible Debentures, the holders of which are required to consent to any such supplemental indenture.

    In addition, the Company and the Indenture Trustee may execute, without the consent of any holder of Convertible Debentures, any supplemental indenture to cure any ambiguities, to comply with the Trust Indenture Act and for certain other customary purposes.

GOVERNING LAW

    The Indenture and the Convertible Debentures are governed by, and shall be construed in accordance with, the laws of the State of New York.

INFORMATION CONCERNING THE INDENTURE TRUSTEE

    The Indenture Trustee, prior to default, has undertaken to perform only such duties as are specifically set forth in the Indenture and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Indenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Convertible Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Indenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Indenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

                  EFFECT OF OBLIGATIONS UNDER THE CONVERTIBLE
                          DEBENTURES AND THE GUARANTEE

    As set forth in the Declaration, the sole purpose of the Trust is to issue the Trust Securities evidencing undivided beneficial interests in the assets of the Trust and to invest the proceeds from such issuance and sale in the Convertible Debentures.

    As long as payments of interest and other payments are made when due on the Convertible Debentures, such payments will be sufficient to cover distributions and payments due on the Trust Securities because of the following factors: (i) the aggregate principal amount of Convertible Debentures will be equal to the sum of the aggregate stated liquidation amount of the Trust Securities; (ii) the interest rate and the interest and other payment dates on the Convertible Debentures will match the distribution rate and distribution and other payment dates for the Preferred Securities; (iii) pursuant to the Indenture, the Company shall, directly or indirectly,pay all, and the Trust shall not be obligated to pay any, costs, expenses, debt and obligations of the Trust other than with respect to the Trust Securities; and (iv) the Declaration further provides that the Issuer Trustees will not cause or permit the Trust to, among other things, engage in any activity that is not consistent with the purposes of the Trust.

    Payments of distributions (to the extent funds therefor are available) and other payments due on the Preferred Securities (to the extent funds therefor are available) are guaranteed by the Company as and to the extent set forth under "Description of the Guarantee." If the Company does not make interest payments on the Convertible Debentures purchased by the Trust, the Trust will not have sufficient funds to pay distributions on the Preferred Securities. The Guarantee is a guarantee with respect to the Preferred Securities from the time of its issuance but does not apply to any payment of distributions unless and until the Trust has sufficient funds for the payment of such distributions.

    The Guarantee covers the payment of distributions and other payments on the Preferred Securities only if and to the extent that the Company has made a payment of interest or principal on the Convertible Debentures held by the Trust as its sole asset. The Guarantee, when taken together with the Company's obligations under the Convertible Debentures and the Indenture and its obligations under the Declaration, including its obligations to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Trust Securities), provide a full and unconditional guarantee of amounts due on the Preferred Securities.

    If the Company fails to make interest or other payments on the Convertible Debentures when due (taking account of any Extension Period), the Declaration provides a mechanism whereby the holders of the Preferred Securities, using the procedures described in "Description of the Preferred Securities-- Book-Entry Only Issuance--The Depository Trust Company" and "Description of the Preferred Securities--Voting Rights," may direct the Property Trustee to enforce its rights under the Convertible Debentures. If the Property Trustee fails to enforce its rights under the Convertible Debentures, any holder of Preferred Securities may directly institute a legal proceeding against the Company to enforce the Property Trustee rights under the Convertible Debentures without first instituting any legal proceeding against the Property Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of

Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Convertible Debentures on the date such interest or principal is otherwise available (or in the case of redemption, on the redemption date), then a holder of Preferred Securities may institute a Direct Action for payment on or after the respective due date specified in the Convertible Debentures. In connection with such Direct Action, the Company will be subrogated to the rights of such holder of Preferred Securities under the Declaration to the extent of any payment made by the Company to such holder of Preferred Securities in such Direct Action. The Company, under the Guarantee, acknowledges that the Guarantee Trustee shall enforce the Guarantee on behalf of the holders of the Preferred Securities. If the Company fails to make payments under the Guarantee, the Guarantee provides a mechanism whereby the holders of the Preferred Securities may direct the Guarantee Trustee to enforce its rights thereunder. Any holder of Preferred Securities may directly institute a legal proceeding against the Company to enforce the Guarantee Trustee's rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.

                          DESCRIPTION OF CAPITAL STOCK

    The authorized capital stock of the Company consists of (i) 100,000,000 shares of common stock, par value $.001 per share, and (ii) 15,000,000 shares of preferred stock, par value $.01 per share, which are subject to future issuance as determined by the Board of Directors of the Company.

COMMON STOCK

    Holders of Company Common Stock are entitled to one vote per share on all matters on which the holders of Company Common Stock are entitled to vote and do not have any cumulative voting rights. Holders of Company Common Stock are entitled to receive such dividends as may from time to time be declared by the Board of Directors of the Company out of funds legally available therefor. Holders of Company Common Stock have no preemptive, conversion, redemption or sinking fund rights. In the event of a liquidation, dissolution of winding-up of the Company, holders of Company Common Stock are entitled to share ratably in the assets of the Company, if any, remaining after the payment of all debts and liabilities of the Company and the liquidation preference of any outstanding series of preferred stock. The outstanding shares of Company Common Stock are fully paid and nonassessable. The rights, preferences and privileges of holders of Company Common Stock are subject to any series of Preferred Stock that the Company may issue in the future.

PREFERRED STOCK

    The Board of Directors is authorized to provide for the issuance of Preferred Stock in one or more series and to fix the number of shares constituting any such series, the voting powers, designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including the dividend rights, redemption privileges, conversion rights and liquidation preferences of the shares constituting any series, without any further vote or action by the stockholders of the Company. The issuance of Preferred Stock by the Board of Directors could adversely affect the rights of holders of Company Common Stock. For example, issuance of Preferred Stock could result in a series of securities outstanding that would have preferences over the Company Common Stock with respect to dividends and in liquidation and that could (upon conversion or otherwise) enjoy all of the rights appurtenant to Company Common Stock.

    The authority possessed by the Board of Directors to issue Preferred Stock could potentially be used to discourage attempts by others to obtain control of the Company through merger, tender offer, proxy, consent or otherwise by making such attempts more difficult to achieve or more costly. The Board of Directors may issue Preferred Stock without stockholder approval and with voting and conversion rights that could adversely affect the voting power of holders of Company Common Stock. There are no agreements or understandings for the issuance of Preferred Stock, and the Board of Directors has no present intention to issue Preferred Stock.

REGISTRATION RIGHTS

    The beneficial owners of 19,198,482.96 shares of Company Common Stock (including 738,408 shares subject to exercise under presently-exercisable options) have the right to request that the Company effect the registration of any or all of such shares or to include any or all of such shares in any registration statement to be filed by the Company relating to the registration of Company Common Stock under the Securities Act (other than registration statements on Form S-4 or Form S-8). Upon such request, the Company is required to file a registration statement covering such shares or to include such shares in such registration statement, as applicable, except that, in the case of a requested registration, the Company is not obligated to file any registration statement initiated pursuant to a request by any such holder within six months of a prior request for registration by any such holder and the Company's obligations to effect any such registration is subject to other limitations, including a minimum aggregate offering price of the shares being registered.

SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW

    Section 203 of the DGCL ("Section 203") prevents an "interested stockholder" (defined in Section 203, generally, as a person owning 15% or more of a corporation's outstanding voting stock) from engaging in a "business combination" (as defined in Section 203) with a publicly-held Delaware corporation for three years following the date such person became an interested stockholder unless (i) before such person became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction in which the interested stockholder became an interested stockholder; (ii) upon consummation of the transaction that resulted in the interested stockholder's becoming an interested stockholder, the interested stockholder owns at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding stock held by directors who are also officers of the corporation and by employee stock plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or (iii) following the transaction in which such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of two-thirds of the outstanding voting stock of the corporation not owned by the interested stockholder.

DIRECTORS' LIABILITY

    The Certificate of Incorporation contains provisions that eliminate the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty other than liability for breaches of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, violations under Section 174 of the DGCL or any transaction from which the director derived an improper personal benefit. The Company's By-laws contain provisions requiring the indemnification of the Company's directors and officers to the fullest extent permitted by
Section 145 of the DGCL, including circumstances in which indemnification is otherwise discretionary. The Company has entered into indemnification agreements with each of its directors that provide for indemnification of such directors to the fullest extent permitted by the DGCL. The Company believes that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers.

TRANSFER AGENT AND REGISTRAR

    The transfer agent and registrar for the Company Common Stock is ChaseMellon Shareholder Services.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

    The following is a summary of certain of the material United States Federal income tax consequences of the purchase, ownership, disposition and conversion of Preferred Securities. Unless otherwise stated, this summary deals only with Preferred Securities held as capital assets. This summary addresses the United States Federal income tax considerations to holders of Preferred Securities who are citizens or residents of the United States or any political subdivision thereof or therein, or estates or trusts the income of which is subject to United States Federal income taxation regardless of its source or other holders who are otherwise subject to United States federal income taxation on a net income basis with respect to Preferred Securities ("U.S. Holders") and does not address the tax consequences to holders of Preferred Securities who are not U.S. Holders. This summary does not deal with special classes of holders such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, or persons that will hold the Preferred Securities as other than a capital asset. This summary also does not address the tax consequences to persons that have a functional currency other than the U.S. Dollar or the tax consequences to shareholders, partners or beneficiaries of a holder of Preferred Securities. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the Preferred Securities. This summary is based on the Code, Treasury regulations thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis.

CLASSIFICATION OF THE CONVERTIBLE DEBENTURES

    The Company has taken the position that the Convertible Debentures will be classified for United States Federal income tax purposes as indebtedness of the Company under current law, and, by acceptance of a Preferred Security, each holder covenants to treat the Convertible Debentures as indebtedness and the Preferred Securities as evidence of an indirect beneficial ownership interest in the Convertible Debentures. No assurance can be given, however, that such position of the Company will not be challenged by the Internal Revenue Service or, if challenged, that such a challenge will not be successful. The remainder of this discussion assumes that the Convertible Debentures will be classified as indebtedness of the Company for United States Federal income tax purposes.

CLASSIFICATION OF THE TRUST

    In connection with the issuance of the Preferred Securities, Arter & Hadden, special United States tax counsel to the Company and the Trust, has rendered its opinion in connection with the Original Offering and the Over-Allotment Offering to the effect that, under then current law and assuming full compliance with the terms of the Declaration and the Indenture (and certain other documents relating to the offering referred to herein), and based on certain facts and assumptions contained in such opinion, the Trust was classified for United Stated Federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States Federal income tax purposes, each holder of Preferred Securities generally will be considered the owner of an undivided interest in the Convertible Debentures, and each holder will be required to include in its gross income any original issue discount accrued with respect to its allocable share of those Convertible Debentures.

POTENTIAL EXTENSION OF INTEREST PAYMENT PERIOD AND ORIGINAL ISSUE DISCOUNT

    Because the Company has the option, under the terms of the Convertible Debentures, to defer payments of interest by extending interest payment periods for up to 20 quarters, all of the stated interest payments on the Convertible Debentures will be treated as "original issue discount." Holders of debt instruments issued with OID must include that discount in income on an economic accrual basis before the receipt of cash attributable to the interest, regardless of their method of tax accounting. Generally, all of a holder's taxable interest income with respect to the Convertible Debentures will be accounted for as OID. Actual payments and distributions of stated interest (including payments of accrued interest upon conversion of the Convertible Debentures) will not, however, be separately reported as taxable income. The amount of OID that accrues in any quarter will approximately equal the amount of the interest that accrues on the Convertible Debentures in that quarter at the stated interest rate. In the event that the interest payment period is extended, holders will continue to accrue OID approximately equal to the amount of the interest payment due at the end of the extended interest payment period on an economic accrual basis over the length of the extended interest payment period.

    Corporate holders of Preferred Securities will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Preferred Securities.

MARKET DISCOUNT AND BOND PREMIUM

    Holders of Preferred Securities other than a holder who purchased the Preferred Securities upon original issuance may be considered to have acquired their undivided interests in the Convertible Debentures with market discount or acquisition premium as such phrases are defined for United States Federal income tax purposes. Such holders are advised to consult their tax advisors as to the income tax consequences of the acquisition, ownership and disposition of the Preferred Securities.

RECEIPT OF CONVERTIBLE DEBENTURES OR CASH UPON LIQUIDATION OF THE TRUST

    Under certain circumstances, as described under the caption "Description of the Preferred Securities--Special Event Redemption or Distribution," Convertible Debentures may be distributed to holders in exchange for the Preferred Securities and in liquidation of the Trust. Under current law, such a distribution to holders, for United States Federal income tax purposes, would be treated as a nontaxable event to each holder, and each holder would receive an aggregate tax basis in the Convertible Debentures equal to such holder's aggregate tax basis in its Preferred Securities. A holder's holding period in the Convertible Debentures so received in liquidation of the Trust would include the period during which the Preferred Securities were held by such holder. If, however, the related Special Event is a Tax Event which results in the Trust being treated as an association taxable as a corporation, the distribution would likely constitute a taxable event to holders of the Preferred Securities, in which event the Company, if it elected to eliminate the Trust, would generally be required to cause the redemption of the Convertible Debentures for cash and distribute the redemption proceeds to the holders in liquidation of the Trust.

    Under certain circumstances described herein (see "Description of the Preferred Securities"), the Convertible Debentures may be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their Preferred Securities. Under current law, such a redemption would, for United States Federal income tax purposes, constitute a taxable disposition of the redeemed Preferred Securities, and a holder would recognize gain or loss as if it sold such redeemed Preferred Securities for cash. See "--Sales of Preferred Securities."

SALES OF PREFERRED SECURITIES

    A holder that sells Preferred Securities will recognize gain or loss equal to the difference between the amount realized on the sale of the Preferred Securities and the holder's adjusted tax basis in such Preferred Securities. A holder's adjusted tax basis in the Preferred Securities generally will be its initial purchase price increased by OID previously includible in such holder's gross income to the date of disposition and decreased by payments received on the Preferred Securities to the date of disposition. Such gain or loss will be a capital gain or loss and will be a long-term capital gain or loss if the Preferred Securities have been held for more than one year at the time of sale.

    The Preferred Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Convertible Debentures. A holder who disposes of or converts his Preferred Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Convertible Debentures through the date of disposition or conversion in income as ordinary income, and to add such amount to his adjusted tax basis in his PRO RATA share of the underlying Convertible Debentures deemed disposed of or converted. To the extent the selling price is less than the holder's adjusted tax basis (which basis will include, in the form of OID, all accrued but unpaid interest), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States Federal income tax purposes.

PROPOSED TAX LEGISLATION

    On March 19, 1996, as part of President Clinton's fiscal 1997 Budget Proposal, the Treasury Department proposed the Proposed Legislation that, among other things, would treat as equity for United States Federal income tax purposes instruments with a maximum term of more than 20 years that are not shown as indebtedness on the consolidated balance sheet of the issuer. On March 29, 1996, Senate Finance Committee Chairman William V. Roth, Jr. and House Ways and Means Committee Chairman Bill Archer issued the Joint Statement indicating their intent that certain legislative proposals initiated by the Clinton administration, including the Proposed Legislation, that may be adopted by either of the tax-writing committees of Congress, would have an effective date that is no earlier than the date of "appropriate Congressional action." Based on the Joint Statement, it is expected that if the Proposed Legislation were enacted, such legislation would not apply to the Convertible Debentures since they are expected to be issued prior to the date of any "appropriate Congressional action." There can be no assurances, however, that any proposed legislation enacted after the date hereof will not otherwise adversely affect the tax treatment of the Convertible Debentures. If legislation is enacted that adversely affects the tax treatment of the Convertible Debentures, such legislation could result in the distribution of the Convertible Debentures to holders of the Preferred Securities or, in certain limited circumstances, the redemption of such securities by the Company and the distribution of the resulting cash in redemption of the Preferred Securities. See "Description of the Preferred Securities--Special Event Redemption or Distribution."

CONVERSION OF PREFERRED SECURITIES INTO COMMON STOCK

    A holder will not recognize income, gain or loss upon the conversion, through the Conversion Agent, of Preferred Securities into Company Common Stock. A holder will, however, recognize gain upon the receipt of cash in lieu of a fractional share of Company Common Stock equal to the amount of cash received less the holder's tax basis in such fractional share. A holder's tax basis in the Company Common Stock received upon conversion should generally be equal to the holder's tax basis in the Preferred Securities delivered to the Conversion Agent for conversion less the basis allocated to any fractional share for which cash is received and less the amount of cash a holder receives in payment of accrued interest on the Convertible Debentures. A holder's holding period in the Company Common Stock received upon conversion of its Preferred Securities should generally begin on the date the holder acquired the Preferred Securities delivered to the Conversion Agent for conversion.

ADJUSTMENT OF CONVERSION PRICE

    Treasury Regulations promulgated under Section 305 of the Code would treat holders of Preferred Securities as having received a constructive distribution from the Company in the event the conversion ratio of the Convertible Debentures were adjusted if (i) as a result of such adjustment, the proportionate interest (measured by the quantum of Company Common Stock into or for which the Convertible Debentures are convertible) of the holders of the Preferred Securities in the assets or earnings and profits of the Company were increased and (ii) the adjustment was not made pursuant to a bona fide, reasonable antidilution formula. An adjustment in the conversion ratio would not be considered made pursuant to such a formula if the adjustment was made to compensate for certain taxable distributions with respect to the Company Common Stock. Thus, under certain circumstances, a reduction in the conversion price for the holders may result in deemed dividend income to holders to the extent of the current or accumulated earnings and profits of the Company. Holders of the Preferred Securities would be required to include their allocable share of such deemed dividend income in gross income but would not receive any cash related thereto.

INFORMATION REPORTING AND BACKUP WITHHOLDING

    Generally, income on the Preferred Securities will be reported to holders on Forms 1099, which forms should be mailed to holders of Preferred Securities by January 31 following each calendar year.

    Payments made on, and proceeds from the sale of, the Preferred Securities may be subject to a "backup" withholding tax of 31% unless the holder complies with certain identification requirements. Any withheld amounts will be allowed as a credit against the holder's United States Federal income tax, provided the required information is provided to the Internal Revenue Service.

    THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE PREFERRED SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

                          CERTAIN ERISA CONSIDERATIONS

    Generally, an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code ("Plan"), may purchase Preferred Securities, subject to the investing fiduciary's determination that the investment in Preferred Securities satisfies ERISA's fiduciary standards and other requirements applicable to investments by the Plan.

    The Department of Labor ("DOL") has issued a regulation (29 C.F.R. Section 2510.3-101) (the "DOL Regulation") defining what constitutes the assets of a Plan. The DOL Regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for purposes of ERISA to be assets of the investing plan unless certain exceptions apply.

    There can be no assurance that any of the exceptions set forth in the DOL Regulation will apply to the purchase of Preferred Securities offered hereby and, as a result, an investing Plan's assets could be considered to include an undivided interest in the Convertible Debentures and any other assets held in the Trust. In the event that assets of the Trust are considered assets of an investing Plan, the Company, the Issuer Trustees and other persons, in providing services with respect to the Convertible Debentures, may be considered fiduciaries to such Plan and subject to the fiduciary responsibility provisions of Title I of ERISA and the prohibited transaction provisions of Section 4975 of the Code with respect to transactions involving such assets unless a statutory or administrative exemption applies.

    The Company and/or any of its affiliates may be considered a "party in interest" (within the meaning of ERISA) or a "disqualified person" (within the meaning of Section 4975 of the Code) with respect to a Plan. The acquisition and ownership of Preferred Securities by a Plan (or by an individual retirement arrangement or other plan described in Section 4975(e)(1) of the Code) with respect to which the Company or any of its affiliates is considered a party in interest or a disqualified person may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless such Preferred Securities are acquired pursuant to and in accordance with an applicable exemption.

    As a result, any Plan with respect to which the Company or any of its affiliates is a party in interest or a disqualified person should not acquire Preferred Securities unless such Preferred Securities are acquired pursuant to and in accordance with an applicable prohibited transaction exemption. A Plan or other entity whose assets include Plan assets subject to ERISA or Section 4975 of the Code proposing to acquire Preferred Securities should consult with their own counsel.

                                SELLING HOLDERS

    The Preferred Securities were originally issued by the Trust and sold by Robertson, Stephens & Company LLC, Alex. Brown & Sons Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation and The Robinson-Humphrey Company, Inc. (collectively, the "Initial Purchasers"), in transactions exempt from the registration requirements of the Securities Act, to persons reasonably believed by such Initial Purchasers to be "qualified institutional buyers" (as defined in Rule 144A of the Securities Act), to "institutional accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) or outside the United States to non-U.S. persons in off-shore transactions in reliance on Regulation S under the Securities Act. These purchasers, or their transferees, pledgees, donees or successors (the "Selling Holders") may from time to time offer and sell pursuant to this Prospectus any or all of the Preferred Securities, the Convertible Debentures, Company Common Stock issued upon conversion of the Preferred Securities, and the associated Guarantee.

    The Company and the Trust have filed a Registration Statement on Form S-1 (of which this Prospectus forms a part) with the Commission in order to register the Offered Securities in accordance with the provisions of the Registration Rights Agreement. The Registration Rights Agreement obligated the Company and the Trust to, among other things, file a Registration Statement with regard to the Offered Securities prior to December 16, 1996 and keep such Registration Statement effective until three years after the date it is declared effective or such earlier date as all Registerable Securities shall have been disposed of or on which all Registerable Securities held by persons that are not affiliates of the Company or the Trust may be sold without registration pursuant to Rule 144(k) under the Securities Act, or any successor provision. Although none of the Selling Holders have advised the Company that they currently intend to sell all or any of the Offered Securities pursuant to this Prospectus, the Selling Holders may choose to sell the Offered Securities from time to time upon notice to Company and the Trust. See "Plan of Distribution."

    Prior to any use of this Prospectus in connection with an offering of the Offered Securities, this Prospectus will be supplemented to set forth the name and the number of shares beneficially owned by the Selling Holder intending to sell such Offered Securities, and the number of Offered Securities to be offered. The Prospectus Supplement will also disclose whether any Selling Holder selling in connection with such Prospectus Supplement has held any position or office with, been employed by or otherwise has a material relationship with, the Company or any of its affiliates during the three (3) years prior to the date of the Prospectus Supplement.

                              PLAN OF DISTRIBUTION

    The Offered Securities may be sold from time to time to purchasers directly by the Selling Holders. Alternatively, the Selling Holders may from time to time offer the Offered Securities to or through underwriters, broker/dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Holders or the purchasers of such securities for whom they may act as agents. The Selling Holders and any underwriters, broker/dealers or agents that participate in the distribution of the Offered Securities may be deemed to be "underwriters" within the meaning of the Securities Act and to any profit on the sale of such securities and any discounts, commissions, concessions or other compensation received by such underwriter, broker/dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act.

    The Offered Securities may be sold from time to time in one or more transactions at fixed prices, at the prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. The sale of the Offered Securities may be effectuated in transactions (which may involve crosses or block transactions) (i) on any national securities exchange or quotation service on which the Offered Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or in the over-the-counter market, or (iv) through the writing and exercise of options. At the time a particular offering of the Offered Securities is made, a Prospectus Supplement, if required, will be distributed which will set forth the aggregate amount of the type of Offered Securities being offered and the terms of the Offering, including the name or names of any underwriters, broker/dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Holders, if any,and any discounts, commissions or concessions allowed or reallowed to be paid to broker/dealers, if any. To comply with the securities laws of certain jurisdictions, if applicable, the Offered Securities will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers.

    The Selling Holders will be subject to applicable provisions of the Exchange Act and rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the Offered Securities by the Selling Holders. The foregoing may affect the marketability of such securities.

    Pursuant to the Registration Rights Agreement, the Company shall pay all expenses of the registration of the Offered Securities including, without limitation, commission filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, that the Selling Holders will pay all underwriting discounts, selling commissions and transfer taxes, if any, in the event of an underwritten offering of the Offered Securities.

    The Selling Holders will be indemnified by the Company and the Trust, jointly and severally against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith. The Company and the Trust will be indemnified by the Selling Holders severally against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith.

                                 LEGAL MATTERS

    The validity of the Offered Securities and certain United States Federal income taxation matters will be passed upon for the Company and Trust by Arter & Hadden, Dallas, Texas.

                                    EXPERTS

    The consolidated financial statements and schedule of Vanstar Corporation at April 30, 1996 and 1995, and for the years then ended, the seven month period ended April 30, 1994 and the year ended September 30, 1993, included in this Prospectus and Registration Statement, have been audited by Ernst & Young LLP, independent auditors, as stated in their reports thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                              VANSTAR CORPORATION
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                                               PAGE
                                                                                                             ---------
AUDITED FINANCIAL STATEMENTS

  Independent Auditors' Report (Ernst & Young LLP).........................................................     F-2

  Consolidated Balance Sheets..............................................................................     F-3

  Consolidated Statements of Income........................................................................     F-4

  Consolidated Statements of Stockholders' Equity..........................................................     F-5

  Consolidated Statements of Cash Flows....................................................................     F-6

  Notes to Consolidated Financial Statements...............................................................     F-7

UNAUDITED INTERIM FINANCIAL STATEMENTS

  Consolidated Balance Sheets..............................................................................    F-19

  Consolidated Statements of Income........................................................................    F-20

  Consolidated Statements of Cash Flows....................................................................    F-21

  Notes to Consolidated Financial Statements...............................................................    F-22

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

Board of Directors

Vanstar Corporation

    We have audited the accompanying consolidated balance sheets of Vanstar Corporation as of April 30, 1996 and 1995, and the related consolidated statements of income, stockholders' equity, and cash flows for the years ended April 30, 1996 and 1995, the seven month period ended April 30, 1994 and the year ended September 30, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Vanstar Corporation at April 30, 1996 and 1995, and the consolidated results of its operations and its cash flows for years ended April 30, 1996 and 1995, the seven month period ended April 30, 1994 and the year ended September 30, 1993, in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

San Jose, California
June 10, 1996

                              VANSTAR CORPORATION

                          CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                          APRIL 30,
                                                    ----------------------
                                                       1996        1995
                                                    ----------  ----------
                                                    (IN THOUSANDS, EXCEPT
                                                         SHARE DATA)

Current assets:
  Cash............................................  $   14,498  $    7,761
  Receivables, net of allowance for doubtful
    accounts of $14,812 and $12,326 at April 30,
    1996 and 1995, respectively...................     298,484     261,308
  Inventories.....................................     350,406     298,686
  Deferred income taxes...........................      25,750      35,779
  Prepaid expenses and other current assets.......       2,432       1,193
                                                    ----------  ----------
    Total current assets..........................     691,570     604,727
Property and equipment, net.......................      23,183      19,832
Other assets, net.................................      48,899      39,296
Goodwill, net of accumulated amortization of
  $3,453 and $1,726 at April 30, 1996 and 1995,
  respectively....................................      39,713      41,440
                                                    ----------  ----------
                                                    $  803,365  $  705,295
                                                    ----------  ----------
                                                    ----------  ----------

                   LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable................................  $  305,374  $  263,197
  Accrued liabilities.............................      41,586      39,110
  Deferred revenue................................      27,109      26,883
  Current maturities of long-term debt............       1,759       7,685
                                                    ----------  ----------
    Total current liabilities.....................     375,828     336,875
Long-term debt, less current maturities...........     293,007     337,750
Other long-term liabilities.......................       7,477       8,081
Commitments and contingencies.....................      --          --
Stockholders' equity:
  Preferred stock.................................      --             153
  Common stock:
    Class A; $.001 par value: 100,000,000 shares
      authorized, 40,475,144 shares issued and
      outstanding at April 30, 1996; 50,000,000
      shares authorized, 7,323,508 issued and
      outstanding at April 30, 1995...............          40           7
    Class B; $.001 par value; no shares
      authorized, issued or outstanding at April
      30, 1996; 18,800,000 shares authorized,
      3,708,205 issued and outstanding at April
      30, 1995....................................      --               4
  Additional paid-in capital......................     115,097      24,768
  Retained earnings (accumulated deficit) (since a
    deficit elimination of $78,448 at April 30,
    1994).........................................      11,916      (2,343)
                                                    ----------  ----------
      Total stockholders' equity..................     127,053      22,589
                                                    ----------  ----------
                                                    $  803,365  $  705,295
                                                    ----------  ----------
                                                    ----------  ----------

          See accompanying notes to consolidated financial statements.

                              VANSTAR CORPORATION

                       CONSOLIDATED STATEMENTS OF INCOME

                                                            YEAR ENDED APRIL 30,     SEVEN MONTHS    YEAR ENDED
                                                         --------------------------   ENDED APRIL   SEPTEMBER 30,
                                                             1996          1995        30, 1994         1993
                                                         ------------  ------------  -------------  -------------
                                                                    (IN THOUSANDS, EXCEPT SHARE DATA)
Revenue:
  Products.............................................  $  1,578,298  $  1,187,392   $   490,576    $   935,165
  Services.............................................       226,515       198,000        95,938        164,648
                                                         ------------  ------------  -------------  -------------
    Total revenue......................................     1,804,813     1,385,392       586,514      1,099,813
                                                         ------------  ------------  -------------  -------------
Cost of revenue:
  Products.............................................     1,430,404     1,073,879       437,316        824,514
  Services.............................................       129,482       100,975        52,196         97,275
                                                         ------------  ------------  -------------  -------------
      Total cost of revenue............................     1,559,886     1,174,854       489,512        921,789
                                                         ------------  ------------  -------------  -------------
Gross margin...........................................       244,927       210,538        97,002        178,024
Selling, general and administrative expenses...........       201,880       182,411        97,436        181,320
                                                         ------------  ------------  -------------  -------------
Operating income (loss)................................        43,047        28,127          (434)        (3,296)
  Interest income......................................         5,539         6,577         1,608            849
  Interest expense.....................................       (35,804)      (32,555)      (12,789)       (23,045)
                                                         ------------  ------------  -------------  -------------
Income (loss) from continuing operations before income
  taxes................................................        12,782         2,149       (11,615)       (25,492)
  Income tax benefit (provision).......................        (4,729)         (881)        4,646          6,741
                                                         ------------  ------------  -------------  -------------
Income (loss) from continuing operations...............         8,053         1,268        (6,969)       (18,751)
  Income from operations of discontinued businesses
    (less income taxes of $3,693 in 1994 and $6,811 in
    1993)..............................................       --            --              6,426         14,258
  Gain on disposal of discontinued businesses (less
    income taxes of $5,400 in 1996 and $10,706 in 1994
    and $0 in 1993)....................................         9,194       --             45,048            247
                                                         ------------  ------------  -------------  -------------
Net income (loss)......................................  $     17,247  $      1,268   $    44,505    $    (4,246)
                                                         ------------  ------------  -------------  -------------
                                                         ------------  ------------  -------------  -------------
Pro forma net income per share:
  Continuing operations................................  $       0.23  $       0.04
  Discontinued operations..............................          0.27       --
                                                         ------------  ------------
Total pro forma net income per share...................  $       0.50  $       0.04
                                                         ------------  ------------
                                                         ------------  ------------
Shares used in pro forma per share calculation.........        34,250        32,486
                                                         ------------  ------------
                                                         ------------  ------------

          See accompanying notes to consolidated financial statements.

                              VANSTAR CORPORATION

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                            COMMON STOCK A             COMMON STOCK B
                                                   PREFERRED STOCK
                                                 --------------------  ------------------------  --------------------------
                                                  SHARES     AMOUNT      SHARES       AMOUNT       SHARES        AMOUNT
                                                 ---------  ---------  -----------  -----------  -----------  -------------
                                                                               (IN THOUSANDS)
Balance at September 30, 1992..................      9,766  $  28,495       4,118    $       4        3,708     $       4
Issuance of Class A Common Stock...............     --         --           3,267            3       --            --
Amortization of deferred compensation..........     --         --          --           --           --            --
Issuance of warrants...........................     --         --          --           --           --            --
Translation adjustments........................     --         --          --           --           --            --
Net loss.......................................     --         --          --           --           --            --
Dividends......................................     --         --          --           --           --            --
                                                                                                                       --
                                                 ---------  ---------  -----------         ---   -----------
Balance at September 30, 1993..................      9,766     28,495       7,385            7        3,708             4
Conversion of Class A, C, and D Preferred Stock
 and accrued dividends to Class F Preferred
 Stock.........................................      5,543    (28,342)     --           --           --            --
Payment on shareholder note receivable.........     --         --          --           --           --            --
Issuance of Class A Common Stock...............     --         --              75       --           --            --
Translation adjustments........................     --         --          --           --           --            --
Sale of international businesses...............     --         --          --           --           --            --
Net income.....................................     --         --          --           --           --            --
Dividends......................................     --         --          --           --           --            --
Quasi-reorganization:
  Revaluation adjustments, net.................     --         --          --           --           --            --
  Transfer from accumulated deficit............     --         --          --           --           --            --
                                                                                                                       --
                                                 ---------  ---------  -----------         ---   -----------
Balance at April 30, 1994......................     15,309        153       7,460            7        3,708             4
Redemption of Class A Common Stock.............     --         --            (154)      --           --            --
Issuance of Class A Common Stock...............     --         --              17       --           --            --
Redemption of Class E Preferred Stock..........     --         --          --           --           --            --
Net income.....................................     --         --          --           --           --            --
Dividends......................................     --         --          --           --           --            --
                                                                                                                       --
                                                 ---------  ---------  -----------         ---   -----------
Balance at April 30, 1995......................     15,309        153       7,323            7        3,708             4
Redemption of Class A Common Stock.............     --         --            (103)      --           --            --
Issuance of warrants                                --         --          --           --           --            --
Conversion of Class F Preferred Stock and
 Senior Preferred Stock to Class A Common
 Stock.........................................    (15,309)      (153)     15,309           15       --            --
Conversion of Class B Common Stock to Class A
 Common Stock..................................     --         --           3,708            4       (3,708)           (4)
Conversion of Warrants to Class A Common
 Stock.........................................     --         --           4,996            5       --            --
Issuance of Class A Common Stock...............     --         --           9,216            9       --            --
Accrued Dividends Forgiven--Senior Preferred
 Stock.........................................     --         --          --           --           --            --
Exercise of Options............................     --         --              26       --           --            --
Net income.....................................     --         --          --           --           --            --
Dividends......................................     --         --          --           --           --            --
                                                                                                                       --
                                                 ---------  ---------  -----------         ---   -----------
Balance at April 30, 1996......................     --      $  --          40,475    $      40       --         $  --
                                                                                                                       --
                                                                                                                       --
                                                 ---------  ---------  -----------         ---   -----------
                                                 ---------  ---------  -----------         ---   -----------


                                                                           RETAINED
                                                  STOCKHOLDER    ADDTL.    EARNINGS
                                                     NOTE        PAID-IN    (ACCUM.     TRANS
                                                  RECEIVABLE     CAPTL.    DEFICIT)    ADJUST.     TOTAL
                                                 -------------  ---------  ---------  ---------  ---------

Balance at September 30, 1992..................    $  --        $  84,758  $(112,434) $    (143) $     684
Issuance of Class A Common Stock...............       (1,846)      17,395     --         --         15,552
Amortization of deferred compensation..........       --                9     --         --              9
Issuance of warrants...........................         (154)       3,269     --         --          3,115
Translation adjustments........................       --           --         --          1,411      1,411
Net loss.......................................       --           --         (4,246)    --         (4,246)
Dividends......................................       --           --         (3,941)    --         (3,941)

                                                 -------------  ---------  ---------  ---------  ---------
Balance at September 30, 1993..................       (2,000)     105,431   (120,621)     1,268     12,584
Conversion of Class A, C, and D Preferred Stock
 and accrued dividends to Class F Preferred
 Stock.........................................       --           28,342     --         --         --
Payment on shareholder note receivable.........        1,000       --         --         --          1,000
Issuance of Class A Common Stock...............       --           --         --         --         --
Translation adjustments........................       --           --         --            (86)       (86)
Sale of international businesses...............       --           --         --         (1,182)    (1,182)
Net income.....................................       --           --         44,505     --         44,505
Dividends......................................       --           --         (2,332)    --         (2,332)
Quasi-reorganization:
  Revaluation adjustments, net.................       --          (29,692)    --         --        (29,692)
  Transfer from accumulated deficit............       --          (78,448)    78,448     --         --

                                                 -------------  ---------  ---------  ---------  ---------
Balance at April 30, 1994......................       (1,000)      25,633     --         --         24,797
Redemption of Class A Common Stock.............        1,000       (1,000)    --         --         --
Issuance of Class A Common Stock...............       --           --         --         --         --
Redemption of Class E Preferred Stock..........       --              135     --         --            135
Net income.....................................       --           --          1,268     --          1,268
Dividends......................................       --           --         (3,611)    --         (3,611)

                                                 -------------  ---------  ---------  ---------  ---------
Balance at April 30, 1995......................       --           24,768     (2,343)    --         22,589
Redemption of Class A Common Stock.............       --           --         --         --         --
Issuance of warrants                                  --              500     --         --            500
Conversion of Class F Preferred Stock and
 Senior Preferred Stock to Class A Common
 Stock.........................................       --              138     --         --         --
Conversion of Class B Common Stock to Class A
 Common Stock..................................       --           --         --         --         --
Conversion of Warrants to Class A Common
 Stock.........................................       --               (5)    --         --         --
Issuance of Class A Common Stock...............       --           83,382     --         --         83,391
Accrued Dividends Forgiven--Senior Preferred
 Stock.........................................       --            6,162     --         --          6,162
Exercise of Options............................       --              152     --         --            152
Net income.....................................       --           --         17,247     --         17,247
Dividends......................................       --           (2,988)    --         --         (2,988)

                                                 -------------  ---------  ---------  ---------  ---------
Balance at April 30, 1996......................    $  --        $ 115,097  $  11,916  $  --      $ 127,053

                                                 -------------  ---------  ---------  ---------  ---------
                                                 -------------  ---------  ---------  ---------  ---------

          See accompanying notes to consolidated financial statements.

                              VANSTAR CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                               YEAR ENDED APRIL 30,   SEVEN MONTHS    YEAR ENDED
                                                              ----------------------   ENDED APRIL   SEPTEMBER 30,
                                                                 1996        1995       30, 1994         1993
                                                              ----------  ----------  -------------  -------------
                                                                                 (IN THOUSANDS)
Cash Flows from Operating Activities:
Net income (loss)...........................................  $   17,247  $    1,268   $    44,505    $    (4,246)
Adjustments:
  Depreciation and amortization.............................       9,775       9,997         9,248         17,883
  Provision for receivables and investments.................      14,393          95           356          5,287
  Gain on sale of building..................................      --          --           --              (1,398)
  Gain on disposal of discontinued businesses...............     (14,594)     --           (55,754)          (247)
  Changes in operating assets and liabilities:
    Receivables.............................................     (51,193)    (58,354)      (19,092)        53,253
    Inventories.............................................     (51,720)    (38,900)      (86,044)         2,504
    Prepaid expenses and otherassets........................      (2,462)     (1,257)        1,505         (4,409)
    Deferred income taxes...................................      10,029      (1,097)        9,710         (1,730)
    Accounts payable........................................      42,177      37,556       (19,679)        (9,871)
    Accrued and other liabilities...........................       4,865       1,070       (21,713)       (34,890)
                                                              ----------  ----------  -------------  -------------
      Total adjustments.....................................     (38,730)    (50,890)     (181,463)        26,382
                                                              ----------  ----------  -------------  -------------
Net cash provided by (used in) operating activities.........     (21,483)    (49,622)     (136,958)        22,136
Cash Flows from Investing Activities:
  Sales of businesses.......................................      14,594      --            78,401          3,097
  Capital expenditures......................................     (15,583)    (12,835)       (3,099)        (6,383)
  Proceeds from sale of building............................      --          --           --               2,939
  Repayment of notes receivable.............................      --           9,722         6,213          6,327
                                                              ----------  ----------  -------------  -------------
Net cash provided by (used in) investing activities.........        (989)     (3,113)       81,515          5,980
Cash Flows from Financing Activities:
  Payments on long-term debt................................      (7,836)    (12,342)      (16,322)       (10,120)
  Borrowings under line of credit, net of payments..........     (46,999)     73,287        68,123        (33,032)
  Issuance of common stock and warrants.....................      84,044      --           --              14,740
  Redemption of preferred stock and accrued dividends.......      --          (4,654)      --             --
  Dividends paid............................................      --          (1,000)      --             --
                                                              ----------  ----------  -------------  -------------
Net cash provided by (used in) financing activities.........      29,209      55,291        51,801        (28,412)
Net increase (decrease) in cash.............................       6,737       2,556        (3,642)          (296)
Cash at beginning of the period.............................       7,761       5,205         8,847          9,143
                                                              ----------  ----------  -------------  -------------
Cash at end of the period...................................  $   14,498  $    7,761   $     5,205    $     8,847
                                                              ----------  ----------  -------------  -------------
                                                              ----------  ----------  -------------  -------------
Supplemental Disclosure of Cash Flow Information:
  Cash paid (received) during the period for:
    Interest................................................  $   38,761  $   31,352   $    13,094    $    24,873
  Income taxes, net of refunds..............................         625       1,424             5           (349)
Non-cash investing activities:
  Equipment acquired under capital leases...................       4,293      --           --                 699
Non-cash financing activities:
  Payment of accrued dividends with common stock............      --          --           --               3,462
  Conversion of accrued dividends into a note payable.......      --           2,462       --             --

          See accompanying notes to consolidated financial statements.

                              VANSTAR CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    ORGANIZATION AND BASIS OF PRESENTATION

    Vanstar Corporation (the "Company") is a leading provider of services and products designed to build and manage personal computer network infrastructures primarily for Fortune 1000 companies and other large enterprises. The Company provides customized, integrated solutions for its customers' network infrastructure needs by combining a comprehensive offering of value-added services with its expertise in sourcing and distributing PC's, network products, computer peripherals and software from a variety of vendors. The consolidated financial statements include the accounts of Vanstar Corporation and all subsidiaries. All significant intercompany balances have been eliminated.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    REVENUE RECOGNITION

    Products revenue is primarily derived from the sale of computer hardware, software, peripherals and communications devices manufactured by third parties and sold by the Company, principally to implement integration projects. Services revenue is derived from value-added services, including services focused on the server and communication segments of the PC network infrastructure, services performed for the desktop and fees earned on a distribution services agreement. Product sales are recognized at the time of shipment. Revenue from services is recognized as services are performed or ratably if performed over a service contract period. Deferred revenue primarily represents unrecognized service revenue.

    CHANGE OF COMPANY NAME AND FISCAL YEAR END

    The Company changed its name from "ComputerLand Corporation" to "Vanstar Corporation," effective March 21, 1994, in conjunction with the sale of its U.S. franchise business, including the right to the "ComputerLand" name and trademark within the United States.

    The Company also changed its fiscal year end during fiscal 1994 from September 30 to April 30. Accordingly, the Company's transition period ending April 30, 1994 includes only seven months from October 1, 1993 to April 30, 1994.

    FINANCIAL INSTRUMENTS

    The carrying amounts reflected in the consolidated balance sheets for cash, receivables, and accounts payable approximate the respective fair values due to the short maturities of these instruments. The long-term debt consists of variable rate instruments at terms the Company believes would be available if similar financing were obtained from another party. As such, carrying amounts also approximate their fair value.

                              VANSTAR CORPORATION

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    INVENTORIES

    Inventory for resale and spare parts inventory are stated at the lower of cost (first-in, first-out method) or market. Periodically, the Company assesses the appropriateness of the inventory valuations giving consideration to obsolete, slow-moving and nonsalable inventory.

    PROPERTY AND EQUIPMENT

    Property and equipment is stated at cost and is depreciated using the straight-line method over the estimated useful lives of the related assets as follows:

Furniture and equipment                    3 to 5 years
                                           Lesser of term of lease or useful
Leasehold improvements                     life
Building                                   25 years

    ACQUISITION ACCOUNTING

    All acquisitions have been accounted for using the purchase method whereby the purchase price, including liabilities assumed, is allocated based upon the fair value of the tangible and intangible assets of the acquired entity. The Company's consolidated statements of operations include the results of operations of the acquired businesses subsequent to the purchase dates. Goodwill represents the excess of cost over the net assets of acquired businesses and is amortized using the straight-line method over twenty-five years.

    The carrying amount of goodwill was adjusted to fair value at April 30, 1994 in connection with the Company's quasi-reorganization. Periodically, the Company assesses the appropriateness of the carrying amount of goodwill and the amortization periods based on the undiscounted value of the current and anticipated future cash flows and projected profitability of the acquired business. If there are indicated impairments, a write down is recorded to the extent the carrying amount exceeds the fair value.

    NEW ACCOUNTING PRONOUNCEMENTS

    The Financial Accounting Standards Board recently issued two standards which will be applicable to the Company but which the Company has not yet adopted:
Statement of Financial Accounting Standards No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS to be Disposed of and Statement of Financial Accounting Standards No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION. The impairment standard is not expected to have a significant impact on the Company. The Company has not yet determined which of the acceptable approaches it will use under the stock compensation standard. Adoption of certain approaches under the stock compensation standard could result in noncash charges, which if made are not expected to be material. At a minimum, the standard will require disclosures about the fair value of the employee stock options.

2. DISCONTINUED OPERATIONS

    The Company disposed of primarily all of its worldwide franchise business during the seven months ended April 30, 1994 and the fiscal year ended September 30, 1993. Combined revenues of the franchise segment were $0.4 billion and $1.1 billion during the seven months ended April 30, 1994 and the fiscal year ended September 30, 1993, respectively.

                              VANSTAR CORPORATION

2. DISCONTINUED OPERATIONS (CONTINUED)
    U.S. FRANCHISE DIVISION

    On January 31, 1994, pursuant to an asset purchase agreement, the Company sold certain assets and liabilities of its U.S. franchise business, including all domestic franchise agreements, Datago distribution agreements and the right to the "ComputerLand" name and trademark within the United States to Merisel FAB, a wholly-owned subsidiary of Merisel, Inc. ("Merisel"). The purchase price was $80.2 million in cash plus additional consideration based upon the cumulative volume of product sold during the two-year period commencing February 1, 1994. The Company recorded a gain on the sale of $32.5 million, net of related disposition costs and taxes during the seven-month period ended April 30, 1994. At April 30, 1995, no additional consideration was recorded based on the inability to determine the amount of additional consideration earned, if any.

    Concurrent with the sale, the Company entered into a distribution services agreement with Merisel FAB. Pursuant to this agreement, the Company continues to supply product and provide certain logistics and other support services to Merisel FAB. The Company receives a monthly distribution fee for such services. The Company also granted Merisel FAB $20.0 million in extended, interest-bearing credit on its product purchases.

    Effective January 31, 1996, the Company and Merisel FAB signed amendments to the asset purchase agreement and distribution services agreement. The amendments provide that: the term of the distribution services agreement be extended through April 30, 1997; the distribution fee be reduced retroactive to April 1, 1995; the additional consideration be fixed at $14.6 million; the maximum amount of the extended credit be increased by $11.1 million, which will be reduced in monthly installments from February 1996 through July 1997; and the original amount of interest-bearing credit of $20.0 million be extended and reduced in three equal monthly installments from May 15, 1997 through July 15, 1997.

    As a result of announcements made by Merisel on February 20, 1996, the Company decided to record a $31.1 million provision as of January 31, 1996 against its extended credit due from Merisel FAB. As of April 30, 1996 the Company reversed a portion of such provision (see Note 15--Subsequent Events).

    INTERNATIONAL SUBSIDIARIES

    On April 29, 1994, the Company sold several of its international subsidiaries which operated franchise businesses primarily in Europe, resulting in a net gain of approximately $12.6 million. On June 28, 1993, the Company sold the assets of a subsidiary in New Zealand for approximately $2.2 million and recognized a gain of $0.3 million.

3. QUASI-REORGANIZATION

    Effective April 30, 1994, and in connection with the Company's decision to dispose of its franchise business, the Company elected to adjust its balance sheet in accordance with quasi-reorganization accounting principles. A quasi-reorganization is an elective accounting procedure intended to restate assets and liabilities to fair values and eliminate any deficit in retained earnings. The accumulated deficit at April 30, 1994 of $78.4 million was eliminated against additional paid-in capital. The adjustments to fair value included $22.7 million of non-cash write-downs of goodwill and other intangible assets and the write-down of $7.0 million of property, plant and equipment. Management utilized the services of outside experts in determining the fair values. The carrying values of all other assets and liabilities at April 30, 1994 were determined to approximate their fair values and no further adjustment to the historical basis was

                              VANSTAR CORPORATION

3. QUASI-REORGANIZATION (CONTINUED)
required. Management believes that those adjustments reflected the significant changes in the evolution of the Company and provided a more appropriate basis to report future operating results.

4. INVENTORIES

    Inventories consist of the following:

                                                                              APRIL 30,
                                                                        ----------------------
                                                                           1996        1995
                                                                        ----------  ----------
                                                                            (IN THOUSANDS)
Inventory for resale..................................................  $  348,419  $  296,458
Less reserve for obsolete inventory...................................     (12,640)    (11,435)
                                                                        ----------  ----------
                                                                           335,779     285,023
Spare parts (current).................................................      14,627      13,663
                                                                        ----------  ----------
                                                                        $  350,406  $  298,686
                                                                        ----------  ----------
                                                                        ----------  ----------

5. PROPERTY AND EQUIPMENT

    Property and equipment consist of the following:

                                                                               APRIL 30,
                                                                          --------------------
                                                                            1996       1995
                                                                          ---------  ---------
                                                                             (IN THOUSANDS)
Furniture and equipment.................................................  $  57,093  $  46,609
Building and improvements...............................................     14,377     13,707
                                                                          ---------  ---------
                                                                             71,470     60,316
                                                                          ---------  ---------
Less accumulated depreciation and amortization..........................    (48,287)   (40,484)
                                                                          ---------  ---------
                                                                          $  23,183  $  19,832
                                                                          ---------  ---------
                                                                          ---------  ---------

    Depreciation and amortization associated with property and equipment was $7.7 million, $8.3 million, $7.3 million, and $13.9 million for the fiscal years ended April 30, 1996 and 1995, the seven months ended April 30, 1994 and the year ended September 30, 1993.

                              VANSTAR CORPORATION

6. OTHER ASSETS

    Other assets consist of the following:

                                                                               APRIL 30,
                                                                          --------------------
                                                                            1996       1995
                                                                          ---------  ---------
                                                                             (IN THOUSANDS)
Spare parts (non-current)...............................................  $  28,883  $  27,324
Capitalized software, net...............................................     13,353      4,974
Deferred income taxes...................................................      5,593      5,593
Other...................................................................      1,070      1,405
                                                                          ---------  ---------
                                                                          $  48,899  $  39,296
                                                                          ---------  ---------
                                                                          ---------  ---------

    Capitalized software represents the costs associated with development of software for the Company's internal use. Such costs are capitalized in accordance with Statement of Financial Accounting Standards No. 86, ACCOUNTING FOR THE COSTS OF COMPUTER SOFTWARE TO BE SOLD, LEASED, OR OTHERWISE MARKETED, and are amortized over the remaining useful economic life of the software of up to five years. Accumulated amortization at April 30, 1996 and 1995 was $0.3 and $0.0 million, respectively.

7. LONG-TERM DEBT

    Long-term debt consists of the following:

                                                                              APRIL 30,
                                                                        ----------------------
                                                                           1996        1995
                                                                        ----------  ----------
                                                                            (IN THOUSANDS)
Line of Credit........................................................  $  289,072  $  336,071
  Note to stockholder, due January 1996...............................      --           4,578
9.75% note to stockholder.............................................      --           2,463
9.25% note secured by real property, payable in monthly installments
  of $26 through April 2003...........................................       1,356       1,721
Other (including obligations under capital leases)....................       4,338         602
                                                                        ----------  ----------
Total Outstanding Debt................................................  $  294,766  $  345,435
Less current maturities...............................................      (1,759)     (7,685)
                                                                        ----------  ----------
                                                                        $  293,007  $  337,750
                                                                        ----------  ----------
                                                                        ----------  ----------

    The line of credit consists of amounts borrowed under a financing agreement with IBM Credit Corporation ("IBMCC"), an affiliate of one of the Company's principal vendors. The line of credit is established for $450 million, is renewable every six months, is secured by portions of the Company's inventory, accounts receivable and certain other assets and is terminable by the Company or IBMCC at anytime upon 90 days' written notice. In the event of such termination, the outstanding borrowings are not due until the end of the term, currently expiring on October 31, 1997. The financing agreement contains various terms and covenants which require the Company to maintain certain levels of tangible net worth and certain other financial restrictions. The financing agreement also limits the Company's ability to pay cash dividends on its Common Stock. At April 30, 1996, the Company had $386 million outstanding under this facility of which $97 million is included in accounts payable and $289 million is classified as long-term debt. The interest rate was prime plus 2.0% through March 31, 1995, and prime plus 1.06% from April 1,

                              VANSTAR CORPORATION

7. LONG-TERM DEBT (CONTINUED)
1995 to March 31, 1996, prime plus 0.45% from April 1, 1996 to April 30, 1996 and prime minus 0.50% thereafter.

    Aggregate maturities of long-term debt, excluding the line of credit, are approximately $1.7 million, $1.7 million, $1.2 million, and $0.3 million, respectively each of the succeeding four years, and $0.8 million thereafter.

8. CONCENTRATION OF CREDIT RISK

    The Company purchases multi-vendor PC products for sale primarily to end-users and to customers of Merisel FAB, and provides various PC-related services. Although receivables from end-users are uncollateralized, the credit risk is limited due to the large number and diversity of customers comprising the Company's customer base. During fiscal 1993 and the seven months ended April 30, 1994, no individual customer accounted for more than 10% of the Company's total revenue. During fiscal year 1996 and 1995, Microsoft Corporation accounted for 12.0%, and 10.8%, respectively, of the Company's total revenue.

9. LEASE COMMITMENTS

    The Company leases certain administrative, warehousing and other facilities under operating leases and equipment under a combination of operating and capital leases. Most of the Company's operating leases are subject to annual escalation clauses ranging from two to five percent. Several facilities under operating leases have been sublet. The future minimum lease payments on noncancelable operating leases with an initial term in excess of one year and future sublease income under noncancelable subleases as of April 30, 1996 are as follows:

                                                                      MINIMUM LEASE    SUBLEASE
                                                                         PAYMENT        INCOME
                                                                      --------------  -----------
                                                                            (IN THOUSANDS)
1997................................................................    $   12,251     $     820
1998................................................................         7,714           348
1999................................................................         4,234            43
2000................................................................         1,158        --
2001................................................................           540        --
Thereafter..........................................................           939        --
                                                                           -------    -----------
                                                                        $   26,836     $   1,211
                                                                           -------    -----------
                                                                           -------    -----------

    In connection with leases on facilities associated with acquisitions, the Company established reserves for future lease payments on certain duplicate or excess facilities. The balance of these reserves at April 30, 1996 was approximately $2.8 million, which has not reduced the amounts shown above.

    Rental expense, under operating leases, charged to operations was $13.8 million, $14.2 million, $8.7 million and $15.2 million during fiscal year ended April 30, 1996 and 1995, the seven month period ended April 30, 1994 and the fiscal year ended 1993, respectively.

    The cost of assets recorded under capital leases was $4.5 million and $3.3 million at April 30, 1996 and 1995, respectively. Accumulated amortization on such assets was $0.5 million and $2.8 million at April 30, 1996 and 1995, respectively. The present value of minimum lease payments under capital leases as of April 30, 1996 was $4.1 million.

                              VANSTAR CORPORATION

10. STOCKHOLDERS' EQUITY

    INITIAL PUBLIC OFFERING

    On March 11, 1996, the Company completed an initial public offering selling 8,000,000 shares of its Common Stock. In connection with the initial public offering, the Company granted to the Underwriters a 30-day option to purchase up to an additional 2,215,770 shares of Common Stock solely to cover over-allotments, if any. The Underwriters exercised their option to purchase 1,215,770 of such shares in April 1996.

    PREFERRED STOCK, COMMON STOCK AND WARRANTS

    Concurrent with the consummation of the initial public offering, all outstanding shares of Senior Preferred Stock, Class F Preferred Stock and Class B Common Stock were converted into 19,018,088 shares of Common Stock. Additionally, all outstanding warrants were exchanged for 4,995,691 shares of Common Stock, all accrued dividends payable to the holder of the Senior Preferred Stock totaling $6.2 million were forgiven and all such stock and warrants converted to Common Stock were canceled.

    As of April 30, 1996, 15,000,000 shares of undesignated Preferred Stock, $0.01 par value are authorized; no shares of this newly authorized class have been issued.

    At April 30, 1996, the Company had 6,000,000 shares of Common Stock reserved for future issuance for the Company's stock option and stock purchase plans and 29,800 shares of Common Stock reserved for future issuance upon the exercise of options granted to certain of the Company's former franchisees.

    STOCK OPTION PLANS

    The Company has two stock option plans which provide for the issuance of incentive stock options ("ISOs"), stock options that are non-qualified for Federal income tax purposes ("NQSOs") and stock appreciation rights ("SARs"). The 1988 Stock Option Plan was adopted in July 1988 and provides for the issuance of ISOs, NQSOs and SARs to key employees and directors. The 1993 Stock Option Plan was adopted in April 1993 and provides for the issuance of shares of common stock, ISOs, NQSOs or SARs to highly compensated, managerial employees, officers and directors. The exercise price of the ISOs under both plans may not be less than 100% of the fair market value of the Common Stock at the time of grant. Under the 1993 plan, the exercise price of the NQSOs may not be less than 85% of the fair market value at the time of grant. At April 30, 1996, the total number of shares of Common Stock for which options may be granted pursuant to the 1988 and 1993 plans were 2,500,000 and 2,500,000, respectively. Under both plans, options generally become exercisable ratably over a four or five year period and expire in ten years. At April 30, 1996, options to purchase 1,403,034 shares were exercisable. At April 30, 1996, no SARs had been issued.

    Effective as of May 1, 1995, the Company offered to all current employees who held options, the right to exchange their options for new options that are exercisable at a price of $3.00 per share. The new options are subject to a new four-year vesting schedule commencing May 1, 1995. In connection with this transaction, 1,164,505 options were exchanged.

                              VANSTAR CORPORATION

10. STOCKHOLDERS' EQUITY (CONTINUED)
    The following table summarizes option activity through April 30, 1996 under both plans:

                                                                                   OPTIONS OUTSTANDING
                                                                        -----------------------------------------
                                                            OPTIONS                    EXERCISE       AGGREGATE
                                                           AVAILABLE                   PRICE PER      EXERCISE
                                                           FOR GRANT      SHARES         SHARE          PRICE
                                                          ------------  -----------  -------------  -------------
Balance at September 30, 1992...........................      119,421     1,803,421    $0.18- 6.00  $   9,627,876
  Granted...............................................      (61,800)       61,800           6.00        370,800
  Canceled..............................................      128,390      (128,390)    5.55- 6.00       (746,118)
  Expired...............................................      101,876      (101,876)    5.55- 6.00       (572,499)
                                                          ------------  -----------  -------------  -------------
Balance at September 30, 1993...........................      287,887     1,634,955     0.18- 6.00      8,680,059
  Increase in authorized shares.........................      429,800       --            --             --
  Granted...............................................      (12,500)       12,500           6.00         75,000
  Exercised.............................................       --           (74,380)          0.18        (13,388)
  Canceled..............................................       22,324       (22,324)    5.55- 6.00       (130,536)
  Expired...............................................      132,822      (132,822)    5.55- 6.00       (745,459)
                                                          ------------  -----------  -------------  -------------
Balance at April 30, 1994...............................      860,333     1,417,929     0.18- 6.00      7,865,676
  Granted...............................................     (883,726)      883,726           6.00      5,302,356
  Canceled..............................................       69,964       (69,964)    5.55- 6.00       (417,775)
  Expired...............................................       70,147       (70,147)    5.55- 6.00       (413,278)
                                                          ------------  -----------  -------------  -------------
Balance at April 30, 1995...............................      116,718     2,161,544     0.18- 6.00     12,336,979
  Increase in authorized shares.........................    2,677,158       --            --             --
  Exercised.............................................       --           (26,125)    3.00- 6.00       (152,250)
  Granted...............................................   (2,966,943)    2,966,943     3.00-10.00     12,896,829
  Canceled..............................................    1,229,630    (1,229,630)    3.00- 6.00     (7,139,304)
  Expired...............................................       55,247       (55,247)    5.55- 6.00       (315,565)
                                                          ------------  -----------  -------------  -------------
Balance at April 30, 1996...............................    1,111,810     3,817,485    $0.18-10.00  $  17,626,689
                                                          ------------  -----------  -------------  -------------
                                                          ------------  -----------  -------------  -------------

    STOCK PURCHASE PLAN

    On March 11, 1996, the Company adopted an employee purchase plan (the "Stock Purchase Plan") allowing eligible employees to purchase shares of the Company's Common Stock. The Stock Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code. The total number of shares of Common Stock authorized for issuance under the plan is 1,000,000. All full-time employees of the Company are eligible to participate, subject to certain limited exceptions. The Stock Purchase Plan provides a means for the Company's employees to purchase stock through payroll deductions of up to 10% of their gross compensation. The purchase price for shares offered under the Stock Purchase Plan is equal to 85% of the lower of the closing price of the Common Stock on the first day of the six month offer period or the last day of the six month offer period. The initial offer period is from March 11, 1996 to August 31, 1996. At April 30, 1996, no shares were issued to employees participating in the plan.

                              VANSTAR CORPORATION

11. EMPLOYEE BENEFITS

    The Company provides a savings plan under Section 401(k) of the Internal Revenue Code to substantially all domestic employees who are over the age of 21. Employees can contribute up to 12% of their annual salary to the plan up to a maximum allowed by the Internal Revenue Code. The Company will match 100% of the employee's contributions up to $200 not to exceed the maximum of 1% of the employee's eligible compensation. If the employee contributes more than $200 to the plan, the Company will contribute an amount equal to the greater of $200 or 25% of the employee's contribution up to a maximum of 1% of the employee's eligible compensation. The amount charged to expense for the matching contribution was $0.7 million, $0.7 million, $0.5 million, and $0.7 million for the fiscal years ended April 30, 1996 and 1995, the seven month period ended April 30, 1994, and the year ended September 30, 1993, respectively.

12. INCOME TAXES

    The income tax benefit (provision) computed under Statement of Financial Accounting Standards No. 109, consists of the following:

                                                                   FISCAL YEAR ENDED
                                                                       APRIL 30,        SEVEN MONTHS     FISCAL YEAR
                                                                 ---------------------   ENDED APRIL   ENDED SEPTEMBER
                                                                    1996       1995       30, 1994        30, 1993
                                                                 ----------  ---------  -------------  ---------------
                                                                                    (IN THOUSANDS)
Current:
  Federal......................................................  $   --      $  --        $    (500)      $  --
  State........................................................        (100)      (200)        (500)         --
  Foreign......................................................      --         --           --                (260)
                                                                 ----------  ---------  -------------           ---
                                                                       (100)      (200)      (1,000)           (260)
                                                                 ----------  ---------  -------------           ---
Deferred:
  Federal......................................................      (8,561)      (562)      (7,631)            190
  State........................................................      (1,468)      (119)      (1,122)         --
                                                                 ----------  ---------  -------------           ---
                                                                    (10,029)      (681)      (8,753)            190
                                                                 ----------  ---------  -------------           ---
      Total gross margin.......................................  $  (10,129) $    (881)   $  (9,753)      $     (70)
                                                                 ----------  ---------  -------------           ---
                                                                 ----------  ---------  -------------           ---

    The income tax benefit (provision) is allocated between discontinued and continuing operations as follows:

                                                                   FISCAL YEAR ENDED                    FISCAL YEAR
                                                                       APRIL 30,        SEVEN MONTHS       ENDED
                                                                 ---------------------   ENDED APRIL   SEPTEMBER 30,
                                                                    1996       1995       30, 1994         1993
                                                                 ----------  ---------  -------------  -------------
                                                                                   (IN THOUSANDS)
Provision allocated to operations of discontinued businesses
  and income on disposal of discontinued business..............  $   (5,400) $  --       $   (14,399)    $  (6,811)
                                                                 ----------  ---------  -------------  -------------
                                                                 ----------  ---------  -------------  -------------
Income tax benefit (provision) allocated to continuing
  operations...................................................  $   (4,729) $    (881)  $     4,646     $   6,741
                                                                 ----------  ---------  -------------  -------------
                                                                 ----------  ---------  -------------  -------------

                              VANSTAR CORPORATION

12. INCOME TAXES (CONTINUED)
    Significant components of deferred tax liabilities and assets consist of the following:

                                                                              APRIL 30,
                                                                        ----------------------
                                                                           1996        1995
                                                                        ----------  ----------
                                                                            (IN THOUSANDS)
Deferred tax liabilities:
  Capital leases......................................................  $   --      $       91
  Other...............................................................      --             106
                                                                        ----------  ----------
    Total deferred tax liabilities....................................      --             197
                                                                        ----------  ----------
Deferred tax assets:
  Reserves............................................................       8,220       9,504
  Inventory reserves..................................................       6,446       9,441
  Other expenses, not currently deductible............................       2,751       6,454
  Net operating loss carryforward.....................................      13,926      10,381
  Other...............................................................      --           5,789
                                                                        ----------  ----------
    Total deferred tax assets.........................................      31,343      41,569
                                                                        ----------  ----------
Total net deferred tax assets.........................................  $   31,343  $   41,372
                                                                        ----------  ----------
                                                                        ----------  ----------

    The net operating loss carryforwards listed above expire in the years 2000 through 2010.

    Realization of the total net deferred tax assets is dependent on generating future taxable income. The full realization of the $31.3 million of deferred tax assets carried at April 30, 1996 is dependent upon the Company achieving future pretax earnings, prior to the expiration of the net operating loss carryforwards, of $84.7 million. Although realization is not assured, Management believes that sufficient taxable income will be generated through operations to realize the net deferred tax assets. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income during the carryforward period are reduced.

    Income before income taxes from foreign operations was $0.0 million, $0.0 million, $0.9 million and, $3.4 million for fiscal years ended April 30, 1996 and 1995, the seven months ended April 30, 1994, and the fiscal year ended September 30, 1993, respectively.

    A reconciliation of the U.S. statutory income tax rate and the effective rate of the income tax benefit (provision) allocated to continuing operations is as follows:

                                                                   FISCAL YEAR ENDED                    FISCAL YEAR
                                                                       APRIL 30,        SEVEN MONTHS       ENDED
                                                                  --------------------   ENDED APRIL   SEPTEMBER 30,
                                                                    1996       1995       30, 1994         1993
                                                                  ---------  ---------  -------------  -------------
                                                                                    (IN THOUSANDS)
Statutory tax rate at 35% (34% for 1993)........................  $  (4,473) $    (752)   $   4,065      $   8,667
State income taxes, net of federal benefit......................       (536)      (108)         210            725
Losses not benefited............................................     --         --           --             (2,736)
Other...........................................................        280        (21)         371             85
                                                                  ---------  ---------       ------         ------
                                                                  $  (4,729) $    (881)   $   4,646      $   6,741
                                                                  ---------  ---------       ------         ------
                                                                  ---------  ---------       ------         ------

                              VANSTAR CORPORATION

13. INCOME (LOSS) PER COMMON AND COMMON EQUIVALENT SHARE

    Pro forma net income per share and shares used in per share calculation for fiscal year 1996 and 1995 have been presented on the consolidated statements of income as if the conversion of the Company's preferred stock and warrants had occurred at the later of the beginning of fiscal year 1995 or the issuance date.

    Both pro forma and historical income (loss) per share is computed using the weighted average number of shares of Common Stock and dilutive common stock equivalents outstanding during the period. Common stock equivalents are computed on the preferred stock using the if-converted method and on the outstanding options using the treasury stock method. During the fiscal years ended 1995 and 1993 the effect upon the historical income (loss) per share of common stock equivalents was antidilutive and is therefore excluded from the calculations. Pursuant to the Securities and Exchange Commission Staff Accounting Bulletins, common stock equivalents also include amounts computed on options and warrants issued within twelve months of the filing date as if they were outstanding for all periods presented using the treasury stock method and the initial public offering price.

    The following is a summary of the historical income (loss) per common and common equivalent share and historical shares used in per share calculation:

                                                                FISCAL YEAR ENDED                    FISCAL YEAR
                                                                    APRIL 30,        SEVEN MONTHS       ENDED
                                                               --------------------   ENDED APRIL   SEPTEMBER 30,
                                                                 1996       1995       30, 1994         1993
                                                               ---------  ---------  -------------  -------------
Historical income (loss) per share:
  Continuing operations......................................  $    0.27  $   (0.17) $      (0.24 ) $      (1.89 )
  Discontinued operations....................................       0.30     --              1.76           1.21
                                                               ---------  ---------  -------------  -------------
Total historical income (loss) per share.....................  $    0.57  $   (0.17) $       1.52   $      (0.68 )
                                                               ---------  ---------  -------------  -------------
                                                               ---------  ---------  -------------  -------------
Weighted average number of shares
  (in thousands):
  Common stock...............................................     14,247     11,040        11,168          9,282
  Common stock equivalents...................................     15,974      2,671        18,053          2,671
                                                               ---------  ---------  -------------  -------------
Historical shares used in per share calculation..............     30,221     13,711        29,221         11,953
                                                               ---------  ---------  -------------  -------------
                                                               ---------  ---------  -------------  -------------

14. LITIGATION AND CONTINGENCIES

    Various legal actions arising in the normal course of business have been brought against the Company and certain of its subsidiaries. Management believes that the ultimate resolution of these actions will not have a material adverse effect on the Company's financial position or results of operations, taken as a whole.

15. SUBSEQUENT EVENTS

    Effective May 24, 1996, the Company, through a wholly-owned subsidiary, acquired certain of the assets and assumed certain of the liabilities of Dataflex Corporation and of Dataflex's wholly-owned subsidiary, Dataflex Southwest Corporation. The assets acquired and liabilities assumed comprise substantially all of the assets and liabilities previously associated with the business operations of Dataflex known as the Dataflex Western Region and Dataflex Southwest Region. The two Dataflex regions offer PC product

                              VANSTAR CORPORATION

15. SUBSEQUENT EVENTS (CONTINUED)
distribution, service and support in the states of Arizona, California, Colorado, New Mexico, Nevada and Utah and reported revenues of approximately $145 million for the fiscal year ended March 31, 1996. The purchase price of the assets and businesses acquired from Dataflex was approximately $42.0 million, subject to certain post-closing adjustments. Of this amount, the Company paid approximately $37.0 million in cash on May 29, 1996, with the remainder due following the completion of an audit of the assets acquired and the liabilities assumed as of May 31, 1996 and the completion of certain other post closing matters.

    On May 29, 1996, the Company entered into an agreement with a third party under which the Company received $15.6 million in cash in exchange for providing the third party the right to receive payments in May, June and July 1997 totaling $20.0 million out of amounts collected from the extended credit owed to the Company by Merisel FAB. As a result of the agreement, the Company adjusted a portion of the reserve on its extended credit from Merisel FAB resulting in additional pre-tax income of $15.6 million during the quarter ended April 30, 1996.

    On June 5, 1996, the Company entered into an agreement to acquire Mentor Technologies LTD, ("Mentor"), an Ohio limited partnership providing information technology training and education. Mentor reported revenues of approximately $5.5 million for the year ended December 31, 1995. The Company anticipates accounting for the acquisition as a "pooling of interests" as defined by Accounting Principals Board Opinion No. 16., BUSINESS COMBINATIONS. Consummation of the transaction is subject to certain closing conditions and compliance with applicable law.

                              VANSTAR CORPORATION

                          CONSOLIDATED BALANCE SHEETS

                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                     ASSETS

                                                                                            JULY 31,    APRIL 30,
                                                                                              1996         1996
                                                                                           -----------  ----------
                                                                                           (UNAUDITED)

Current assets:
  Cash...................................................................................   $  13,674   $   14,498
  Receivables, net of allowance for doubtful accounts of $12,532 at July 31, 1996, and
    $14,812 at April 30,1996.............................................................     292,061      298,484
  Inventories............................................................................     337,021      350,406
  Deferred income taxes..................................................................      20,016       25,750
  Prepaid expenses and other current assets..............................................       2,114        2,432
                                                                                           -----------  ----------
    Total current assets.................................................................     664,886      691,570
Property and equipment, net..............................................................      22,883       23,183
Other assets, net........................................................................      49,530       48,899
Goodwill, net of accumulated amortization of $3,687 at July 31, 1996, and $3,453 at April
  30, 1996...............................................................................      52,921       39,713
                                                                                           -----------  ----------
                                                                                            $ 790,220   $  803,365
                                                                                           -----------  ----------
                                                                                           -----------  ----------

                                       LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable.......................................................................   $ 343,260   $  305,374
  Accrued liabilities....................................................................      44,573       41,586
  Deferred revenue.......................................................................      24,348       27,109
  Current maturities of long-term debt...................................................       1,938        1,759
                                                                                           -----------  ----------
    Total current liabilities............................................................     414,119      375,828
Long-term debt, less current maturities..................................................     233,216      293,007
Other long-term liabilities..............................................................       6,069        7,477
Commitments and contingencies............................................................      --           --
STOCKHOLDERS' EQUITY:
  Common stock, $.001 par value, 100,000,000 shares authorized, 40,475,144 shares issued
    and outstanding......................................................................          40           40
  Additional paid-in capital.............................................................     115,097      115,097
  Retained earnings (since a deficit elimination of $78,448 at April 30, 1994)...........      21,679       11,916
                                                                                           -----------  ----------
    Total stockholders' equity...........................................................     136,816      127,053
                                                                                           -----------  ----------
                                                                                            $ 790,220   $  803,365
                                                                                           -----------  ----------
                                                                                           -----------  ----------

          See accompanying notes to consolidated financial statements.

                              VANSTAR CORPORATION

                       CONSOLIDATED STATEMENTS OF INCOME

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                              THREE MONTHS ENDED
                                                                                                   JULY 31,
                                                                                            ----------------------
                                                                                               1996        1995
                                                                                            ----------  ----------

                                                                                                 (UNAUDITED)
Revenue:
  Product.................................................................................  $  490,065  $  374,083
  Services................................................................................      69,025      53,086
                                                                                            ----------  ----------
    Total revenue.........................................................................     559,090     427,169
Cost of revenue:
  Product.................................................................................     441,593     339,883
  Services................................................................................      39,375      28,391
                                                                                            ----------  ----------
    Total cost of revenue.................................................................     480,968     368,274
                                                                                            ----------  ----------
Gross margin..............................................................................      78,122      58,895
Selling, general and administrative expenses..............................................      56,896      46,362
                                                                                            ----------  ----------
Operating income..........................................................................      21,226      12,533
  Interest income.........................................................................         882       1,557
  Interest expense........................................................................      (6,611)     (8,830)
                                                                                            ----------  ----------
Income before income taxes................................................................      15,497       5,260
  Income tax provision....................................................................      (5,734)     (1,946)
                                                                                            ----------  ----------
Net income................................................................................  $    9,763  $    3,314
                                                                                            ----------  ----------
                                                                                            ----------  ----------
Primary and fully diluted earnings per share (pro forma prior to March 11, 1996--see note
  2)......................................................................................  $     0.23  $     0.10
                                                                                            ----------  ----------
                                                                                            ----------  ----------
Shares used in per share calculation......................................................      43,141      33,030
                                                                                            ----------  ----------
                                                                                            ----------  ----------

          See accompanying notes to consolidated financial statements.

                              VANSTAR CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                          THREE MONTHS ENDED
                                                               JULY 31,
                                                      --------------------------
                                                          1996          1995
                                                      ------------  ------------
                                                             (UNAUDITED)
Cash flows from operating activities:
  Net income........................................  $      9,763  $      3,314
  Adjustments:
    Depreciation and amortization...................         3,870         2,393
    Change in provision for doubtful accounts.......        (1,779)          631
    Changes in operating assets and liabilities:
      Receivables...................................        30,867        16,798
      Inventories...................................        20,379       (26,695)
      Prepaid expenses and other assets.............           294          (276)
      Deferred income taxes.........................         5,734         1,946
      Accounts payable..............................        31,726       (10,288)
      Accrued and other liabilities.................        (6,448)       (2,706)
                                                      ------------  ------------
        Total adjustments...........................        84,643       (18,197)
                                                      ------------  ------------
Net cash provided by (used in) operating
  activities........................................        94,406       (14,883)
Cash flows from investing activities:
  Capital expenditures..............................        (3,148)       (4,163)
  Proceeds from sale of building....................         3,125       --
  Purchase of business, net of cash acquired........       (34,532)      --
                                                      ------------  ------------
Net cash used in investing activities...............       (34,555)       (4,163)
Cash flows from financing activities:
  Payments on long-term debt........................        (1,903)         (196)
  Borrowings (repayments) under line of credit,
    net.............................................       (58,772)       21,711
  Issuance of warrants..............................       --                500
                                                      ------------  ------------
Net cash provided by (used in) financing
  activities........................................       (60,675)       22,015
                                                      ------------  ------------
Net increase (decrease) in cash.....................          (824)        2,969
  Cash at beginning of the period...................       (14,498         7,761
                                                      ------------  ------------
Cash at end of the period...........................  $     13,674  $     10,730
                                                      ------------  ------------
                                                      ------------  ------------

          See accompanying notes to consolidated financial statements.

                              VANSTAR CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. GENERAL

    The financial statements for Vanstar Corporation (the "Company") for the three month periods ended July 31, 1996 and July 31, 1995 are unaudited and have been prepared in accordance with generally accepted accounting principles for interim financial reporting and Securities and Exchange Commission regulations. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, the financial statements reflect all adjustments (of a normal and recurring nature) which are necessary for a fair presentation of the financial position, results of operations and cash flows for the interim periods. The results of operations for the three months endedJuly 31, 1996 are not necessarily indicative of the results to be expected for the entire fiscal year.

2. EARNINGS PER SHARE

    Earnings per share and shares used in per share calculation for periods prior to March 11, 1996, the date of the Company's initial public offering, have been presented on the consolidated statements of income as if the conversion of the Company's preferred stock and warrants had occurred at the later of the beginning of the period or the issuance date.

    Primary and fully diluted earnings per share is computed using the weighted average number of shares of Common Stock and dilutive common stock equivalents outstanding during the period. Common stock equivalents are computed for the Company's outstanding options using the treasury stock method. Pursuant to the Securities and Exchange Commission Staff AccountingBulletins, common stock equivalents also include amounts computed on options and warrants issued during the twelve months immediately preceding the date of the initial filing of the Company's Registration Statement on Form S-1 relating to the Company's initial public offering as if they were outstanding for all periods prior to the closing on March 11, 1996 (using the treasury stock method and the initial public offering price of $10.00).

3. LITIGATION AND CONTINGENCIES

    Various legal actions arising in the normal course of business have been brought against the Company. Management believes that the ultimate resolution of these actions will not have a material adverse effect on the Company's financial position or results of operations, taken as a whole.

4. ACQUISITION

    Effective May 24, 1996, the Company, through a wholly-owned subsidiary, acquired certain of the assets and assumed certain of the liabilities of Dataflex Corporation and of Dataflex's wholly-owned subsidiary, Dataflex Southwest Corporation. The assets acquired and liabilities assumed comprise substantially all of the assets and liabilities previously associated with the business operations of Dataflex known as the Dataflex Western Regionand Dataflex Southwest Region. The two Dataflex regions offer PC product distribution, service and support in the states of Arizona, California, Colorado, New Mexico, Nevada and Utah and reported revenues of approximately $145 million for the fiscal year ended March 31, 1996. The purchase price of the assets and businesses acquired from Dataflex was approximately $42.0 million, subject to certain post-closing adjustments. Of this amount, the Company paid approximately $37.0 million in cash on May 29, 1996, with the remainder due following the completion of an audit of the assets acquired and the liabilities assumed as of May 31, 1996 and the completion of certain other post closing matters.

                              VANSTAR CORPORATION

5. SUBSEQUENT EVENTS

    On August 27, 1996, the Company announced that it plans to offer approximately $125.0 million ($143.8 million if the underwriter's over-allotment option is exercised in full) of convertible preferred trust interests to qualified institutional buyers and a limited number of other institutional accredited investors and foreign investors. The trust interests will be convertible to shares of the Company's Common Stock and will entitle holders to quarterly distribution payments. The Company intends to use the net proceeds of the offering to reduce the outstanding indebtedness to IBM Credit Corporation ("IBMCC") as part of a refinancing plan directed at converting its long-term variable rate debt to fixed rate debt and reducing its overall interest costs. The refinancing plan also contemplates repayment of the remainder of the IBMCC indebtedness with the proceeds of an accounts receivable-based asset securitization transaction promptly following the consummation of the offering. The Companyexpects to complete the refinancing plan duringthe second quarter of its current fiscal year.

    Effective September 4, 1996, the Company consummated the acquisition of Mentor Technologies, Ltd. ("Mentor"), an Ohio limited partnership providing information technology training and education. Mentor reported revenues of approximately $5.5 million for the year ended December 31, 1995.

-------------------------------------------
                                     -------------------------------------------
-------------------------------------------
                                     -------------------------------------------

    NO DEALER, SALES PERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE TRUST OR ANY OF THEIR AGENTS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR THE TRUST SINCE SUCH DATE.

                           --------------------------

                               TABLE OF CONTENTS

                                                       PAGE
                                                        ---
Available Information..........................           4
Safe Harbor Statement Under the Private
  Securities Litigation Reform Act of 1995.....           4
Summary........................................           5
Risk Factors...................................          13
The Company....................................          25
Vanstar Financing Trust........................          25
Accounting Treatment...........................          26
Market Prices and Dividend Policy..............          27
Capitalization.................................          28
Selected Consolidated Financial Data...........          29
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...................................          30
Business.......................................          40
Recent Developments............................          49
Management.....................................          51
Security Ownership of Principal Stockholders
  and Management...............................          60
Certain Transactions...........................          62
Description of the Preferred Securities........          63
Description of the Guarantee...................          81
Description of the Convertible Debentures......          84
Effect of Obligations under the Convertible
  Debentures and the Guarantee.................          93
Description of Capital Stock...................          94
Certain United States Federal Income Tax
  Considerations...............................          96
Certain ERISA Considerations...................          99
Selling Holders................................         100
Plan of Distribution...........................         100
Legal Matters..................................         101
Experts........................................         101
Index to Consolidated Financial Statements.....         F-1

                            VANSTAR FINANCING TRUST

                                   4,025,000
                 6 3/4% TRUST CONVERTIBLE PREFERRED SECURITIES
                (LIQUIDATION AMOUNT $50 PER PREFERRED SECURITY)
                 GUARANTEED TO THE EXTENT SET FORTH HEREIN BY,
                     AND CONVERTIBLE INTO COMMON STOCK OF,

                              VANSTAR CORPORATION

                                     [LOGO]

                         Dated                 , 1996.

-------------------------------------------
                                     -------------------------------------------
-------------------------------------------
                                     -------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered other than underwriting discounts and commissions.All of the amounts shown are estimated except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission filing fee.........................  $  67,694
Accounting fees and expenses..........................................     75,000
Legal fees and expenses (exclusive of Blue Sky).......................    300,000
Printing and engraving expenses.......................................    125,000
Transfer agent and Trustees fees and expenses.........................     37,500
Blue Sky fees and expenses............................................      7,500
Miscellaneous.........................................................     10,000
                                                                        ---------
  Total...............................................................  $ 622,694
                                                                        ---------
                                                                        ---------

    The Company will bear all of the foregoing fees and expenses.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Pursuant to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), Article VI of the Registrant's Restated Certificate of Incorporation (the "Certificate of Incorporation") eliminates the liability of the Registrant's directors to the Registrant or its stockholders, except for liabilities related to breach of duty of loyalty, actions not in good faith and certain other liabilities.

    Section 145 of the DGCL provides for indemnification by the Registrant of its directors and officers. In addition, Article IX, Section 1 of the Registrant's Restated By-Laws (the "By-laws") requires the Registrant to indemnify any current or former director or officer to the fullest extent permitted by the DGCL. In addition, the Registrant has entered into indemnity agreements with its directors which obligate the Registrant to indemnify such directors to the fullest extent permitted by the DGCL. The Registrant has also obtained officers and directors liability insurance which insures against liabilities that officers and directors of the Registrant may incur in such capacities.

    The Declaration provides for full indemnification of any Regular Trustee, the Delaware Trustee and the Property Trustee, any affiliate of any such Trustee, any officers, directors, shareholders, members, partners, employees, representatives or agents of any such Trustee and any officer, employee or agent of the Trust or its affiliates (each an "Indemnified Person") by the Company in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Trust) by reason of such Indemnified Person's status as an Indemnified Person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Declaration also provides that the Company shall indemnify, to the fullest extent permitted by law, any Indemnified Person in connection with any threatened, pending or completed action or suit by or in the right of the Trust by reason of such Indemnified Person's status as an Indemnified Person against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such Indemnified Person shall have been adjudged to be liable to the Trust unless the appropriate court shall determine upon application that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. Further, the Declaration provides that expenses (including legal fees) incurred by an Indemnified Person in defending any such claim, demand, action, suit or proceeding, shall from time to time be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by or an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified for the underlying cause of action as authorized by the Declaration.

    The Selling Holders will be indemnified by the Company and the Trust, jointly and severally, against certain civil liabilities, including certain liabilities under the Securities Act or will be entitled to contribution in connection therewith. The Company and the Trust will be indemnified by the Selling Holders severally against certain civil liabilities, including certain liabilities under the Securities Act or will be entitled to contribution in connection therewith.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

    Since December 31, 1993, the Company has sold the following unregistered securities:

    1. In May 1995, the Company issued and sold a warrant to purchase 2,000,000 shares of Common Stock at an exercise price of $5.00 per share for an aggregate purchase price of $500,000. In connection with the Company's initial public offering, the holder of that portion of such warrant representing the right to acquire 1,945,739 shares of Common Stock has foregone the right to acquire 523,096 shares under such warrant and has waived certain registration rights in exchange for the Company's issuing 1,562,643 shares of Common Stock to such holder.

    2. In December 1995 and February 1996, the Company issued an aggregate of 25,225 shares of Common Stock to former employees who had exercised options for an aggregate exercise price of $149,650.

    3. In October 1996, the Company issued $180,412,350 of its 6 3/4% Convertible Subordinated Debentures Due 2016 to the Trust in connection with the Original Offering.

    4. In November 1996, the Company issued $27,061,850 of its 6 3/4% Convertible Subordinated Debentures Due 2016 to the Trust in connection with the over-allotment option granted the Initial Purchasers as part of the Original Offering.

    5. The Company has granted outstanding options to purchase up to an aggregate of 4,094,593 shares of Common Stock at a weighted average exercise price of approximately $6.90 per share.

    All transactions described above were effected in reliance upon the exemption from the registration requirements of the Securities Act contained in
Section 4(2) of the Securities Act or Rule 701 promulgated thereunder. In connection with each of these transactions, the securities were sold to a limited number of persons, such persons were provided access to all relevant information regarding the Company and/or represented to the Company that they were "sophisticated" investors, and such persons represented to the Company that the securities were purchased for investment purposes only and with no view toward distribution.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (A) EXHIBITS

    The following is a list of all exhibits filed as part of this Registration Statement on Form S-1, including those incorporated herein by reference.

 EXHIBIT
   NO.                                             DESCRIPTION OF EXHIBIT
---------  -------------------------------------------------------------------------------------------------------
     3.1   Restated Certificate of Incorporation of the Registrant (1)
     3.2   By-laws of the Registrant (1)
    *4.1   Certificate of Trust of Vanstar Financing Trust
    *4.2   Amended and Restated Declaration of Trust of Vanstar Financing Trust dated as of October 2, 1996 among
             Jeffrey S. Rubin, Leslie J. Alvarez, John J. Dunican, Jr. and Wilmington Trust Company as trustees and Vanstar Corporation as sponsor
    *4.3   Indenture dated as of October 2, 1996 between Vanstar Corporation as issuer and Wilmington Trust
             Company as trustee
     4.4   Form of 6 3/4% Preferred Securities (included as Exhibit A-1 to Exhibit 4.2 above)
     4.5   Form of 6 3/4% Convertible Subordinated Debentures Due 2016 (included as Exhibit B to Exhibit 4.2 above)
    *4.6   Preferred Securities Guarantee Agreement dated October 2, 1996 between Vanstar Corporation as guarantor and Wilmington Trust Company as preferred guarantee trustee
    *5.1   Opinion of Arter & Hadden (including the consent of such firm) as to the legality of the Vanstar
             Corporation Common Stock, 6 3/4% Convertible Subordinated Debentures Due 2016, 6 3/4% Preferred
             Securities and the Preferred Securities Guarantee being registered hereby and as to certain tax matters
    *8.1   Opinion of Arter & Hadden (including the consent to such firm) as to certain tax matters (included in
             Exhibit 5.1 above)
    10.1   Form of Indemnity Agreement between the Company and each of its directors and certain officers (1)
    10.2   Second Amended and Restated Financing Program Agreement dated April 30, 1995, between the Registrant and IBM Credit Corporation ("IBMCC"), as amended (1)
  **10.3   Distribution and Services Agreement dated January 31, 1994, between the Registrant and Merisel FAB,
             Inc., as amended (1)
    10.4   Amended and Restated Registration Rights Agreement dated as of May 18, 1995, among the Registrant,
             NYNEX Worldwide Services Group, Inc., Warburg, Pincus Capital Company, L.P., WP Capco, Inc., William
             Y. Tauscher, Richard H. Bard and Microsoft Corporation (1)
    10.5   Lease Agreement dated as of July 14, 1988, entered into between the Registrant and Rosewood Associates
             (1)
    10.6   Real Estate Mortgage dated as of April 6, 1978, entered into between Danners, Inc. and New England
             Mutual Life Insurance Company and the subsequent Contract for Purchase of Real Estate/Offer to
             Purchase Real Estate dated as of April 26, 1991, entered into between the Registrant and Cheyenne
             Plaza Associates (1)
    10.7   Lease Agreement dated as of December 9, 1993, entered into between the Registrant and WRC Properties,
             Inc. (1)
    10.8   Lease Agreement dated as of August 21, 1991, entered into among the Registrant, Lincoln Las Positas and
             Patrician Associates, Inc. (1)
    10.9   Standard Industrial/Commercial Single-Tenant Lease-Gross dated as of March 27, 1995, entered into among the Registrant, Thomas G. Allan and Annie L. Henry (1)

 EXHIBIT
   NO.                                             DESCRIPTION OF EXHIBIT
---------  -------------------------------------------------------------------------------------------------------
    10.10  Lease Agreement dated as of March 29, 1994, entered into between the Registrant and TMC Properties,
             Inc. (1)
    10.11  Lease Agreement dated as of November 1, 1991, entered into between the Registrant and ASC North Fulton
             Associates Joint Venture (1)
    10.12  Asset Purchase Agreement with Dataflex Corporation, Dataflex Southwest Corporation (2)
    10.13  Agreement with Donaldson Lufkin & Jenrette Securities Corporation (3)
    10.14  Agreement for Purchase and Sale of Property dated June 3, 1996 entered into between the Registrant and
             Duke Realty Limited Partnership (4) (incorporated by reference to Exhibit 10.13)
    10.15  Lease Agreement dated as of June 3, 1996 entered into between the Registrant and Duke Realty Limited
             Partnership (4) (incorporated by reference to Exhibit 10.14)
    10.16  Lease Agreement dated as of May 30, 1996 entered into between the Registrant and Dugan Realty, L.L.C.
             (4) (incorporated by reference to Exhibit 10.15)
    10.17  Lease Agreement dated as of June 3, 1996 entered into between the Registrant and Duke Realty Limited
             Partnership (4) (incorporated by reference to Exhibit 10.16)
    10.18  Lease Amendment dated May 15, 1996 entered into between the Registrant and Rosewood Associates (4)
             (incorporated by reference to Exhibit 10.17)
    10.19  1988 Stock Option Plan (1) (incorporated by reference to Exhibit 4.1)
    10.20  Form of Nontransferable Non-Qualified Stock Option Agreement under the 1988 Stock Option Plan of the
             Registrant (1) (incorporated by reference to Exhibit 4.2)
    10.21  1993 Stock Option/Stock Issuance Plan (1) (incorporated by reference to Exhibit 4.3)
    10.22  Form of Stock Option Grant and Stock Purchase Agreement under the 1993 Stock Option Plan (1)
             (incorporated by reference to Exhibit 4.4)
    10.23  Employee Stock Purchase Plan (1) (incorporated by reference to Exhibit 4.5)
   *10.24  Registration Rights Agreement dated October 2, 1996 by and among the Registrant and the Initial
             Purchasers
   *11.1   Statement re Calculation of Earnings Per Share
   *12.1   Statement re Computation of Ratio of Earnings to Fixed Charges
   *21.1   List of subsidiaries
   *23.1   Consent of Arter & Hadden (included as part of its opinion filed as Exhibit 5.1 hereto)
   *23.2   Consent of Ernst & Young LLP, independent auditors
   *24.1   Power of Attorney (included on signature page hereto)
   *25.1   Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended
             (the "Trust Indenture Act"), of Wilmington Trust Company as Trustee under the Indenture relating to the 6 3/4% Convertible Subordinated Debentures Due 2016
   *25.2   Form T-1 Statement of Eligibility under the Trust Indenture Act of Wilmington Trust Company as Property
             Trustee under the Amended and Restated Declaration of Trust
   *25.3   Form T-1 Statement of Eligibility under the Trust Indenture Act of Wilmington Trust Company as
             Preferred Guarantee Trustee under the Preferred Securities Guarantee Agreement

------------------------

(1) Incorporated by reference to Exhibits with the corresponding number (except as otherwise noted) filed with Registrant's Registration Statement on Form S-1 (Reg. No. 33-80297) as declared effective by the Commission on March 8, 1996.

(2) Incorporated by reference to Exhibit 2.1 to the Registrant's Current Report on Form 8-K dated May 24, 1996.

(3) Incorporated by reference to Exhibit 2.1 to the Registrant's Current Report on Form 8-K dated June 14, 1996.

(4) Incorporated by reference to Exhibits with the corresponding number (except as otherwise noted) filed with Registrant's Annual Report on Form 10-K for the fiscal year ended April 30, 1996.

 *  Filed herewith.

 ** Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant's Application Requesting Confidential Treatment under Rule 406 under the Securities Act.

    (B) FINANCIAL STATEMENT SCHEDULES

    The following financial statement schedule is included in this Registration
Statement:

      II Valuation and Qualifying Accounts

    All other schedules are omitted because they are inapplicable or the requested information is shown in the consolidated financial statements or related notes.

ITEM 17. UNDERTAKINGS.

    (a) RULE 415 OFFERING. The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (h) REQUEST FOR ACCELERATION OF EFFECTIVE DATE. Insofar as indemnification for liabilities arising out of the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by each director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit it to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               COMPANY SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasanton, State of California, on the 14th day of November 1996.

                                VANSTAR CORPORATION

                                By:           /s/ WILLIAM Y. TAUSCHER
                                     -----------------------------------------
                                                William Y. Tauscher
                                            CHIEF EXECUTIVE OFFICER AND
                                               CHAIRMAN OF THE BOARD

                               POWER OF ATTORNEY

    We, the undersigned directors and officers of the VANSTAR CORPORATION, do hereby constitute and appoint WILLIAM Y. TAUSCHER and H. CHRISTOPHER COVINGTON, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said Corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto; and we do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 14th day of November, 1996, by the following persons in the capacities indicated:

                      SIGNATURE                                                   TITLE
------------------------------------------------------  ---------------------------------------------------------

               /s/ WILLIAM Y. TAUSCHER
     -------------------------------------------        Chairman of the Board, Chief Executive Officer and
                 William Y. Tauscher                      Director (PRINCIPAL EXECUTIVE OFFICER)

                 /s/ JEFFREY S. RUBIN
     -------------------------------------------        Vice Chairman, Chief Financial Officer and Director
                   Jeffrey S. Rubin                       (PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER)

                   /s/ JAY S. AMATO
     -------------------------------------------        President, Chief Operating Officer and Director
                     Jay S. Amato

                 /s/ JOHN W. AMERMAN
     -------------------------------------------        Director
                   John W. Amerman

                 /s/ RICHARD H. BARD
     -------------------------------------------        Director
                   Richard H. Bard

                      SIGNATURE                                                   TITLE
------------------------------------------------------  ---------------------------------------------------------

                 /s/ STEPHEN W. FILLO
     -------------------------------------------        Director
                   Stephen W. Fillo

               /s/ STEWART K. P. GROSS
     -------------------------------------------        Director
                 Stewart K. P. Gross

                /s/ WILLIAM H. JANEWAY
     -------------------------------------------        Director
                  William H. Janeway

                  /s/ JOHN R. OLTMAN
     -------------------------------------------        Director
                    John R. Oltman

                /s/ JOHN L. VOGELSTEIN
     -------------------------------------------        Director
                  John L. Vogelstein

                  /s/ JOSH S. WESTON
     -------------------------------------------        Director
                    Josh S. Weston

                                TRUST SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Vanstar Financing Trust has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasanton, State of California, on the 14th day of November, 1996.

                                VANSTAR FINANCING TRUST

                                By:            /s/ LESLIE J. ALVAREZ
                                     -----------------------------------------
                                                 Leslie J. Alvarez,
                                                      TRUSTEE

                                By:           /s/ JOHN J. DUNICAN, JR.
                                     -----------------------------------------
                                               John J. Dunican, Jr.,
                                                      TRUSTEE

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We have audited the consolidated balance sheets of Vanstar Corporation as of April 30, 1996 and 1995, and the related consolidated statements of income, stockholders' equity and cash flows for the years ended April 30, 1996 and 1995, the seven month period ended April 30, 1994 and the year ended September 30, 1993, and have issued our report thereon dated June 10, 1996 (included elsewhere in this Registration Statement on Form S-1). Our audits also included the financial statement schedule of Vanstar Corporation listed in item 16(b). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.

    In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                          ERNST & YOUNG LLP

San Jose, California
June 10, 1996

                              VANSTAR CORPORATION
                 SCHEDULE II VALUATION AND QUALIFYING ACCOUNTS
                                 (IN THOUSANDS)

                                                         BALANCE AT   ADDITIONS CHARGED
                                                        BEGINNING OF    TO COSTS AND     WRITE-OFFS/   BALANCE AT
ALLOWANCE FOR DOUBTFUL ACCOUNTS                            PERIOD         EXPENSES          OTHER     END OF PERIOD
------------------------------------------------------  ------------  -----------------  -----------  -------------
 Year ended September 30, 1993........................   $   23,533       $   5,287       $  12,621     $  16,199
  Seven months ended April 30, 1994...................       16,199             356           2,457        14,098
  Year ended April 30, 1995...........................       14,098              95           1,867        12,326
  Year ended April 30, 1996...........................       12,326       $  14,393*      $   8,407**      18,312


INVENTORY RESERVES
------------------------------------------------------
 Year ended September 30, 1993........................   $   23,698       $   6,760       $  17,564     $  12,894
  Seven months ended April 30, 1994...................       12,894           1,213           2,660        11,447
  Year ended April 30, 1995...........................       11,447           5,400           5,412        11,435
  Year ended April 30, 1996...........................       11,435           3,854           2,649        12,640

------------------------

* Includes a provision for $4.4 million against the extended interest-bearing credit and $7.8 million against the extended credit both due from Merisel FAB (see Notes 2 and 15 to the Notes to Consolidated Financial Statements).

** Includes the write-off of $4.4 million of the extended interest-bearing credit due from Merisel FAB.

                                 EXHIBIT INDEX

 EXHIBIT
   NO.                                             DESCRIPTION OF EXHIBIT
---------  -------------------------------------------------------------------------------------------------------
     3.1   Restated Certificate of Incorporation of the Registrant (1)

     3.2   By-laws of the Registrant (1)

    *4.1   Certificate of Trust of Vanstar Financing Trust

    *4.2   Amended and Restated Declaration of Trust of Vanstar Financing Trust dated as of October 2, 1996 among
           Jeffrey S. Rubin, Leslie J. Alvarez, John J. Dunican, Jr. and Wilmington Trust Company as trustees and
           Vanstar Corporation as sponsor

    *4.3   Indenture dated as of October 2, 1996 between Vanstar Corporation as issuer and Wilmington Trust
           Company as trustee

     4.4   Form of 6 3/4% Preferred Securities (included as Exhibit A-1 to Exhibit 4.2 above)

     4.5   Form of 6 3/4% Convertible Subordinated Debentures Due 2016 (included as Exhibit B to Exhibit 4.2 above)

    *4.6   Preferred Securities Guarantee Agreement dated October 2, 1996 between Vanstar Corporation as guarantor and Wilmington Trust Company as preferred guarantee trustee

    *5.1   Opinion of Arter & Hadden (including the consent of such firm) as to the legality of the Vanstar
           Corporation Common Stock, 6 3/4% Convertible Subordinated Debentures Due 2016, 6 3/4% Preferred
           Securities and the Preferred Securities Guarantee being registered hereby and as to certain tax matters

    *8.1   Opinion of Arter & Hadden (including the consent to such firm) as to certain tax matters (included in
           Exhibit 5.1 above)

    10.1   Form of Indemnity Agreement between the Company and each of its directors and certain officers (1)

    10.2   Second Amended and Restated Financing Program Agreement dated April 30, 1995, between the Registrant and IBM Credit Corporation ("IBMCC"), as amended (1)

  **10.3   Distribution and Services Agreement dated January 31, 1994, between the Registrant and Merisel FAB,
           Inc., as amended (1)

    10.4   Amended and Restated Registration Rights Agreement dated as of May 18, 1995, among the Registrant,
           NYNEX Worldwide Services Group, Inc., Warburg, Pincus Capital Company, L.P., WP Capco, Inc., William Y.
           Tauscher, Richard H. Bard and Microsoft Corporation (1)

    10.5   Lease Agreement dated as of July 14, 1988, entered into between the Registrant and Rosewood Associates
           (1)

    10.6   Real Estate Mortgage dated as of April 6, 1978, entered into between Danners, Inc. and New England
           Mutual Life Insurance Company and the subsequent Contract for Purchase of Real Estate/Offer to Purchase
           Real Estate dated as of April 26, 1991, entered into between the Registrant and Cheyenne Plaza
           Associates (1)

    10.7   Lease Agreement dated as of December 9, 1993, entered into between the Registrant and WRC Properties,
           Inc. (1)

    10.8   Lease Agreement dated as of August 21, 1991, entered into among the Registrant, Lincoln Las Positas and
           Patrician Associates, Inc. (1)

    10.9   Standard Industrial/Commercial Single-Tenant Lease-Gross dated as of March 27, 1995, entered into among the Registrant, Thomas G. Allan and Annie L. Henry (1)

    10.10  Lease Agreement dated as of March 29, 1994, entered into between the Registrant and TMC Properties,
           Inc. (1)

    10.11  Lease Agreement dated as of November 1, 1991, entered into between the Registrant and ASC North Fulton
           Associates Joint Venture (1)

 EXHIBIT
   NO.                                             DESCRIPTION OF EXHIBIT
---------  -------------------------------------------------------------------------------------------------------
    10.12  Asset Purchase Agreement with Dataflex Corporation, Dataflex Southwest Corporation (2)

    10.13  Agreement with Donaldson Lufkin & Jenrette Securities Corporation (3)

    10.14  Agreement for Purchase and Sale of Property dated June 3, 1996 entered into between the Registrant and
           Duke Realty Limited Partnership (4) (incorporated by reference to Exhibit 10.13)

    10.15  Lease Agreement dated as of June 3, 1996 entered into between the Registrant and Duke Realty Limited
           Partnership (4) (incorporated by reference to Exhibit 10.14)

    10.16  Lease Agreement dated as of May 30, 1996 entered into between the Registrant and Dugan Realty, L.L.C.
           (4) (incorporated by reference to Exhibit 10.15)

    10.17  Lease Agreement dated as of June 3, 1996 entered into between the Registrant and Duke Realty Limited
           Partnership (4) (incorporated by reference to Exhibit 10.16)

    10.18  Lease Amendment dated May 15, 1996 entered into between the Registrant and Rosewood Associates (4)
           (incorporated by reference to Exhibit 10.17)

    10.19  1988 Stock Option Plan (1) (incorporated by reference to Exhibit 4.1)

    10.20  Form of Nontransferable Non-Qualified Stock Option Agreement under the 1988 Stock Option Plan of the
           Registrant (1) (incorporated by reference to Exhibit 4.2)

    10.21  1993 Stock Option/Stock Issuance Plan (1) (incorporated by reference to Exhibit 4.3)

    10.22  Form of Stock Option Grant and Stock Purchase Agreement under the 1993 Stock Option Plan (1)
           (incorporated by reference to Exhibit 4.4)

    10.23  Employee Stock Purchase Plan (1) (incorporated by reference to Exhibit 4.5)

   *10.24  Registration Rights Agreement dated October 2, 1996 by and among the Registrant and the Initial
           Purchasers

   *11.1   Statement re Calculation of Earnings Per Share

   *12.1   Statement re Computation of Ratio of Earnings to Fixed Charges

   *21.1   List of subsidiaries

   *23.1   Consent of Arter & Hadden (included as part of its opinion filed as Exhibit 5.1 hereto)

   *23.2   Consent of Ernst & Young LLP, independent auditors

   *24.1   Power of Attorney (included on signature page hereto)

   *25.1   Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended
           (the "Trust Indenture Act"), of Wilmington Trust Company as Trustee under the Indenture relating to the
           6 3/4% Convertible Subordinated Debentures Due 2016

   *25.2   Form T-1 Statement of Eligibility under the Trust Indenture Act of Wilmington Trust Company as Property
           Trustee under the Amended and Restated Declaration of Trust

   *25.3   Form T-1 Statement of Eligibility under the Trust Indenture Act of Wilmington Trust Company as
           Preferred Guarantee Trustee under the Preferred Securities Guarantee Agreement

------------------------

(1) Incorporated by reference to Exhibits with the corresponding number (except as otherwise noted) filed with Registrant's Registration Statement on Form S-1 (Reg. No. 33-80297) as declared effective by the Commission on March 8, 1996.

(2) Incorporated by reference to Exhibit 2.1 to the Registrant's Current Report on Form 8-K dated May 24, 1996.

(3) Incorporated by reference to Exhibit 2.1 to the Registrant's Current Report on Form 8-K dated June 14, 1996.

(4) Incorporated by reference to Exhibits with the corresponding number (except as otherwise noted) filed with Registrant's Annual Report on Form 10-K for the fiscal year ended April 30, 1996.

 *  Filed herewith.

** Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant's Application Requesting Confidential Treatment under Rule 406 under the Securities Act.